===========================================
                   Complete Appraisal of the Fee Simple Estate
                       in the Four Seasons Biltmore Hotel
                                and Coral Casino
                               1260 Channel Drive
                            Santa Barbara, California
                   -------------------------------------------
                        Effective Date of the Appraisal:
                                 October 1, 1997

                                  Prepared For:
                            Mr. Timothy S. Koltermann
                            Assistant Vice President
                      Merrill Lynch Mortgage Capital, Inc.
                       World Financial Center, North Tower
                          New York, New York 10281-1326

                                  Prepared By:
                                 PKF Consulting
                             Los Angeles, California
                               Date of the Report:
                                October 17, 1997
                   -------------------------------------------

                         [Letterhead of PKF CONSULTING]

October 17, 1997

Mr. Timothy S. Koltermann
Assistant Vice President
Merrill Lynch Mortgage Capital, Inc.
World Financial Center
North Tower
New York, New York 10281-1 326

Dear Mr. Koltermann:

In accordance with your request, we have completed an appraisal of the 217-room Four Seasons Biltmore Hotel and Coral Casino, an adjacent beach and cabana club, located at 1260 Channel Drive, just east of the City of Santa Barbara, in the community of Montecito, Santa Barbara County. California.

The purpose of the appraisal is to estimate the "as is" market value of the fee simple estate in the above-referenced property. The function of the appraisal is for use by Merrill Lynch Mortgage Capital, Inc. in connection with the potential refinancing of the property. The effective date of the appraisal is October 1, 1997.

The scope of our work included an inspection of the subject property, a review of the historical financial statements, an analysis of local economic and market conditions, estimation of future operating performance of the property, and derivation of a value estimate using the Sales Comparison and Income Capitalization Approaches to valuation.

To the best of our belief, this appraisal report conforms to the Code of Ethics and Standards of Professional practice of the Appraisal Institute, the Uniform Standards of Professional Appraisal Practice (USPAP) established by the Appraisal Foundation, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), the Office of Thrift Supervision (OTS), and the Federal Deposit Insurance Corporation (FDIC).

This report is subject to the General Assumptions and Limiting Conditions presented in the Addenda. In addition, this appraisal is subject to the existing management agreement with Four Seasons Hotels Limited.

                   ------------------------------------------
                   Member, Pannell Kerr Forster International

Mr. Timothy Koltermann                                                        ii
Merrill Lynch Mortgage Capital, Inc.

Based upon the work undertaken and our experience as real estate analysts and appraisers, we are of the opinion that the "as is" market value of the Four Seasons Biltmore and Coral Casino, as of October 1, 1997 and subject to the Assumptions and Limiting Conditions is:

                  =============================================
                  Ninety Million Five Hundred Thousand Dollars
                  --------------------------------------------
                                   $90,500,000
                  --------------------------------------------

Of the above amount, $5,208,000 is allocated to the depreciated value of the furniture, fixtures, and equipment of the hotel.

Respectfully submitted,


/s/ Jeff Lugosi
    -------------------------
Jeff Lugosi
Vice President, MAI

California Certificate #AG3755

                                Table Of Contents

                                    SECTION I

EXECUTIVE SUMMARY .......................................................    I-2
INTRODUCTION ............................................................    I-4
      IDENTIFICATION OF THE PROPERTY AND LEGAL DESCRIPTION ..............    I-4
      SUMMARY OF OWNERSHIP AND SALES HISTORY ............................    I-4
      PURPOSE AND USE OF THE APPRAISAL ..................................    I-5
      PROPERTY RIGHTS APPRAISED .........................................    I-5
      IMPORTANT DATES ...................................................    I-5
      DEFINITION OF VALUES ..............................................    I-5
            Market Value ................................................    I-5
            Going-Concern Value .........................................    I-6
      SCOPE AND METHODOLOGY OF THE APPRAISAL ............................    I-6
      COMPETENCY PROVISION OF THE UNIFORM STANDARDS OF
        PROFESSIONAL APPRAISAL PRACTICE .................................    I-7

                                   SECTION II

AREA REVIEW AND NEIGHBORHOOD ANALYSIS ...................................   II-2
      INTRODUCTION ......................................................   II-2
             Southern California Overview ...............................   II-2
                   Los Angeles County ...................................   II-2
                   Orange County ........................................   II-2
                   Riverside County .....................................   II-3
                   San Bernardino County ................................   II-3
                   Ventura County .......................................   II-3
             Economic and Demographic Overview ..........................   II-3
                   Population ...........................................   II-4
                   Income ...............................................   II-4
                   Retail Sales .........................................   II-5
                   Eating and Drinking Place Sales ......................   II-5
                   Employment ...........................................   II-5
       FUTURE ECONOMIC OUTLOOK ..........................................   II-8
       SANTA BARBARA OVERVIEW ...........................................  II-10
             Employment .................................................  II-11
             Tourism ....................................................  II-11
             Tourist Amenities ..........................................  II-12
             Transportation .............................................  II-13
                   Air ..................................................  II-13
      MONTECITO - NEIGHBORHOOD REVIEW ...................................  II-15
      CONCLUSION ........................................................  II-15

                                   SECTION III

PROPERTY DESCRIPTION ....................................................  III-1
      SITE DESCRIPTION ..................................................  III-1
             Location, Access and Visibility ............................  III-1
             Topography, Shape and Size .................................  III-1
             Soil Conditions and Hazardous Materials ....................  III-3
             Flood and Earthquake Zones .................................  III-3
             Utilities ..................................................  III-4

                                Table Of Contents

             Zoning .....................................................  III-4
             Title and Easements ........................................  III-5
             Assessed Value and Property Taxes ..........................  III-5
IMPROVEMENT DESCRIPTION .................................................  III-6
             General Layout .............................................  III-6
             Guest Accommodations .......................................  III-8
             Food and Beverage Facilities ...............................  III-8
             Banquet and Meeting Facilities ............................. III-10
             Coral Casino Beach and Cabana Club ......................... III-14
             Other Facilities and Amenities ............................. III-14
             Operational Systems ........................................ III-14
             Parking .................................................... III-14
             Basic Construction and Mechanical Systems .................. Ill-14
             Fire/Life Safety Systems ................................... III-15
             Compliance with the Americans with Disabilities Act (ADA) .. III-15
             Hazardous Materials ........................................ III-15
             Historical, Natural, Cultural, Recreational, and
               Scientific Value ......................................... III-16
             Condition and Functional Utility of the Improvements ....... III-16
             Renovation ................................................. III-16
      CORAL CASINO MANAGEMENT AND MEMBERSHIP STRUCTURE .................. III-17
      CONCLUSION ........................................................ III-18

                                   SECTION IV

MARKET ANALYSIS AND MARKET POSITION .....................................   IV-1
      OVERVIEW ..........................................................   IV-1
      MARKET ANALYSIS ...................................................   IV-1
            Existing Supply .............................................   IV-1
                   Inn At Spanish Bay ...................................   IV-4
                   Lodge At Pebble Beach ................................   IV-4
                   Ritz-Carlton Laguna Niguel ...........................   IV-4
                   La Costa Hotel and Spa ...............................   IV-4
                   Hotel del Coronado ...................................   IV-4
                   Four Seasons Aviara ..................................   IV-5
             Additions to Supply ........................................   IV-5
                   Long Point Resort ....................................   IV-6
                   Undetermined Fess Parker Hotel (Santa Barbara) .......   IV-6
                   Treasure Island Resort ...............................   IV-6
                   Santa Barbara Club Resort and Spa ....................   IV-6
                   Pointe on Catalina Island ............................   IV-7
      HOTEL ROOMS DEMAND ................................................   IV-7
             Historical Performance of the Competitive Supply ...........   IV-8
                   Transient Market Segment .............................   IV-9
                   Group Market Segment .................................   IV-9
      SUMMARY OF DEMAND GROWTH AND MARKET OCCUPANCIES ...................   IV-9
      HISTORICAL AND ESTIMATED PERFORMANCE OF THE SUBJECT ...............  IV-11
             Penetration analysis .......................................  IV-11
             Average Daily Rate and Yield Analysis ......................  IV-14

 HIGHEST AND BEST USE ...................................................  IV-17
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                                                                               v


                                Table Of Contents

       HIGHEST AND BEST USE AS IF VACANT ................................ IV-17
             Legally Permissible ........................................ IV-17
             Physically Possible ........................................ IV-18
             Financially Feasible and Maximally Productive .............. IV-18
       HIGHEST AND BEST USE "AS IMPROVED" ............................... IV-18

                                    SECTION V

VALUATION ...............................................................   V-1
      COST APPROACH .....................................................   V-1
      SALES COMPARISON APPROACH .........................................   V-1
      INCOME CAPITALIZATION APPROACH ....................................   V-1
      VALUATION OF THE SUBJECT PROPERTY .................................   V-1

SALES COMPARISON APPROACH ...............................................   V-3
      INTRODUCTION ......................................................   V-3
             Hotel Sales ................................................   V-3
       ANALYSIS OF HOTEL SALES ..........................................   V-9
             Price Per Room Analysis ....................................   V-9

INCOME CAPITALIZATION APPROACH ..........................................  V-11
      METHODOLOGY .......................................................  V-11
             Historical Operating Results ...............................  V-11
             Operating Statistics On Comparable Hotels ..................  V-14
             Representative Year Estimates ..............................  V-14
      DEPARTMENTAL REVENUES AND EXPENSES ................................  V-14
             Rooms Department Revenue and Expense .......................  V-14
                   Rooms Department Revenue .............................  V-14
                   Rooms Department Expense .............................  V-15
             Food and Beverage Revenues and Expenses ....................  V-15
                   Food and Beverage Revenues ...........................  V-15
                   Food and Beverage Expenses ...........................  V-16
             Telecommunication Revenues and Expenses ....................  V-16
                   Telecommunication Revenues ...........................  V-16
                   Telecommunication Expenses ...........................  V-16
             Coral Casino Revenues and Expenses .........................  V-17
                   Coral Casino Revenues ................................  V-17
                   Coral Casino Expenses ................................  V-17
             Other Operated Departments Revenues and Expenses ...........  V-17
                   Other Operated Departments Revenues ..................  V-17
                   Other Operated Departments Expenses ..................  V-18
             Rentals and Other Income ...................................  V-18
             Undistributed Operating Expenses ...........................  V-18
                   Administrative and General ...........................  V-18
                   Marketing ............................................  V-19
                   Utility Costs ........................................  V-19
                   Property Operations and Maintenance ..................  V-19
             Fixed Charges ..............................................  V-20
                   Based Management Fee .................................  V-20
                   Sewer Assessment .....................................  V-20

                                 Table Of Contents

                  Real Estate Taxes .....................................   V-20
                  Insurance .............................................   V-20
                  Reserves for Replacements .............................   V-2i
                  Incentive Management Fee ..............................   V-21
      STABILIZED YEAR OPERATING RESULTS .................................   V-22
      ESTIMATED ANNUAL OPERATING RESULTS FOR THE HOLDING PERIOD .........   V-24
             Holding Period .............................................   V-24
             Inflation ..................................................   V-24
             Statement of Estimated Annual Operating Results ............   V-24
             Capitalization Rate ........................................   V-27
             Derivation through Comparable Sales ........................   V-27
             Overall Rate Using the Band of Investment Technique ........   V-28
             Capitalization Rate Using the Debt Coverage Formula ........   V-29
             Capitalization Rate Conclusion .............................   V-30
      DISCOUNTED CASH FLOW ANALYSIS .....................................   V-30
             Net Proceeds Upon Sale (Reversion) .........................   V-30
             Discount Rate ..............................................   V-31
             Valuation Calculation - Discounted Cash Flow ...............   V-32
      RECONCILIATION AND FINAL ESTIMATE OF VALUE ........................   V-33
      PERSONAL PROPERTY ALLOCATION ......................................   V-34
           Exposure and Marketing Period ................................   V-34

                                     ADDENDA

A    STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS
B    CERTIFICATION OF THE APPRAISERS
C    QUALIFICATIONS OF THE APPRAISER
D    PKF CONSULTING'S HOSPITALITY IN VESTMENT SURVEY
E    HOSPITALITY VALUATION SERVICES' DEVELOPMENT COST SURVEY
F    LANDAUER HOSPITALITY SERVICES' HOTEL INVESTMENT OUTLOOK
G    1996 - 1997 CAPITAL EXPENDITURES
H    MERRIL LYNCH MORTGAGE CAPITAL ENGAGEMENT LETTER

                                    Section I

                                EXECUTIVE SUMMARY

                                  INTRODUCTION

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Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

                           Four Seasons Biltmore Hotel


                               [GRAPHIC OMITTED]

Section 1 -- Executive Summary and Introduction                             I-2
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                                EXECUTIVE SUMMARY

The Four Seasons Biltmore Hotel and Coral Casino Beach and Cabana Club is a luxury resort located in a picturesque oceanfront setting near Santa Barbara, California. The Four Seasons Biltmore is one of an elite group of oceanfront resorts along the California coast that compete for luxury transient and group demand. The Biltmore's primary competitors include the Lodge at Pebble Beach and the Inn at Spanish Bay near Monterey, the Ritz-Carlton Laguna Niguel in Orange County, La Costa Hotel and Spa located in northern San Diego County, the recently opened Four Seasons Aviara near Carlsbad, and the Hotel Del Coronado located in Coronado, San Diego County. As a competitive group, the California coastal luxury resorts have achieved strong levels of performance in the past.

The Four Seasons Biltmore has a long history as an outstanding resort property dating from its initial construction in 1927. In 1987, the hotel was sold to Santa Barbara Biltmore Associates, a group which includes Four Seasons Hotel Limited, and the property underwent a $20,000,000 renovation which was completed in 1989 and 1990. Since the renovation, Four Seasons has marketed the hotel on a national and international basis and has repositioned the hotel upward in terms of average daily rate. The recession, which impacted the market from mid-1989 to 1993, had a detrimental impact on the property's efforts in this regard. However, the hotel has shown a much stronger performance beginning in 1994 and has achieved a significant shift in its market mix that has brought the Four Seasons Biltmore into more of a full competitive posture relative to the other upper-tier California resorts. In November, 1995, the property was again sold, this time to Channel Drive L.L.C., and underwent additional renovation and repositioning. We believe that over the projection period, the property will be able to capitalize on this recent success and continue to shift its mix of demand and average daily rate to maximize its operating performance.

A summary of our conclusions regarding the property as well as a summary of the important appraisal facts follow.

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Section 1 -- Executive Summary and Introduction                             I-3
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================================================================================
                   SUMMARY OF IMPORTANT FACTS AND CONCLUSIONS
================================================================================
Subject Property              Four Seasons Biltmore Hotel and Coral Casino
                              1260 Channel Drive
                              Near Santa Barbara, California 93108
--------------------------------------------------------------------------------
Owner                         Channel Drive, L.L.C.
--------------------------------------------------------------------------------
Effective Date of Appraisal   October 1, 1997
--------------------------------------------------------------------------------
Property Rights Appraised     Fee Simple Estate
--------------------------------------------------------------------------------
                              Highest and Best Use
--------------------------------------------------------------------------------
Highest and Best Use
    As if Vacant              Development of a resort hotel
    As Improved               Resort hotel
--------------------------------------------------------------------------------
                              Property Description
--------------------------------------------------------------------------------
Improvements
    Year Built                1927, 1937 and 1983; renovated in 1988-90
    Number of Rooms           217
    Parking                   320 spaces
    Number of Floors          One and two
    Amenities                 Four restaurants, two lounges, gift shop, five
                              meeting rooms, two swimming pools, two
                              whirlpools, three tennis courts, putting green,
                              shuffleboard courts, croquet Court, business
                              center, sandy beach, and retail shops
Compliance with ADA           In compliance
--------------------------------------------------------------------------------
Site
   Gross Area                 18.267 Acres (795,733 square feet)
   Zoning                     CV (Visitor-Serving Commercial) by the County
                              of Santa Barbara
   Flood Zone                 Zones C, A6 and V4, Map Panel #060331
                              0765D, dated September 5, 1990
   Alquist Priolo Zone        No
   Wetlands Zone              No
   Historical, Natural,
   Cultural, Recreational,
   Scientific Value           No
--------------------------------------------------------------------------------
                              Valuation Conclusion
--------------------------------------------------------------------------------
Cost Approach                 Not applicable
--------------------------------------------------------------------------------
Sales Comparison Approach     Inconclusive
--------------------------------------------------------------------------------
Income Capitalization
  Approach
    Stabilized Occupancy      78%
    Average Daily Room Rate   $251
    Operating Income(1)       $7,104,000
    Overall Capitalization
      Rate                    8.5%
    Terminal Capitalization
      Rate                    9.0%
    Discount Rate             12.0%
    Indicated Value           $90,500,000
--------------------------------------------------------------------------------
Final Estimate of "As Is"
  Market Value                $90,500,000
--------------------------------------------------------------------------------
Value of Depreciated FF&E     $5,208,000
--------------------------------------------------------------------------------
Exposure Period               12 months or less
================================================================================
(1) Net operating income after reserves and incentive management fees.
================================================================================

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Section 1 -- Executive Summary and Introduction                             I-4
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                                  INTRODUCTION

IDENTIFICATION OF THE PROPERTY AND LEGAL DESCRIPTION

The property to be appraised is the 217-room Four Seasons Biltmore Hotel and Coral Casino Beach and Cabana Club, located at 1260 Channel Drive, near the City of Santa Barbara, Santa Barbara County, California. The property is identified for property tax purposes in Santa Barbara County Tax Records as Assessor's Parcel Numbers 009-351-12-003, 009-352-09-008, 009-353-15-009, and
009-354-01-006. A legal description of the subject property is given in the Addenda, as taken from the map entitled "ALTA/ACSM Land Title Survey, Four Seasons-Biltmore Hotel, Santa Barbara County, California," dated August 12, 1995. A copy of the survey is also attached in the Addenda.

The hotel is a luxury lodging facility situated on an 18.3-acre site. The hotel offers 217 oversized guestrooms and suites. Additional facilities include 15,000 square feet of meeting space, two restaurants, a lounge, a pool, and three tennis courts.

The Coral Casino Beach and Cabana Club is a private membership beach club that is also operated as a part of the hotel. (We note that the name of the club is not related in any way to gambling and that there has never been a "casino" operation in that sense at the Coral Casino.) This facility, built in 1937, has a dramatic oceanfront location. The focal point of the Club is an Olympic-sized swimming pool. Spacious sundecks, shower and locker facilities, private cabanas, a restaurant and lounge, and a second informal restaurant complement the pool. At the time of inspection, the Coral Casino had a membership of 600 persons, the maximum number of active members allowed.

Overall, the property is considered to be one of the finest luxury resorts in the State of California.

SUMMARY OF OWNERSHIP AND SALES HISTORY

The Bowman-Biltmore Company, together with a group of local Santa Barbara businessmen, acquired the subject property for purposes of constructing a luxury resort, to replace the two major hotels lost in the 1925 earthquake. The name is taken from the 253-room Biltmore mansion erected in 1895 near Asheville, North Carolina, for George Washington Vanderbuilt. Reginald Johnson, the renowned architect, was hired to design three main buildings and thirteen cottages, and the hotel opened on December 16, 1927. In 1936, a conglomerate headed by Robert
S. Odell (Allied Properties) purchased the hotel out of foreclosure, investing money in improving the property and developed the Coral Casino Beach and Cabana Club, which opened on July 24, 1937. In 1977, Allied Properties was having financial difficulties and sold the Biltmore to the Marriott Corporation. Renovations during their ownership included an expansion of an additional 61 guestrooms in 1983, which were placed around a new swimming pool in the hotel's inner gardens.

In April 1987, Santa Barbara Biltmore Associates purchased the Biltmore for $58,000,000. Santa Barbara Biltmore Associates is a joint venture between Four Seasons Hotels and Resorts (now Four Seasons Hotel Limited) and VMS Realty Partners. In January 1988, an extensive $15,000,000 restoration began which included the redecoration of all rooms. In 1990, approximately $4,600,000 was invested to upgrade the Coral Casino Beach and Cabana Club.

In the mid-1990s, Four Seasons began divesting itself of its real estate holdings, including the Four Seasons Biltmore Hotel, in which it was a partial interest. Subsequently, the property was sold in November 1995 for $47,000,000 to the current owners Channel Drive, L.L.C. Channel Drive

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Section 1 -- Executive Summary and Introduction                             I-5
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L.L.C. consists of two partners; Hotel Equity Fund II, which owns 99.0 percent of the property and Hotel Capital Partners II, which owns the remaining one percent. At the time of the purchase, the management arm of Four Seasons renegotiated their management contract to a more favorable agreement, entailing a "buy-down" payment of $10,000,000 (included in the $47,000,000).

PURPOSE AND USE OF THE APPRAISAL

PKF Consulting was engaged by Merrill Lynch Mortgage Capital, Inc. to perform an appraisal of the subject property. The purpose of this appraisal is to estimate the "as is' market value of the fee simple estate interest in the subject based on its continued management by and affiliation with Four Seasons Hotel Limited. The function of the appraisal is for potential refinancing, loan underwriting, and/or asset evaluation purposes relating to the property.

PROPERTY RIGHTS APPRAISED

The property rights appraised are the fee simple estate in the subject. A fee simple estate is defined as:

     Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.(1)

The property rights in the fee simple estate for a going concern include rights in realty (land and improvements to the land), rights to tangible personal property (furniture, fixtures, and equipment), and rights to intangible personal property (management rights, franchise agreements, and goodwill, etc.).

IMPORTANT DATES

The effective date of the appraisal is October 1, 1997. The property was inspected by Bruce Baltin and, subsequently by Jeff Lugosi, MAI on October 1 3, 1997. Mr. John Indrieri, General Manager of the subject hotel, led the property tour, which included an inspection of all public areas including the Coral Casino facility, a selection of guestrooms, back-of-the-house facilities, and the grounds. The fieldwork was undertaken and the report was written in October 1997. It is assumed that the condition of the property on the effective date of the appraisal, October 1, 1997, is consistent with that on the date of inspection.

DEFINITION OF VALUES

Market Value

"Market value" means the most probable price that a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

(1) Appraisal Institute, The Dictionary of Real Estate Appraisal, Third Edition (Chicago: Appraisal Institute. 1993,) page 140

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Section 1 -- Executive Summary and Introduction                             I-6
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     Buyer and seller are typically motivated;

          Both parties are well informed or well advised, and acting in what they consider their own best interests;

          A reasonable time is allowed for exposure in the open market;

          Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

          The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(2)

"Market value "As-Is" means an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualification as of the date the appraisal is prepared."(3)

Going-Concern Value

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment.(4)

SCOPE AND METHODOLOGY OF THE APPRAISAL

The scope of the appraisal included an inspection of the subject property and its immediate area, an analysis of the local hotel market as it relates to the subject, and an estimation of the subject's market value using the Income Capitalization and Sales Comparison Approaches to value. The Income Capitalization Approach is considered most relevant as it simulates the manner in which prospective purchasers would view the property. This involves an analysis of the economic performance potential of the property, considering historical experience of both the property and its defined market, and reasonably anticipated future performance. Extensive market analysis and research including interviews with managers of competitive facilities support this approach. The Sales Comparison Approach, which involves analyses of transactions involving comparable hotels, is considered most useful as a check on the reasonableness of the Income Approach value conclusion. The Cost Approach is usually considered to be a reliable approach for new development. For an existing property, like the Four Seasons Biltmore, it is considered the least reliable approach in today's market due to the overall age of the building improvements, and the inherent difficulty in accurately estimating all forms of applicable depreciation. We have not included a value based on this approach.

Sources of information for the appraisal included interviews with management personnel of the subject and competitive hotels, representatives of local government and community agencies, industry professionals, and in-house data. Four Seasons Hotel Limited provided financial statements

----------
     (2) Federal Register, Vol. 55, 165, Friday, August 24, 1990, Rules and Regulations, 12 CFR Part 34.42(F).

     (3) Appraisal Policies and Practices of Insured Institutions and Services Corporation, Federal Home Loan Bank Board, "Final Rule," 12 CFR Parts 563 and 571, December 21, 1987.

     (4) Appraisal Institute, The Dictionary of Real Estate Appraisal, 3rd ed. (Chicago: Appraisal Institute, 1993), pg. 160.

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Section 1 -- Executive Summary and Introduction                             I-7
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for the subject. Since we did not prepare these statements, we do not take responsibility for their accuracy and have assumed that they are correct.

Our research, methodology, analyses, and conclusions are presented in this narrative appraisal as outlined below.

     Section I: presents the appraisal issues, important dates and background information.

     Section II: contains a review and analysis of the subject's overall market as well as its immediate neighborhood.

     Section III: is the property description, which addresses the overall concept of the subject including a discussion of the site and the improvements.

     Section IV: includes our analysis of the local hotel market, the estimated performance of the subject, and a discussion of the highest and best use for the subject property.

     Section V: contains our value estimate using the Sales Comparison and Income Capitalization Approaches to value, followed by a reconciliation and our final conclusion of value.

     Addenda: includes the Statement of Assumptions and Limiting Conditions, Certification of the Appraisers, Qualifications of the Appraisers, a copy of State Certification for Jeff Lugosi, Legal Description, PKF Consulting's Hospitality Investment Survey, the Hospitality Valuation Service's Development Cost Survey, and Landauer Hotel Services' Hotel Investment Outlook Survey.

COMPETENCY PROVISION OF THE UNIFORM STANDARDS OF PROFESSIONAL APPRAISAL PRACTICE

The Competency Provision of the Uniform Standards of Professional Appraisal Practice, promulgated by the Appraisal Foundation and required as part of the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA), states that:

Prior to entering an agreement to perform any assignment, an appraiser must properly identify the property to be appraised and have the knowledge and experience that will be required to complete the assignment competently or alternatively:

     Disclose the lack of knowledge and/or experience to the client before accepting the assignment; and

     Take all appropriate steps necessary to complete the assignment competently; and

     Describe the lack of knowledge and/or experience and the steps taken to complete the assignment competently in the report.

PKF Consulting is a part of Pannell Kerr Forster International, an international firm that has been providing accounting, consulting, and appraisal services within the hospitality industry for over 80

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Section 1 -- Executive Summary and Introduction                             I-8
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years. In addition, the firm publishes extensive material, providing aggregate statistics on hotel performance, which serves as a benchmark of the industry.

Bruce Baltin and Jeff Lugosi have extensive experience in the appraisal of hotel facilities, as seen in the qualifications provided in the Addenda of this report.

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                                   Section II

                      AREA REVIEW AND NEIGHBORHOOD ANALYSIS

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                                [GRAPHIC OMITTED]


                                  REGIONAL MAP
                                                                  PKF CONSULTING

Section II -- Area Review and Neighborhod Analysis                         II-2
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                      AREA REVIEW AND NEIGHBORHOOD ANALYSIS

INTRODUCTION

The purpose of this section is to review available economic and demographic data to determine whether the market area will experience future economic growth. Santa Barbara has evolved into a tourist destination for the Greater Southern California area, which includes the counties of Los Angeles, Ventura, San Bernardino, Riverside and Orange. Although the subject property is located in Santa Barbara County, its success is primarily dependent on the Greater Los Angeles economy and secondarily by the local area of Santa Barbara. Accordingly, presented in the following section is a brief overview of the area.

Southern California Overview

The Southern California economy began to slow in mid-1989. This business contraction was initiated by cutbacks in defense spending, a major component of the Los Angeles Basin's manufacturing sector, at the end of the Cold War. As job losses spread, levels of consumer spending fell. Local real estate markets were negatively impacted due to the tightening of credit by financial institutions as a result of the oversupply and over-leverage of commercial real estate developed in the 1980's. The combination of all these identified factors resulted in an extremely severe recession that lasted until 1994; a recovery began at that time and moderate growth has been experienced over the past three years and even stronger growth is expected in the near term.

During 1996, the State of California outpaced the rest of the nation in job growth. Employment growth in the entertainment industry, the financial services sector, and in small businesses has offset some of the cutbacks in aerospace employment. Paralleling the now-strengthening economy, Southern California's gross product increased 2.3 percent in 1996 and the latest inflation-adjusted figures reflect a 4.1 percent gain in gross product in 1997. Consumer confidence is also increasing and the economic outlook for the U.S., California, and Los Angeles County are all forecasted to continue slow steady growth.

     Los Angeles County

Los Angeles County includes 87 incorporated cities, covers an area of 4,752 square miles and currently has a population of approximately 9.4 million people. In the past 75 years, the county has evolved into a large commercial/industrial urban community and business and financial center of California and the Western United States. Los Angeles is the home of many of the nations leading financial and insurance institutions and utility, merchandising and transportation firms, as well as the center of the entertainment industry. Los Angeles County plays a prominent role in Pacific Basin trade, with two deep-water ports, at Long Beach and San Pedro, and the Los Angeles International Airport providing trade capabilities for a wide range of international importing and exporting activities. The Los Angeles Customs District has now surpassed New York, as the nation's largest in terms of dollar revenue. To the south of Los Angeles County lie Orange, Riverside and San Bernardino Counties.

     Orange County

Orange County includes 31 incorporated cities and a number of unincorporated communities, and had a 1996 population of approximately 2,655,700 persons. During the past 30 years, the county has evolved from an agriculturally based economy into a large commercial, industrial, and urban community. As a result of this growth, Orange County has developed into a well-respected business,

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Section II -- Area Review and Neighborhod Analysis                         II-3
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financial, and recreational center in California and the Western United States.
The county has attracted the national or regional offices of a number of the nation's most successful electronic, computer, wholesale and retail firms. The county is also home to two of the region's most popular recreational attractions, the Disneyland and Knott's Berry Farm theme parks.

     Riverside County

Riverside County encompasses an area of approximately 7,300 square miles, with most of the population located in the western portion of the county, which is separated from the eastern portion of the county (which includes the Palm Springs area) by the San Jacinto and Santa Ana mountain ranges. The majority of commercial activity in the eastern portion of the county is centered in the cities of Riverside and Corona. Agriculture has historically been the primary source of economic activity; however, during the 1980s, numerous manufacturing and industrial companies relocated in the area, attracted by Riverside County's proximity to the Los Angeles Basin and the relatively low cost of living. Concurrently, the county's population grew significantly as a result of vast housing development that attracted people from Los Angeles, San Diego and Orange Counties who were looking for lower cost homes than were found in those areas and who were willing to commute long distances.

     San Bernardino County

San Bernardino County is the largest county in the United States in terms of acreage. There are 1,620,700 residents spread over 20,064 square miles, which is larger than the combined area of Delaware, Massachusetts, Rhode Island and New Jersey. The majority of the county's acreage is comprised of a mixture of mountainous terrain and arid deserts. The San Bernardino Mountains are located in the southwestern portion of the county. The majority of the county's population and much of San Bernardino's agricultural production are concentrated in the lower elevation and are separated from the "High Desert" by the mountain range.

     Ventura County

Ventura County, the smallest of the five counties, is to the north of Los Angeles County. The County of Ventura encompasses approximately 1,843 square miles of land. In addition, the county also governs eight islands located 11 miles off of the coastline, five of which were dedicated in 1980 to become the Channel Islands National Park. Ventura County has historically been an agricultural center as its soils are so rich that it is possible to harvest some crops two to three times per year. For this reason, many farmers came to the area and eventually formed Sunkist, the world's largest organization of citrus production. However, Ventura's economic base has shifted over the last few years. The density of development in Los Angeles County, the resulting pressure on wages, transportation and general congestion, and the scarcity of developable and affordable land have encouraged many companies to relocate or expand into Ventura County. Ventura County is gaining popularity as a light-manufacturing center. The commercial and residential growth has also spurred a tremendous amount of retail development. Santa Barbara County is located directly northwest of Ventura County.

Economic and Demographic Overview

As a result of its location, the economy of Santa Barbara is inherently linked to that of the Greater Los Angeles area. The Greater Los Angeles area is the focal point for the State of California. This five county area contains over
15.8 million people and covers more than 34,000 square miles. Approximately 94 percent of the five-county population live within a 60-mile radius of downtown Los Angeles. The data relating to these five counties is represented by the Los Angeles-Riverside-Orange County Consolidated Area (CMSA).

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In our assessment of the economic climate of the Southern California area, we have considered trends in the following economic indicators: population, effective buying income (EBI), retail sales, and eating/drinking place sales. The table on the following page outlines growth in key economic indicators for the Los Angeles-Riverside-Orange County CMSA and State of California between 1992 and 1996.

=============================================================================================================================
                                                 Economic and Demographic Profile
                                Los Angeles/Riverside/Orange CMSA(1) and the State of California
                                                            1992 to 1996
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Compound
                                               1992          1993          1994          1995          1996     Annual Change
                                                                                                                  1992-1996
-----------------------------------------------------------------------------------------------------------------------------
Population

        LA/Riverside/0range CMSA             15,397,000    15,411,700    15,509,600    15,644,000    15,842,600    0.7%
        State of California                  31,577,600    31,728,200    31,957,300    32,362,300    32,686,800    0.9

Total EBI(2). ($000s)

        LA/Riverside/0range CMSA           $248,976,490  $255,327,319  $265,913,598  $221,617,661  $227,179,153    2.5%(3)
        State of California                 509,152,677   528,958,745   552,074,838   477,640,503   492,516,991    3.1(3)

Median household EBI

        LA/Riverside/0range CMSA           $     38,702  $     40,437  $     42,113  $     34,384  $     34,793    1.2%(3)
        State of California                      37,686        39,330        40,969        34,533        35,216    2.0(3)

Retail sales - ($000s)

        LA/Riverside/0range CMSA           $113,209,959  $112,967,447  $115,872,430  $119,799,691  $121,845,892    1.9%
        State of California                 233,688,182   233,724,937   247,688,993   257,661,917   268,441,784    3.5

Eating and drinking place sales - ($000s)

        LA/Riverside/0range CMSA           $ 12,268,304  $ 11,185,353  $ 11,365,481  $ 12,372,976  $ 11,643,620   (1.3)%
        State of California                  25,726,711    23,486,884    24,113,145    28,812,086    25,915,517    0.2
-----------------------------------------------------------------------------------------------------------------------------

(1)  Consolidated Metropolitan Statistical Area.

(2) Effective buying income. As of 1995, Sales and Marketing Management changed the benchmark of EBI from personal Income by the Bureau of Economic Analysis to Money Income by the U.S. Census Bureau. Census Data was deemed by this organization more credible for long-term tracking.

(3)  Compound annual change 1995 to 1996.

Source: PKF Consulting and Sales and Marketing Management Survey of Buying Power
--------------------------------------------------------------------------------

     Population

Los Angeles County led all California counties in population growth between 1980 and 1990, adding over two million residents; half of this growth came from immigration. Currently, approximately half of California's population resides in the greater five-county area. The population of the five-county area has increased in each of the past five years. Since 1992, the population of the Los Angeles-Riverside-Orange CMSA has increased from approximately 15.4 to 15.8 million, a compound annual growth rate of 0.7 percent for the five-year period, which is lower than the growth rate experienced by the state as a whole.

     Income

The total effective buying income for the Los Angeles-Riverside-Orange CMSA was $227,179,153 in 1996, ranking second in Sales and Marketing Management's CMSA rankings trailing only the New York-Northern New Jersey-Long Island CMSA. The unrealistic negative compounded annual

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change from 1992 to 1996 is the result of a change in criteria by which the survey calculated effective buying income. Southern California and the state as a whole are growing, however, as the 1996 total effective buying income grew 1.9 percent for the Los Angeles-Riverside-Orange CMSA and 3.5 percent for California over 1995.

Overall, the income level for the Los Angeles- Riverside-Orange SMSA is generally high with a substantial number of households having an effective buying income above $50,000. The median household effective buying income was $34,384 in 1996, lower than the state's average of $35,216. The median household effective buying income grew 1.2 percent for the CMSA and 2.0 percent for the state from 1995 to 1996, reflecting moderate growth.

     Retail Sales

As a result of Los Angeles' extensive manufacturing base, the area experiences robust retail and trade activity. In 1996, the Los Angeles-Riverside-Orange CMSA accounted for 45.4 percent of all retail sales in California. Retail sales in the Los Angeles-Riverside-Orange CMSA has increased in each of the past five years with the exception of the slight decrease in 1993 compared to 1992. The decline in 1993 was reversed in 1994, concurrent with the improvement in the local economy. The compounded annual change for retail sales was 1 .9 percent for the Los Angeles-Riverside-Orange CMSA between 1992-1996, lower than the state's growth of 3.5 percent.

     Eating and Drinking Place Sales

Eating and drinking place sales in the county fell from $12,268,304,000 in 1992 to $11,643,620,000 in 1996. The overall decline in sales can be attributed to the extended economic recession in the area during this period of time. The change in sales equates to a negative 1 .3 percent compound annual rate over the five-year period for the five-county area. The State of California experienced compound annual growth of only 0.2 percent due mainly to the wide-fluctuations from year to year.

     Employment

During the period from 1987 to the present, the area economy has undergone certain structural changes. The total labor force peaked in 1990 and between 1990 and 1994 the Los Angeles --Long Beach MSA lost approximately 436,700 jobs. Much of this job loss came in the aerospace and defense industries, where employees are typically older and better paid than in other manufacturing sectors. However, this trend has begun to reverse and since 1994, several sectors reported gains in employment. Between 1994 and 1996, the civilian employment total grew 1.2 percent, regaining nearly 100,000 of the jobs lost. The services and construction industries led job growth posting 3.8 and 1.7 percent gains respectively in the last two years.

With regard to the composition of the labor force, presented in the following table is a ten year historical summary of the work force by industry.

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
=================================================================================================================================
                        Los Angeles-Long Beach MSA Annual Average Labor Force and Industry Employment
                                                          (In 000s)
---------------------------------------------------------------------------------------------------------------------------------

    Industry                 1987      1988      1989      1990      1991      1992      1993      1994      1995      1995
---------------------------------------------------------------------------------------------------------------------------------
Civilian Labor Force        4,225.3   4,333.2   4,418.0   4,511.0   4,514.5   4,503.8   4,404.1   4,366.2   4,359.7   4,415.5
Civilian Employment         3,977.3   4,109.8   4,176.4   4,244.8   4,146.4   4,062.4   3,970.7   3,957.0   4,016.2   4,052.6
Civilian Unemployment         248.0     223.4     241.6     266.2     368.1     441.4     433.4     409.2     343.5     362.9
Civilian Unemployment Rate      5.9%      5.2%      5.5%      5.9%      8.2%      9.8%      9.8%      9.4%      7.9%      8.2%
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
           Total Non-Farm   3,953.4   4,034.0   4,111.5   4,133.3   3,982.7   3,804.4   3,701.7   3,791.9   3,746.5   3,801.9
    Mining                      8.7       8.5       8.1       7.9       7.5       7.8       7.5       6.7       5.9       5.7
    Construction              121.8     128.8     133.4     133.1     121.7     105.9      98.1     105.1     109.8     108.6
    Manufacturing             887.2     875.8     864.0     834.6     774.9     714.9     660.2     641.5     638.4     646.1
    Transportation &
      Public Utilities        204.6     207.4     210.5     211.6     207.7     202.7     199.6     201.6     202.6     204.4
    Trade                     919.1     937.9     954.3     949.6     894.3     848.0     821.8     821.5     835.8     841.8
    Finance, Insurance
      & Real Estate           268.7     270.0     273.2     277.6     265.6     254.9     250.0     237.1     221.1     216.7
    Services                1,048.4   1,100.0   1,146.1   1,179.2   1,169.3   1,130.8   1,139.0   1,154.8   1,196.2   1,245.3
    Government                494.9     505.6     521.8     539.8     539.9     539.4     531.4     533.7     535.7     533.3
Total All Industries
  (including farm)          3,964.7   4,046.4   4,124.8   4,147.1   3,992.6   3,813.5   3,716.9   3,710.4   3,754.5   3,809.6
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------
                                C.A.G.      C.A.G.
    Industry                  1987-1996   1994-1996
---------------------------------------------------
Civilian Labor Farce             0.5%        0.6%
Civilian Employment              0.2%        1.2%
Civilian Unemployment            4.3%       -5.8%
Civilian Unemployment Rate
---------------------------------------------------
---------------------------------------------------
           Total Non-Farm       -0.4%        1.3%
    Mining                      -4.6%       -7.8%
    Construction                -1.3%        1.7%
    Manufacturing               -3.5%        0.4%
    Transportation &
      Public Utilities           0.0%        0.7%
    Trade                       -1.0%        1.2%
    Finance, Insurance
      & Real Estate             -2.4%       -4.4%
    Services                     1.9%        3.8%
    Government                   0.8%        0.0%
Total All Industries
  (including farm)              -0.4%        1.3%
---------------------------------------------------
Source: California Department of Labor
---------------------------------------------------

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Section II -- Area Review and Neighborhod Analysis                         II-7
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As noted in the preceding table, the unemployment rate for Los Angeles County increased significantly through 1992. In 1994 and 1995, the unemployment rate declined to 9.4 and 7.9 percent, respectively. In 1996, new data gathering procedures implemented by the household survey may have resulted in skewed results. The 1996 unemployment rate finished slightly higher than in 1995 and is attributed to the different methodology used in the study, in addition to several large-scale mergers by financial institutions. This sector lost 4,400 jobs in 1996 and is anticipated to lose another 3,000 jobs by year-end 1997.

There are several sectors of the economy that are experiencing growth in new jobs. In 1996, the apparel design and manufacturing industry achieved 5,000 new jobs, the business and professional management services segment gained 12,000 new jobs, the motion picture industry experienced employment growth of 9,000 new positions, and the wholesale trade and distribution sector of commerce grew by 17,000 jobs in the five county area. Despite the trend for hospitals to consolidate their facilities and continue to "manage" health care, the health services segment also reported a gain of 6,000 new jobs in 1996. While the technology and aerospace industry unemployment rate has continued to grow, this figure is expected to have peaked in 1996. Modest growth in employment is forecasted for the remainder of 1997 and 1998, led by jobs created in the computer-programming and other high technology and service-related fields. Furthermore, the Economic Development Corporation (EDC) of Los Angeles County anticipates a 2.1 percent compound annual growth in non-agricultural employment between 1996 and 1998 for the five-county area.

Based on the most recent information available, major employers in the area are as follows:

================================================================================
                            Largest Employers In The
                                Five-County Area
--------------------------------------------------------------------------------
                                                          Number of
                     Employer                             Employees
--------------------------------------------------------------------------------
          Los Angeles County                                84,616
          U.S. Government                                   64,404
          City of Los Angeles                               55,964
          Los Angeles Unified School District               55,727
          Bank of America                                   26,563
          Kaiser Permanents                                 24,163
          UCLA                                              23,492
          American Stores                                   23,525
          Sears, Roebuck & Company                          21,370
          The Vons Company                                  20,010
          Boeing Corp.                                      19,764
          Pacific Telesis Group                             19,415
          Dayton-Hudson Corporation (Mervyn's, Target)      18,815
          Walt Disney Company                               18,000
          Rockwell International Corporation                17,200
          Northrop-Grumman                                  17,000
          USC                                               16,940
          Ralph's Grocery Company                           16,151
          Robinson's May                                    15,861
          Edison International                              15,782
--------------------------------------------------------------------------------
          NOTE: As of April 1997
--------------------------------------------------------------------------------

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Section II -- Area Review and Neighborhod Analysis                         II-8
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FUTURE ECONOMIC OUTLOOK

As a basis for our growth estimates for the regional economy, we have utilized the consensus of economists of the state's largest banks, who expect modest levels of growth in the realm of two percent annually as the local economy refocuses away from defense contracting to services and infrastructure development such as transportation industries. The area economy has continued its recovery during the first three-quarters of 1997 and we anticipate moderate growth in 1998.

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                               [GRAPHIC OMITTED]

                     LOCATION MAP SHOWING SUBJECT PROPERTY
                  IN RELATION TO THE SURROUNDING NEIGHBORHOOD

Section II -- Area Review and Neighborhod Analysis                         II-10
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SANTA BARBARA OVERVIEW

Santa Barbara, located approximately 95 miles north of Los Angeles, has emerged as a major resort area for Southern California and a significant destination stop for regional, national and international visitors to Los Angeles. The Four Seasons Biltmore, a premier resort hotel, is located in the unincorporated affluent community of Montecito, near the City of Santa Barbara within Santa Barbara County.

Santa Barbara, considered one of the most exclusive and prestigious California destination markets, is a picturesque resort community located 95 miles north of Los Angeles on the Pacific Ocean. In addition to the numerous tourist attractions and amenities, the community has a diversified economy that has allowed the area to weather the recession better than most of Southern California.

The following table indicates the key economic indicators for the City of Santa Barbara during the period 1992 to 1996.

=================================================================================================================
                                        Economic and Demographic Profile
                                             Santa Barbara SMSA(1)
                                                 1992 to 1996
-----------------------------------------------------------------------------------------------------------------
                                                                                                        Compound
                                                                                                         Annual
                                                                                                         Change
                                               1992        1993        1994        1995        1996     1992-1996
-----------------------------------------------------------------------------------------------------------------
Population
  City of Santa Barbara                         89,000      86,300      86,000      89,300      89,800    0.2%
  Santa Barbara/Santa Maria/Lompoc             384,300     386,100     388,400     396,200     398,000    0.9

Total EBI(2) - ($100s)
  City of Santa Barbara                     $1,657,708  $1,661,073  $1,716,959  $1,514,890  $1,548,276    2.2%(3)
  Santa Barbara/Santa Maria/Lompoc           6,483,047   6,733,043   7,021,150   6,081,724   6,217,004    2.2(3)

Median household EBI
  City of Santa Barbara                     $   35,918  $   37,499  $   39,189  $   32,618  $   33,132    1.6%(3)
  Santa Barbara/Santa Maria/Lompoc              37,716      39,348      41.039      34,452      34,958    1.5(3)

Retail sales - ($100s)
  City of Santa Barbara                     $1,154,652  $1,090,231  $1,071,287  $1,170,267  $1,238,564    1.8%
  Santa Barbara/Santa Maria/Lompoc           3,052,758   2,992,633   3,068,176   3,218,806   3,407,639    2.8

Eating and drinking place sales - ($100s)
  City of Santa Barbara                     $  173,945  $  157,969  $  131,139  $  155,317  $  148,057   (3.9)%
  Santa Barbara/Santa Maria/Lompoc             390,955     365,368     323,738     363,631     352,176   (2.6)
-----------------------------------------------------------------------------------------------------------------

(1)  Standard Metropolitan Statistical Area

(2) Effective buying income. As of 1995, Sales and Marketing Management changed the benchmark of EBI from personal Income by the Bureau of Econonic Analysis to Money Income by the U.S. Census Bureau. Census Data was deemed by this organization more credible for long-term tracking.

(3)  Compound annual change 1995 to 1996.

Source: PKF Consulting and Sales and Marketing Management Survey of Buying Power
--------------------------------------------------------------------------------

The foregoing chart indicates a pattern of moderate economic growth. Population has increased 0.2 percent on a compound annual basis reflecting the difficulty in developing new housing in the area due to land use and water use restrictions. Total effective buying income and median household effective buying income have increased at levels commensurate of inflation indicating the continued affluence of the community. Retail sales growth has been moderate; however, eating

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and drinking place sales have decreased at a compound annual rate of 3.9 percent over the past five years.

Employment

The following chart presents the historical distribution of jobs across industry sectors in the Santa Barbara area as prepared by the University of California, Santa Barbara.

As detailed below, the wide distribution of jobs in the community across industry sectors coupled by strong employment growth in agriculture, natural resource extraction and services has moderated job losses in other sectors, primarily manufacturing.

====================================================================================================================
                                              Santa Barbara County
                            Historical and Future Wag. and Salary Employment Statistics
                                     Employment History by Economic Sector
--------------------------------------------------------------------------------------------------------------------
                                                                 Historical
                                          -------------------------------------------------------    Compound Annual
        Economic Sector                    1992        1993        1994        1995         1996       Growth Rate
--------------------------------------------------------------------------------------------------------------------
 Agriculture                              11,567      13,242      13,858      14,117       14,575           5.9%
 Natural Resource Extraction               1,058         925       1,017       1,158        1,108           1.7
 Construction                              5,925       5,067       5,142       5,375        5,825          (0.4)
 Durable Manufacturing                    15,500      14,542      13,317      12,042       12,050          (6.1)
 Non-Durable Manufacturing                 3,700       3,750       3,725       3,892        4,150           2.9
 Transportation, Communication
   and Utilities                           5,283       4,842       5,117       5,142        5,333           0.2
 Wholesale and Retail Trade               33,709      34,134      34,834      35,242       34,967           0.9
 Finance, Insurance and Real Estate        7,608       7,475       7,742       7,225        7,100          (1.7)
 Tourism                                  15,021      15,399      15,555      16,376       16,027           1.6
 Services                                 42,717      43,400      43,708      44,675       46,417           2.1
 Government                               29,242      29,225      29,325      29,692       29,633           0.3
--------------------------------------------------------------------------------------------------------------------
 Total Non-Farm Employment               159,763     158,759     159,482     160,819      162,610           0.4%
--------------------------------------------------------------------------------------------------------------------
 Total Employment                        171,330     172,001     173,340     174,936      177,185           0.8
--------------------------------------------------------------------------------------------------------------------

Note: Numbers have been presented exactly as furnished. These projection figures represent the alternative case scenario.

Source: The 1997 Santa Barbara County Economic Outlook - UCSB Economic Forecast Project
--------------------------------------------------------------------------------

Tourism

Tourism is a major component of the Santa Barbara area economy. While the majority of visitors are from Southern California, both out-of-state and out-of-country visitors continue to be an integral part of the Santa Barbara area visitor base.

According to the Santa Barbara County Economic Outlook, the total number of daily visitors to the Santa Barbara area has increased at a compound annual rate of three percent from 17,254 in 1992 to 19,387 in 1996. This daily visitation level is projected to grow at a compound annual growth rate of two percent over the next eight years.

The economic impact of tourism to the region has been significant as total visitor expenditures have increased from approximately $250.2 million in 1992 to $296.6 million in 1996. Adjusting this expenditure level into 1996 dollars, has resulted in a 4.3 percent compound annual increase with future growth expected to be at a compound annual rate of five percent from 1997 to 2005. Of these visitor expenditures in 1996, eating and drinking place sales represent the largest portion

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of the visitor expenditure (38 percent), followed by hotel/motel room sales (37 percent) and shopping expenditures (25 percent).

The following table outlines the historical and projected number of visitors to the Santa Barbara area, and their related expenditures in the community.

------------------------------------------------------------------------------------------------------------
                                    Visitor Statistics and Expenditures
                                       Southern Santa Barbara County
                                                 1992-1998
------------------------------------------------------------------------------------------------------------
                                                                                             Compound Annual
                                              Historical                   Projected           Growth Rate
------------------------------------------------------------------------------------------------------------
                                         1994    1995    1996    1997    1998    1999    2000  (1994-1996)
------------------------------------------------------------------------------------------------------------
Total Number of Visitors Per Day
         0vernight                       7,883   8,251   8,285   8,302   8,491   8,649   8,969     2.2%
         Daily                          10,563  11,056  11,102  11,124  11,378  11,589  12,018     2.2
------------------------------------------------------------------------------------------------------------
         Total                          18,446  19,307  19,387  19,426  19,869  20,238  20,987     2.2
------------------------------------------------------------------------------------------------------------
Total Visitors Expenditures (*000,000)
         Overnight                       186.5   199.6   222.4   244.6   273.1   300.9   333.8    10.5%
         Daily                            68.3    72.6    74.2    76.0    79.7    83.5    89.1     4.5
------------------------------------------------------------------------------------------------------------
         Total                           254.8   272.2   296.6   320.6   352.8   384.4   422.9     8.8
------------------------------------------------------------------------------------------------------------
Total Visitor Expenditures               263.2   276.9   296.6   313.7   336.5   356.5   381.3     6.4
In 1996 Dollars (*000,000)
------------------------------------------------------------------------------------------------------------
Total Eating and Drinking                 97.6   104.2   112.1   120.0   131.0   141.8   155.2     8.0
Expenditures (*000,000)
------------------------------------------------------------------------------------------------------------
Total Shopping Expenditures               63.9    68.2    73.3    78.3    85.3    92.2   100.8     7.9
($000,000)
------------------------------------------------------------------------------------------------------------
Total Hotel/Motel Room Sales              93.2    99.8   111.2   122.3   136.5   150.4   166.9    10.2
(*000,000)
------------------------------------------------------------------------------------------------------------

Note: Numbers have been presented exactly as furnished.

Source: The 1995 Santa Barbara County Economic Outlook- UCSB Economic Forecast Project
------------------------------------------------------------------------------------------------------------

Tourist Amenities

The appeal of the area is due to its setting and numerous amenities. The following are some of the key local tourist attractions:

      > Mission Santa Barbara, a unique twin bell tower and lovely facade have earned it the title "Queen of the Missions".

      > State Street shopping and historic area, as Santa Barbara's main thoroughfare connects the diverse area of the city with excellent shopping and restaurants.

      > Sterns Wharf, the oldest operating jetty on the west coast offering several restaurants, gift and souvenir shops, wine tasting rooms, a seafood market and a palmist.

      > Santa Barbara Zoo, a charming garden setting with nearly 500 animals from around the world and with a spacious picnic area, botanical gardens, miniature train, playground and snack bar.

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Section II -- Area Review and Neighborhod Analysis                         II-13
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      >     Santa Barbara County wineries, approximately 15 wineries are established offering wine tasting rooms, tour and picnic areas.

      > Solvang, a "Danish" village located about 44 miles north of Santa Barbara is a picturesque town with the thatched roof atop Tudor-style shops, gas street lights and Danish windmills edged with cobblestone streets.

In addition to the foregoing, Santa Barbara has a relaxed affluent beachfront ambiance that visitors find appealing much like the French Riviera.

Transportation

      Air

The Santa Barbara Municipal Airport serves the immediate Santa Barbara area and is located north of the subject site in Goleta. The airport is currently served by United, United Express, American Eagle, Skywest (Delta Connection), and Trans-State Airlines which provides connecting service for Continental, Trans World Airlines and Northwest. Santa Barbara Airport has service to major west coast cities including Los Angeles, San Jose, San Luis Obispo, Palm Springs, Long Beach, Bakersfield, and San Francisco. The airport is currently 20,000 square feet and expansion plans are being proposed to expand the facility by an additional 50,000. The expansion is pending environmental review and ultimate city approval at this time.

Passenger volume at the Santa Barbara Municipal Airport increased from approximately 587,000 passengers in 1986 to 674,000 passengers in 1996. There was a one-year aberration of approximately 675,000 passengers in 1987 as Continental Airlines offered a $29 rate for a large part of the year. From 1989 to 1995, total passenger counts declined substantially until 1996 when passenger counts experienced its largest increase since the airport began tracking passenger counts. According to management at the Santa Barbara Municipal Airport, the dramatic increase in passenger counts can be attributed to the improving economy and Shuttle by United and Mesa Air's entrance into the market. Fares have been reduced substantially and are for regional flights i.e. Phoenix and San Diego comparable to that paid for LAX or Burbank.

Presented in the following table is a summary of airport activity at Santa Barbara Municipal Airport from 1988 to 1996.

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Section II -- Area Review and Neighborhod Analysis                         II-14
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                    =======================================
                        Santa Barbara Municipal Airport
                               Passenger Volume
                    ---------------------------------------
                                         Number of
                          Year           Passengers
                    ---------------------------------------
                          1986            587,000
                          1987            675,000
                          1988            621,000
                          1989            642,000
                          1990            625,000
                          1991            592,000
                          1992            576,000
                          1993            532,000
                          1994            564,000
                          1995            531,000
                          1996            674,000
                    ---------------------------------------
                     Compound Annual
                       Growth Rate          1.4%
                       1986-1996
                    ---------------------------------------
                    Note: All figures are rounded.

                    Source: Santa Barbara Municipal Airport
                    ---------------------------------------

Los Angeles International Airport (LAX) is the largest of five airports serving the Los Angeles five county region. International travel between 1986 and 1996 grew at a rate of approximately eight percent compounded annually, far outpacing the growth in domestic travel. This indicates that the region has increased in popularity for both international business and pleasure purposes. The following table presents the total passenger counts at LAX from 1986 through 1996.

       ==================================================================
                             Total Passenger Counts
                        Los Angeles International Airport
       ------------------------------------------------------------------
           Year        Domestic        International         Total
       ------------------------------------------------------------------
           1986       35,000,000          6,500,000       41,500,000
           1987       37,400,000          7,400,000       44,800,000
           1988       36,300,000          8,100,000       44,400,000
           1989       34,200,000          8,800,000       43,000,000
           1990       36,000,000          9,800,000       45,800,000
           1991       35,300,000         10,400,000       45,700,000
           1992       35,500,000         11,500,000       47,000,000
           1993       35,900,000         11,900,000       47,800,000
           1994       38,400,000         12,700,000       51,100,000
           1995       40,500,000         13,400,000       53,900,000
           1996       43,900,000         14,000,000       57,900,000
       ------------------------------------------------------------------
          Compound
       annual growth     2.3%               8.0%             3.4%
       ------------------------------------------------------------------
       Source: Department of Airports
       ------------------------------------------------------------------

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Section II -- Area Review and Neighborhod Analysis                         II-15
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MONTECITO - NEIGHBORHOOD REVIEW

The Four Seasons Biltmore is located in the unincorporated community of Montecito, an affluent area nestled at the foot of the Santa Ynez Mountains and looking over the Pacific Ocean to the Channel Islands.

Montecito is a prestigious, affluent, beachfront community located approximately 95 miles north of Los Angeles on U.S Highway 101, and 330 miles south of San Francisco. The surrounding residential neighborhood area has a Mediterranean charm with over 25 miles of palm-lined beaches overlooking the Pacific Ocean.

In Spanish, Montecito means "little forest". The name is appropriate for this exclusive residential area east of Santa Barbara. The hedges and stucco walls which line the narrow, winding Montecito roads have afforded privacy for the rich and famous. The main attractions in this area are the upper Montecito Village shopping area, Butterfly Beach, Lookout Park and Manning Park.

The borders of the Montecito community are as follows: to the west are Coast Village Road, Sycamore Road and Coyote Road (City of Santa Barbara); to the north is East Camino Cielo Road (Santa Ynez Mountains); to the east is Ortega Hill Road (Summerland/Carpenteria); and to the south is the Pacific Ocean. In relation to Montecito, the Four Seasons Biltmore Hotel is located at the southernmost portion of this community.

The immediate neighborhood is bounded by the Pacific Ocean to the south, Butterfly Lane and affluent residential homes to the west, the Southern Pacific Railroad tracks and the Upper Montecito Village shopping area to the north, and Olive Mill Road and condominiums to the east. In general, the area is a very attractive mix of luxury retail, residential and hotel/resort properties.

CONCLUSION

Due to the region's economic recovery over the past several years, the Santa Barbara area and the Four Seasons Biltmore Hotel in particular have benefited. Tourism, which is a major industry for Santa Barbara, is showing particular signs of strength. Historical visitor expenditures have exhibited strong growth in recent years and forecasts for the near future are bullish. The increased passenger counts at the regional airport and hotel/motel revenues are further indicative of the strength of this area and its tourist appeal.

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Merrill Lynch Mortgage Capital, Inc.
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                                  Section III

                              PROPERTY DESCRIPTION


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Section III -- Property Description                                       III-1
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                              PROPERTY DESCRIPTION

SITE DESCRIPTION

Location, Access and Visibility

The Four Seasons Biltmore is located at 1260 Channel Drive in the community of Montecito, County of Santa Barbara and State of California. The main entrance to the subject is via Channel Drive, a two-lane arterial approximately 60 feet wide, with a parking lane, concrete curb and concrete sidewalks in each direction. This arterial leads to the circular driveway of the Four Seasons Biltmore and also to the parking spaces in front of the Coral Casino Beach Club. Channel Drive looks immediately to the south onto the Pacific Ocean and provides a scenic drive through the Santa Barbara area along Montecito Shores.

The site is accessible from U.S. Highway 101 via the Coast Village/Montecito exit ramp. This freeway links the cities of Los Angeles and San Francisco via a coastal route. The property is also accessible via Amtrak, which stops daily in downtown Santa Barbara, running as far south as San Diego and north to Seattle, Washington. The Santa Barbara Airport is located approximately 15 miles west of the property providing accessibility to and from major hub cities.

Topography, Shape and Size

As detailed on the plat maps presented in the Addenda, the subject site is composed for four parcels containing a total net land area of 18.267 acres (795,733 square feet). Hill Road, which bisects the site to the north, and Channel Road, which bisects the site to the south, divide the site into these four parcels. An overall site plan is presented on the following page.

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Merrill Lynch Mortgage Capital, Inc.
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                               [GRAPHIC OMITTED]

                                   SITE PLAN

Section III -- Property Description                                        III-3
--------------------------------------------------------------------------------

Parcel One is a roughly triangular parcel of 2.021 acres (88,054 square feet) in the northwest corner of the property. The site has 684.82 feet of frontage on Hill Road and 570.03 feet on the Southern Pacific Railroad right-of-way. Parcel Two is also nearly triangular and contains 1.681 acres (73,201 square feet). This parcel has 286.16 feet of frontage on Olive Mill road, 531.11 feet on Hill Road, and 434.27 on Southern Pacific Railroad. Each of these parcels comes to a point where the Hill Road and Southern Pacific Railroad rights-of-way coincide between the parcels. Both are used for hotel parking lots; the tennis courts are also located on Parcel Two.

Parcel Three is the main hotel site and contains 11.305 acres (492,455 square feet), net of a variable-width easement to Santa Barbara County for public road purposes (the gross area is 12.317 acres, or 536,531 square feet). This parcel is surrounded on three sides by public streets and adjoins an exclusive residential section to the west. Road frontage includes 1,215.07 feet on Olive Mill Road and Channel Drive and 1,145.37 feet on Hill Road, although all three roads flow into one another, and the exact division points are not distinct.

Parcel Four is composed of the site of the Coral Casino and a strip of land between Channel Drive and the Pacific Ocean opposite the hotel. The parcel contains 3.260 acres (142,023 square feet) and has 1,116.76 feet of frontage on Channel Drive and 1,072.21 feet on the mean high water mark (high tide line) of the Pacific Ocean. However, about one half of this road frontage is for land having a depth of less than 100 feet.

The site is very gently rolling in topography, sloping gradually downward to the ocean. A reinforced concrete seawall has been built along the shoreline (as indicated by a dashed line on the survey map); the seawall was heavily damaged by storms in the area in January 1995 and has been partially rebuilt. The land is generally at or near road grade along all of the public streets.

Soil Conditions and Hazardous Materials

A soil report was not provided for the preparation of this appraisal. However, based on the integrity of the existing structure and surrounding developments, it appears that there are stable soil conditions and that the soils are of sufficient bearing capacity for continued support of the existing structures.

The presence of asbestos in the building identified in the Report of Asbestos Abatement Observations, as discussed on page III-13. We have no knowledge of the existence of any other hazardous materials such as ureaformaldehyde foam insulations, radon gas, or lead paints in the soil or building. We have assumed that the soils and improvements do not contain any other toxic or hazardous materials.

Flood and Earthquake Zones

According to the National Flood Insurance Rate Map 060331 0765D, dated September 5, 1990, the subject property is primarily located in Zone "C," an area considered to have minimal flood hazard. A strip of land along the eastern boundary of the property, just 50 feet wide on Parcel Two and Parcel Three (as identified on the survey map) and 200 feet wide on Parcel Four, is located in Zone "A6," an area considered to be within the 100-year floodplain. The remainder of Parcel Four, with the exception of the northernmost 50 feet, is located in Zone "V4," which is within the 100-year coastal floodplain, with velocity. Thus, Parcels One, Two and Three, for all intents and purposes, are outside of the floodplain, since the small strips of land in Zone A6 lie along Olive Mill Road and are largely in required setbacks already. Parcel Four, lying between Channel Drive

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Section III -- Property Description                                       III-4
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and the Pacific Ocean, is essentially in the floodplain in its entirety.
Therefore, the Coral Casino structures could not be built today. There are no designated wetlands on the property to our knowledge.

According to representatives of the California Division of Mines, Department of Conservation, the subject is not in an Alquist-Priolo Special Studies Zone.

Utilities

All utilities are available and connected to the site. Utility services are provided by the following agencies:

              ---------------------------------------------------
                  Electricity      Southern California Edison

                  Natural Gas      Broad Street Oil and Gas

                  Water and Sewer  Montecito Water District

                  Telephone        GTE Telephone/U.S. Sprint
              ---------------------------------------------------

Zoning

The subject property is currently zoned C-V, Resort-Visitor Serving Commercial, by the County of Santa Barbara. As taken from the Zoning Ordinance, the permitted uses include:

      1. Resort, guest ranch, hotel, motel, country club, convention and conference center.

      2. Light commercial uses (i.e., barber and beauty shops, gift shops, restaurants, etc.) normally associated with the needs of visitors, provided such commercial activities are so designed and limited as to be incidental and directly oriented to the needs of visitors and do not substantially change the character of the resort/visitor-servicing facility.

      3. Recreational facilities, including but not limited to piers, boat docks, golf courses, parks, playgrounds, riding and hiking trails, tennis courts, swimming pools, beach clubs.

      4. Non-residential child care centers, that are accessory and subordinate to uses permitted [herein], for use by on-site employees of the development when sited and designed to ensure compatibility with other permitted uses on the project site and on adjacent parcels.

      5. Accessory uses, buildings, and structures which are customarily incidental to the above uses.

With a major conditional use permit, public-riding stables, campgrounds, and hostels are permitted; and residences are permitted with a minor conditional use permit. Required setbacks for all structures are 20 feet on all sides, or 50 feet from a residential zone (street setbacks are at least 50 feet from the centerline). Other regulations include a 35-foot height limit and a requirement that a minimum of 40 percent of the net area be left in open space. Parking regulations for hotel properties call for one space per guestroom plus one space per five employees.

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Section III -- Property Description                                       III-5
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The Four Seasons Biltmore Hotel and Coral Casino Beach Club comply with the current zoning designation.

Title and Easements

A title policy issued on August 8, 1991, by American Land Title Association does not refer to any significant easements affecting the property (the title policy for the new owner has not been made available to us). References are made to a 1937 easement for public road to Santa Barbara County; a utility easement to Southern California Edison Company; the rights which the general public may have by reason of access to a portion of the beachfront; restrictive covenants on portions of the land; and some minor encroachments on the western property line.

The survey given in the Addenda shows the outline of the public road easement to the County. While we do not believe that the utility of the subject property is likely to be affected, we have deducted the land area within this easement from the reported net land area in this appraisal. No other easements, encroachments or encumbrances were noted which would adversely affect the usage or value of the subject.

Assessed Value and Property Taxes

Real estate taxes payable by the subject property include real and personal property taxes. The subject property has real estate taxes assessed and billed by the Santa Barbara County Tax Assessor's Office. The current method of taxation of real property in California is mandated by the Jarvis-Gann Property Tax Initiative, under which real estate taxes were reduced to one percent of the property's full market value as of the 1975/76 fiscal year, plus any voter-approved bond indebtedness.

The subject site consists of four parcels containing a total of 18.3 acres or 795,733 square feet. The current assessed value is presented in the following table. It is important to note that the basis for this valuation was established some time ago and, therefore, does not reflect a current indication of market value of the subject property.

================================================================================
                    Four Seasons Biltmore Property Assessment
--------------------------------------------------------------------------------
                                  1996-97 Assessed Value
   Assessor's         --------------------------------------------
  Parcel Number           Land       Improvements       Total          Taxes(1)
--------------------------------------------------------------------------------
  009-351-12-00       $ 1,280,416    $   230,479     $ 1,510,895     $ 15,172
  009-352-09-00         7,809,267     21,360,307(2)   29,169,574      292,921
  009-353-15-00         2,085,425      1,651,767       3,737,192       37,529
  009-354-01-00         1,064,890        134,446       1,199,336       12,229
--------------------------------------------------------------------------------
  Total               $12,239,998    $23,376,999     $35,616,997     $357,851
--------------------------------------------------------------------------------
(1)   Basic property tax only (excludes fixed tax assessments).

(2)   Includes personal property assessed at $4,150,000.

Source: County of Santa Barbara
--------------------------------------------------------------------------------

The current real estate tax assessment is $35,616,997 or $164,134 per available guestroom. Based on the current effective tax rate of 1.00420 percent of assessed value, gross annual real estate taxes are indicated at $357,851 or approximately $1,649 per guestroom. In addition to real estate taxes, the subject pays the county a fixed sewer assessment of $78,000 per year. Unlike real estate taxes, this assessment is inflated at 3.0 percent annually.

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Section III -- Property Description                                       III-6
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The assessor's assessment of market value is limited to a two percent annual increase unless the property is transferred or there is substantial new construction. In either of these two events, the property is re-appraised to current market value, usually as evidenced by the sales price or the construction cost.

IMPROVEMENT DESCRIPTION

General Layout

Situated on 18.3 immaculately groomed, landscaped acres, the Four Season Biltmore is comprised of the hacienda-like, central hotel which houses the main lobby, 9,800 square feet of conference and meeting space, and two restaurants, La Marina and the Patio, plus La Sala Bar and Lounge. The circular driveway off Channel Drive leads to the lobby and reception area. This main structure and all of the hotel's other buildings are decorated in remembrance of Santa Barbara's Spanish Colonial heritage with exposed wood beams, mosaic tiles, tapestries, warm colored fabrics and furnishings from early California. Throughout the hotel there are fine art works and an abundance of fresh cut flowers that brings a contemporary touch to this classic setting. To the west side of the lobby area is the entrance to La Sala Lounge. La Marina and the Patio are located at the north section of this building along with most of the meeting and banquet space. On the second level of this structure are guestrooms, and other guestroom buildings can be accessed through a second-level hallway. Located in the basement are the operation departments such as the accounting, marketing and sales staff, while the executive offices, business center and retail shops are on the ground floor.

Surrounding the central structure are spacious lawns with exotic tropical plants and flower beds, royal palms, oaks and eucalyptus trees. Noted landscape architect Ralph Stevens designed the grounds, which feature hundreds of species of rare and exotic plants. Because of the mild climate, flowering plants are in bloom most of the year. There are also 13 guest cottages providing the ultimate in privacy. To the east of the main structure is an open lawn providing a gaming area for croquet, shuffleboard, and a putting green; it is also used for outdoor luncheons. The pool and workout room is located just east of this area. The tennis courts are located at the northeasternmost portion of the site, with the parking areas also at the outskirts of the hotel. A facilities profile and site plan are presented on the following pages.

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Section III -- Property Description                                       III-7
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                           Four Seasons Biltmore Hotel

                            Santa Barbara, California

                               Facilities Summary

--------------------------------------------------------------------------------
                 Guest Rooms           Number of Rooms     Square Footage
--------------------------------------------------------------------------------
        Moderate                             11                  330
        Superior                             93                  330
        Cottage                              34                  330
        Deluxe Pool View                     24                  330
        Deluxe Fireplace                     29                  330
        Deluxe Ocean View                     4                  330
        Junior Suite (Biltmore Rooms)         5                  400
        Main-Building Suite                   2                544-768
        Cottage Suite                         4               544-1,216
        Executive Suite Cottage               1               600-1,320
        San Miguel and Santa Cruz Suites      1                674-898
        Odell Cottage (Premier Suite)         1                 1,264
        Suite Parlors                         8                674-898
--------------------------------------------------------------------------------
          Total                             217
--------------------------------------------------------------------------------
              Food and Beverage       Square Footage           Seating
--------------------------------------------------------------------------------
        La Manna                          2,200                  85
        The Patio                         3,800                 115
        The Patio Terrace                   N/A                  46
        La Sala Bar and Lounge            2,100                 105
        La Perla (Coral Casino)           2,200                  75
        The Raft (Coral Casino)             800                  75
--------------------------------------------------------------------------------
          Total                          11,100                 601
--------------------------------------------------------------------------------
             Meeting and Banquets     Square Footage           Seating
--------------------------------------------------------------------------------
       Loggia Ballroom                    3,150                88-375
       La Bella Vista                     2,735                78-325
       La Fonda                             589                22-50
       El Rincon                            390                20-40
       La Salita                            741                20-100
       La Sala Verde                        600                22-75
       El Mar                             1,140                36-150
       El Galeon (via stairs)               435                20-25
       Alto                                 450                20-40
       La Pacifica Ballroom
         (Coral Casino)                   4,200                45-500
       La Concha (Coral Casino)             850                25-70
--------------------------------------------------------------------------------
          Total                          15,280               396-1,750
--------------------------------------------------------------------------------
                Coral Casino Club
              Recreational Facilities         Square Footage
--------------------------------------------------------------------------------
       Showers                                      875
       Locker/Changing Areas                      4,300
       Sauna                                        240
       Steam                                        200
       Exercise Room                                400
--------------------------------------------------------------------------------
         Total                                    6,015
--------------------------------------------------------------------------------
       Source: Four Seasons Biltmore Hotel
--------------------------------------------------------------------------------

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Section III -- Property Description                                       III-8
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Guest Accommodations

Each of the Biltmore's 217 rooms and suites look out onto either the Pacific Ocean, the Santa Ynez Mountains, the hotel's own quiet gardens, or the swimming pool. Many rooms have patios, fireplaces and vaulted ceilings, and a few have balconies or roof terraces.

The rooms are generally oversized by modern standards, having sitting areas or adjoining rooms in suite arrangements. Most rooms have king beds, although there are 48 double-bed units. Of the rooms with two beds, the majority are double-double and a few have double-twin (in the cottage). All rooms feature a refrigerator/mini-bar, clock radio, remote controlled color television sets (with On Command and Spectravision in-room movies and a VCR), iron and ironing boards, humidifier, umbrella, room safe, ceiling fans, and individual climate controls. The bathrooms offer a full compliment of amenities, including terry cloth robes and hair dryers. The suites also have coffeemakers and generally enhanced amenities, and three of the suites also have stereo systems. The guestrooms are not air conditioned, but the temperate climate in Santa Barbara makes this unnecessary.

The guestroom walls are painted plaster, the floors are carpeted and the windows are covered with plantation-style wooden shutters and drapery. Guest bathrooms typically have marble walls and floors, with cast-iron tub and marble shower enclosure; a few rooms also have shower stalls. Some bathrooms have ceramic tile in place of marble.

There are a variety of suites on the property, ranging from the Junior Suites at 400 square feet (only slightly larger than the typical guestroom) to the 1,264-square foot Premier Suite that encompasses the bulk of the Odell Cottage. (The suite parlors in the 17 suites, other than the Junior Suites, were counted as two units until early 1997.) Two other notable suites are the San Miguel and Santa Cruz Suites, which are located on the second floor of the main building. The suites also have at least one connecting guestroom that can be used as a second bedroom. There are also 15 pairs of connecting rooms not attached to suites. The guestrooms are typically of the same basic size, with the distinguishing of "moderate," "superior" and "deluxe" rooms referring mainly to furnishings and amenities in the rooms. For example, there are three levels of toiletries (shampoo, lotion, etc.) offered in various rooms in the property. Approximately 55 percent of the rooms are designated for non-smokers.

While the basic size, layout, and in-room amenities are consistent throughout the property, there are distinct differences among the various types of buildings on the property. The main building offers guests convenience, the second-floor rooms or suites offer beautiful views, while the cottages tend to be more secluded. Small groups or families often rent all or part of a cottage together, since all but one are built around a central parlor. The Odell Cottage was the residence of Robert S. Odell when he owned and operated the hotel, and it has been placed on an architectural register as an outstanding example of a classic American cottage. The window banquettes are a particularly noteworthy item, as are the enclosed patio and gardens at the rear.

Food and Beverage Facilities

The Four Seasons Biltmore Hotel has two primary restaurants, La Marina and the Patio, as well as the La Sala lounge. Hotel guests may also use the two restaurants at the adjacent Coral Casino Beach and Cabana Club. In addition, several meeting and banquet rooms offer attractive settings for social or business events. Each of the major outlets is described in the following paragraphs.

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Merrill Lynch Mortgage Capital, Inc.
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                               [GRAPHIC OMITTED]

                              MAIN-BUILDING SUITE

--------------------------------------------------------------------------------
                              Guest Room Inventory
--------------------------------------------------------------------------------
    Room Category                              Number    Size (sq. ft.)
--------------------------------------------------------------------------------
    Superior                                     104          330
    Cottage                                       34          330
    Deluxe Pool View                              24          330
    Deluxe Fireplace                              29          330
    Deluxe Ocean View                              4          330
    Junior Suite                                   5          400
    Main-Building Suite                            4          544-768
    Cottage Suite                                  8          544-1,216
    Executive Suite Cottage                        2          600-1,320
    San Miguel and Santa Cruz Suites               2          674-898
    Odell Cottage (Premier Suite)                  1          1,264

    (Plus 17 Parlors with the Suites.)
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                                    COTTAGE

                       Floor Plans - Rooms and Amenities


                       FOUR SEASONS RESORT- SANTA BARBARA

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La Marina, seating 85, is the Biltmore's signature restaurant. Serving dinner nightly, it features an ocean view, the elegant restaurant is celebrated in Santa Barbara for its fine continental cuisine, serving sophisticated specialties in a setting of candlelight, flowers, and high arched windows framing the ocean. There are attractive French doors to give the room extended outdoor function capability. La Marina is located at the western portion of the main structure.

The Patio is a less formal, but offers a casually elegant glass-enclosed atrium featuring al fresco dining on the terrace overlooking the ocean. The Patio serves as a multi-purpose room and the image and decor has been slanted towards a Spanish colonial/mission-style setting, with water fountains, plants and an exposed kitchen. Soft colors through Southwestern decor compliment the greenhouse ceiling artwork and ceramics. The ceiling features a glass roof that can be retracted for open-air dining, and also fabric shutters that can be opened or closed. The restaurant serves as the property's three-meal facility and offers a famous Sunday brunch as well as numerous dinner buffets. The Patio is located immediately west of the main lobby area and east of La Marina and seats 115, with its adjacent outdoor Terrace seating another 46.

La Sala Lounge is a 105-seat, lobby area cocktail lounge that enables guests to enjoy appetizers and cocktails looking out to the Pacific Ocean. The La Sala Lounge is elegantly decorated with deep colors, gracefully shaped chandeliers, wall scones and luxurious seating arrangements. Original oil paintings adorn the walls and sculptures are situated throughout the room. The area is open from late morning to late in the evening. The lounge is located to the east of the Patio, which allows guests ocean views through the French doors.

The Raft and La Perla Restaurant and Lounge, the two restaurants in the Coral Casino Beach and Cabana Club, both seat 75. The Raft serves lunch, while La Perla serves both lunch and dinner. Both of these restaurants offer seating indoors or on the terrace overlooking the pool and the Pacific Ocean.

In addition to the aforementioned restaurants, the hotel offers 24-hour room service. A pool menu is also available daily with light selections and an extensive beverage service. Four Seasons Alternative Cuisine is offered with all menus, featuring foods low in sodium, cholesterol and calorie count. The on-site pastry kitchen produces fresh breads, pastries, sherbet, ice cream and fine chocolates.

Banquet and Meeting Facilities

Over 15,000 square feet of meeting space is divided among two ballrooms and nine meeting rooms, many of which can be broken down further into smaller rooms. Most open onto a terrace or garden, ideal for breakouts and pre-function events. Groups from 10 to 500 can be served. Smaller groups may opt for the space and privacy of a garden cottage with up to five bedrooms and a sheltered patio. State-of-the-art audio-visual equipment and full catering services are available on request.

The Loggia Ballroom, providing a dramatic clear span area of 3,150 square feet for meetings and banquets, is the hotel's premier function room. The ballroom has ornate chandeliers and wall fixtures while at the same time preserving the original trimmings of the room. The recent renovations to the hotel allowed the ballroom to return to its former elegance.

The smaller meeting rooms are the La Bella Vista, La Fonda, El Rincon, La Sala Verde, El Mar, and Alto rooms which have all been completely refurbished. Pleasant new wall and window

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Section III -- Property Description                                       III-11
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treatments, carpet, artwork and upgrading lighting capabilities combine to make the rooms suitable for either banquet or meetings. The El Galeon has been richly designed as a ship's interior and serves as a boardroom with a permanent meeting table, built-in audio-visual equipment, a display wall, wet bar and adjacent serving pantry; it is located up a short flight of steps. La Pacifica, the hotel's second ballroom, is located in the Coral Casino and offers full ocean views and an outdoor function area situated at the edge of the beach. It is one of the few oceanfront ballrooms in California. La Concha is another, smaller meeting room in Coral Casino.

In addition to the indoor accommodations, the grounds offer additional opportunities for outdoor luncheons, banquets, receptions and meetings; and the mild climate and very low rainfall make these areas available for most of the year. The Recreation Lawn contains 3,200 square feet and can handle up to 350 at reception and 250 for meals. Other areas include the North Patio, South Patio, Loggia Patio (outside the Ballroom), and the 500 Courtyard, which can handle 65 to 120 for receptions and 60 to 100 for banquets. A floor plan and square footage breakdown of the subject's conference facilities are presented on the following pages.

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                       Floor Plans - Conference Facilities

                       FOUR SEASONS RESORT - SANTA BARBARA

QUICK REFERENCE GUIDE o Four Seasons Resort Santa Barbara  Conference Facilities
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        CAPACITIES
                                                    --------------------------------------------------------------------------------
Room               Dimensions   Ceiling   Sq. Ft.   Round  Rectangle  Reception  Dinner/  Conferencee  Theater    U Shape  Classroom
                                Height                                           Dance
------------------------------------------------------------------------------------------------------------------------------------
Resort
Loggia Ballroom     70' x 45'     18'     3,150      230      275        350       200         88        375         55       200
La Bella Vista            --      10'     2,735      250       --        250       220         78        325         63       150
   El Jardin        34' x 23'     10'       782       60       25         65        60         25         75         27        46
   Les Flores       32' x 23'     10'       736       60       25         65        60         25         75         23        45
   La Loma          32' x 19'     10'       608       50       22         50        40         22         60         20        28
   El Presidente    29' x 21'     10'       609       50       22         66        60         22         75         20        36
La Fonda            31' x 19'     10'       589       40       22         50        --         28         30         22        27
El Mar              30' x 38'     10'     1,140       80       36        150       100         36         90         36        60
La Sala Verde       30' x 20'     10'       600       50       22         75        --         23         48         22        30
La Salita           39' x 19'     10'       741       60       36        100        --         32         60         20        30
El Galeon           29' x 15'     10'       435       24       22         25        --         20         25         21        --
El Rincon           13' x 30'     10'       390       30       22         40        --         20         25         20        20
Alto                15' x 30'     10'       450       30       --         40        --         20         25         20        20

Coral Casino
La Pacifica
   Ballroom         50' x 84'     12'     4.200      300       --        500       300         --        400         45       150
La Concha           25' x 34'     10'       850       60       --         65        --         25         70         25        45

Outdoors
Loggia Patio        15' x 50'      --       750       60       25         65        --         --         --         --        --
North Patio         40' x 40'      --     1,600      100       50        120        --         --         --         --        --
South Patio         40' x 40'      --     1,600      100       50        120        --         --         --         --        --
Recreation Lawn     80' x 40'      --     3,200      250       --        350        --         --         --         --        --
500 Courtyard       30' x 30'      --       900       60       --        100        --         --         --         --        --
------------------------------------------------------------------------------------------------------------------------------------

Section III -- Property Description                                       III-14
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Coral Casino Beach and Cabana Club

Originally built in 1937 on a dramatic oceanfront location, the Coral Casino Beach and Cabana Club cannot be duplicated, since it lies primarily in the floodplain. It is a private swim club with a 50-meter, Olympic-sized lap pool as its focal point of activity. The pool is complimented by spacious sundecks, shower and locker facilities, exercise room, whirlpool spa, sauna, steam room, massage rooms, private cabanas, changing areas, a lounge and dining facilities. The 4,200-square-foot La Pacifica Ballroom, with its ocean-view glamour is the focal point for social events. A 600-member ceiling on club membership has been set to maintain the exclusive ambiance and controlled use of the facilities. A surge in membership has occurred in the past 36 months, which has brought the total roster to the maximum 600 members. Hotel guests may also use the club facilities for a nominal fee.

The $4,600,000 renovation program was completed in 1990. It dramatically upgraded the existing facilities to the same luxury standard as the hotel and has repositioned the Coral Casino as one of the premier beach clubs on the West Coast.

Other Facilities and Amenities

Hotel services include a beauty salon, a gift shop, a jewelry store, business center, complete laundry and valet services, twice-daily maid service, full concierge service, and complimentary overnight shoeshine service. Complimentary bicycles are also available, and there are exceptional supervised children's activities.

Fitness facilities include two swimming pools, including a 50-meter Olympic pool at the Coral Casino Beach and Cabana Club, two whirlpools, three lighted tennis courts, putting green, shuffleboard and croquet courts. Golf outings are also available through special arrangements at three nearby courses, Montecito Country Club, La Cumbre Country Club, and Sandpiper County Club, the latter being an oceanfront course considered one of the three best in the state, and the former being only two miles from the subject.

Bookings are arranged readily for sailing, charter sport fishing, racquetball, polo and horseback riding.

Operational Systems

The back-of-house facilities include the dry cleaning facility, laundry equipment (three Unimac washers, three Cissell dryers and sheet ironer), the main kitchen, Coral Casino kitchen, the loading lock, the water recycler, and two wells.

Parking

There are four guest parking lot areas with a total of approximately 320 parking spaces for the hotel. One is located at the circular driveway entrance to the facility, another small lot is located at the western perimeter, and the remaining two are at the northern perimeter between Hill Road and the railroad tracks. A row of parking spaces is also available in front of Coral Casino directly off Channel Drive.

Basic Construction and Mechanical Systems

The subject is mainly a wood-frame structure with stucco finish. The exteriors of the buildings are painted stucco with mission tile roofing. The Coral Casino 1993 addition (except for the perimeter

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Section III -- Property Description                                       III-15
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mission-tile roof) and selected sections of the main building have flat built-up roofs. Most of the cottages have cedar shake roofs. The structure and the roof are in good condition, with the Coral Casino roof receiving $70,000 in repair work a few years ago.

With regard to the mechanical systems, the subject has two public hydraulic elevators, a 125-ton Carrier chiller for public areas, two hydronics boilers rated at 5 million BTU each, two wells to supplement irrigation and a filtration system. In addition to the central plant, there are smaller hydronics boiler systems serving a group of three cottages. Heat is supplied to 70 percent of the guestrooms through circulating hot-water baseboard Modine units from the central plant, radiant forced-air heat from modified Modine units and gas heaters each supplying about 15 percent. Domestic hot water is also supplied from the boilers, through systems running parallel with the heat. The electrical system has been continually upgraded with new breakers and switches now being installed throughout the property.

Fire/Life Safety Systems

The subject property is fully sprinklered except for one building (the 700's Building, attached to the main building and in the southeast corner of the property). Hard-wired smoke detectors are provided at all building lobby and corridor locations and in all guestrooms. In addition, a life-safety speaker system and fire alarm pull station are a part of the life-safety system.

Compliance with the Americans with Disabilities Act (ADA)

In 1992, Congress enacted the Americans with Disabilities Act (ADA), which requires that buildings be made accessible to the disabled. The Four Seasons Biltmore Hotel has an existing program in place to bring the facilities into compliance with the act. According to the Four Seasons Biltmore ADA Compliance Schedule, issues that apparently have been resolved include curbing ramps, reconstructing the lobby desk, adding handrails to various areas, making outside entrances accessible, purchasing tables with knee clearance requirements, insulating hot water pipes, replacing handles, providing accessible public telephones, and installing both audible and visible emergency warning systems. In addition, two guestrooms were made accessible, including roll-in showers, bringing the total to four. The hotel is considered to be in substantial compliance.

Hazardous Materials

We were provided a copy of the Report of Asbestos Abatement Observations for the subject, with the report prepared by Letco Associates, Inc. In this report, it was stated that asbestos was removed from the pipe and exterior duct insulation from selected areas during September through October 1988. According to the building engineer, asbestos is present in the pipes from the engineering building to the main structure, in the walls, underneath the building, and in the ceiling. Management has plans to remove the material but has not projected a future date of completion nor cost. We have not estimated the impact of the cost of removal on the value of the subject.

We have not been provided information on the potential presence of other possible hazardous materials, and we are not aware of any which may be present. We alert the client to the fact that we are not experts in the field and are not qualified to make a determination as to their possible presence.

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Section III -- Property Description                                       III-16
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Historical, Natural, Cultural, Recreational, and Scientific Value

The property has no designated historical, natural, cultural, recreational or scientific value. However, we do recognize that the property was designed by noted architect Reginald Johnson in 1926 and is well recognized within the community. The Santa Barbara County Historical Landmark Advisory Committee stated that, although the property is not designated as a historical landmark, in the unlikely event that it should be considered for demolition, a review process would probably eventually lead to a historical designation by the county. In addition, the Odell Cottage has a recognized architectural designation, as previously noted.

Condition and Functional Utility of the Improvements

Since the 1988-1990 renovation, the Four Seasons Biltmore Hotel and Coral Casino Beach Club have been maintained in excellent condition. Expenditures for capital improvements over the past several years are noted below.

               =======================================================
                           Four Seasons Biltmore Hotel
               -------------------------------------------------------
                         Historical Capital Improvements
               -------------------------------------------------------
                    Year                         Capital Additions
               -------------------------------------------------------
                    1993                           $ 1,038,795
                    1994                               394,101
                    1995                               581,721
                    1996                             1,253,180
                    1997                             2,037,195(1)
               -------------------------------------------------------
                  (1) The 1997 figures represent actual
                  dollars spent through August and the budget for the remaining months.

                  Source: Four Seasons Biltmore Hotel
               -------------------------------------------------------

The new management agreement mandates capital expenditures equal to four percent of gross revenues at the property, a level that is generally higher than historical costs, and we believe that this level of capital additions should maintain the hotel's competitiveness in the future.

Considering the age of the property, we found the facility to be highly functional and well-designed for its current usage as a luxury resort hotel. While the size and appointments of the guestrooms and suites are consistent with newer properties (such as the Ritz-Carlton Laguna Niguel), guest bathrooms outside the suites are typically small by today's standards, the only deficiency in the property of note. This does not appear to present a significant marketing challenge at present. We are of the opinion that the temperate climate, the exceptionally manicured grounds featuring hundreds of rare and exotic plants, the charm of the Santa Barbara area, and the access to a private beach counter-balance any deficiencies in the guest accommodations.

Renovation

Between early 1988 and May 1989, a total renovation costing $15,000,000 was completed on the main hotel and guest cottages, restoring the uniqueness of this historical property. It was completed to reposition the hotel as an exclusive, world-class coastal luxury resort. The following is a list of the major renovations completed.

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Section III -- Property Description                                       III-17
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      1.    All restaurants were completely refurbished.

      2. All guestrooms, suites, and villas were completely refurbished and the bathrooms were renovated.

      3. The entry road and arrival court was redesigned with a grand entrance with 18 majestic palm trees added. The parking area was also shifted to avoid having vehicles visible from the street.

      4.    The exterior stucco and trim was repaired and repainted.

      5. The lobby and public corridors were renovated. There is new lighting that brightens the main rooms, cast stone wall brackets and other fixtures produce a soft ambient feel. The ceiling and beams are a lighter color.

      6. The Loggia Ballroom was restored to its former elegance with a refinished ceiling, new all coverings, carpeting, window treatments, and a new lighting system.

      7. The banquet and meeting rooms were given new all and window treatments, carpeting, artwork and upgrading lighting capabilities.

In 1990, approximately $4,600,000 was invested to upgrade the Coral Casino Beach and Cabana Club to reposition it as a full-service recreational resort and private club.

Since the major renovation, the property has been maintained in immaculate condition through an above-average maintenance program and judicious capital improvements.

Management of the subject indicated that recent and proposed improvements include plans to expand the health club and pool deck, refurbish the entry canopy, and replace the soft goods in the guestrooms. The 1996 actual and 1997 actual/forecast capital improvement budgets are presented in the Addenda.

CORAL CASINO MANAGEMENT AND MEMBERSHIP STRUCTURE

The Coral Casino Beach and Cabana Club is managed by Four Seasons along with the hotel. The Conditional Use Permit on the club calls for a membership "cap" of 600, and when the permit was issued, management apparently never thought that the membership would actually reach this level. In recent years, Coral Casino has been promoted more heavily, especially to younger prospective members, and as a result membership grew to the maximum allowable under the Conditional Use Permit.

At present, there are eight types of memberships at Coral Casino, which are summarized below.

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Merrill Lynch Mortgage Capital, Inc.
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Section III -- Property Description                                       III-18
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================================================================================
                       Coral Casino Beach and Cabana Club
                               Membership Options
--------------------------------------------------------------------------------
                                                             Quarterly Food and
   Membership Type        Initiation Fee       Monthly Dues   Beverage Minimum
--------------------------------------------------------------------------------
Lifetime - Family            $15,000               $155             $145
Lifetime - Single             15,000                145              145
Lifetime - Non-Resident       15,000                145           (exempted)
Lifetime -- Monthly            2,500                265              145
3-Year Conversion(1)           5,000                165              145
Junior Conversion(2)           7,500                135              145
3-Year Junior Conversion(3)    3,750                135              145
Social Membership(4)           3,000                145              145
--------------------------------------------------------------------------------
(1) Can be converted to lifetime membership after the third year with a payment of $11,000.

(2) Ages 21 to 32. Can be converted to a Lifetime membership for $7,500 when member reaches the age of 33.

(3) Can be converted to full junior membership after the third year with a payment of $3,750.

(4)   Limited to 25 memberships.

Source: Coral Casino Beach and Cabana Club
--------------------------------------------------------------------------------

Additional fees are charged for those members who desire lockers ($10 per month), dressing rooms ($45 per month), or cabanas ($165 per month, or $50 per day). Guest fees are $8 for adults and $4 for children under 16. Members must meet the food-and-beverage minimum of $145 each quarter, but receive a 15 percent discount on all charges.

Management has devised a number of strategies to deal with the membership cap. A second class of membership, seasonal members, can be added under the existing Conditional Use Permit, limited to 50. In addition, the club could apply to the County for an increase in the number of permitted members, although there are capacity issues at the club that would preclude the practical addition of more members beyond the 600.

CONCLUSION

The Four Seasons Biltmore is currently among the premier luxury resorts in the United States. Its unique architecture, oceanfront setting, superior recreation, meeting and dining facilities, and high quality level will continue to attract new and returning guests to this unique resort property.

The overall construction, condition, and quality of the subject are excellent and comparable to other world-class destinations resorts found throughout the United States and California. The layout of the property is spacious with 18.3 acres of land giving the guests a relaxed and comfortable environment. Because the guestrooms are spread throughout the property, the hotel does not "feel" crowded even when it is fully occupied, adding to the guest experience.

Additional photographs are presented on the following pages.

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Merrill Lynch Mortgage Capital, Inc.
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                           Four Seasons Biltmore Hotel

                               [GRAPHIC OMITTED]
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Section III -- Property Description                                       III-20
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                               [GRAPHIC OMITTED]


                               GUEST COTTAGE SUITE


                               [GRAPHIC OMITTED]


                             GUEST COTTAGE BATHROOM

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Section III -- Property Description                                       III-21
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                               [GRAPHIC OMITTED]


                         CORAL CASINO AND SWIMMING POOL


                               [GRAPHIC OMITTED]


                              EL MAR MEETING ROOM

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Merrill Lynch Mortgage Capital, Inc.
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                                   Section IV

                     MARKET ANALYSIS, MARKET POSITION, AND

                              HIGHEST AND BEST USE


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Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-1
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                       MARKET ANALYSIS AND MARKET POSITION

OVERVIEW

A destination resort is by definition a facility that has the ability to attract demand that might not otherwise visit a destination. This distinction is important to note because it differentiates a resort hotel from other types of lodging facilities. Guests visiting destination resorts tend to come to a particular market because of the attributes of a particular property located therein.

Characteristics of a destination resort typically include:

      o Location in a desirable climate (i.e., destination golf resorts are located in sunny climates; destination ski resorts are located in snowy climates);

      o     Availability and quality of various food and beverage outlets;

      o     Availability of a wide variety of recreational activities;

      o     A unique range of services designed to pamper the guests;

      o     Self-contained; and

      o     Tends to have a strong repeat business.

Resorts primarily target the group and tourist segments which, relative to a typical commercial hotel, are not typically affected by the same economic factors and supply conditions found in the immediate area. The nature of a world-class luxury destination resort is such that its competitive environment is geographically much broader.

The Four Seasons Biltmore Hotel, by virtue of its intended exclusivity, location, amenities, services, and other facilities, can be classified as a destination resort. As such, the property is expected to compete within the worldwide luxury resort market, with world-renowned coastal California properties and throughout the Western United States, including Hawaii, as well as other warm climate destinations.

MARKET ANALYSIS

Existing Supply

In order to identify the competitive market of the Four Seasons Biltmore, we have analyzed the overall California coastal-resort hotel market and selected six properties that we feel offer primary competition to the subject hotel. The hotels in the competitive market include the Inn at Spanish Bay, the Lodge at Pebble Beach, the Ritz-Carlton Laguna Niguel, La Costa Hotel and Spa, the Hotel Del Coronado, and the Four Seasons Aviara, which opened last month. The selection of the competitive supply was based on each hotel's coastal location, number of guestrooms, support facilities and amenities, room rate structure and market orientation.

The selected hotels represent facilities that cater predominantly to the high-end California coastal leisure (43 percent) and group meeting (57 percent) demand. In 1996, the competitive supply achieved an aggregate occupancy level of
77.2 percent at a composite average daily rate of $222.06. Over the past five years, both occupancy and average rate have steadily increased. Average rates ranged from $175 to almost $350 within the competitive market in 1996.

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Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-2
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The chart on the following page presents the anticipated primary competitive supply for the Four Seasons Biltmore Resort. A description of each of the competitive hotels and a map indicating their locations follow.

        ================================================================
                               Competitive Supply
        ----------------------------------------------------------------
           Map Code          Property                   Number of Rooms
        ----------------------------------------------------------------
            Subject   Four Seasons Biltmore                   217
               1      Inn at Spanish Bay                      270
               2      Lodge at Pebble Beach                   161
               3      Ritz Carlton Laguna Niguel              393
               4      La Costa Hotel and Spa                  482
               5      Hotel Del Coronado                      691
               6      Four Seasons Aviara                     337
                                                            -----
                      Total                                 2,551
        ----------------------------------------------------------------
           Source: PKF Consulting
        ----------------------------------------------------------------

The subject currently has 217 units. However, it should be noted that prior to early 1997, the subject counted the 17 suites as two units each, which resulted in a room count of 234. In early 1997, management of the subject began to count the suites as one unit each resulting in a drop in the number of available rooms to the current number.

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                            COMPETITIVE HOTEL SUPPLY

                                                                  PKF CONSULTING

Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-4
--------------------------------------------------------------------------------

      Inn At Spanish Bay

The 270-room Inn at Spanish Bay is situated along the northern end of the "17 Mile Drive" in the Pebble Beach-Monterey area. Completed in November 1987, the Inn is a luxury hotel providing guests with ocean, forest or fairway views, two restaurants, two lounges and 14,000 square feet of meeting space. It was developed to complement its sister hotel, the Lodge at Pebble Beach, by offering more extensive meeting facilities to cater to group meeting demand. Guests staying at the Inn at Spanish Bay have access to the Lodge at Pebble Beach facilities and the two golf courses, Spyglass and Spanish Bay. In 1996, this property was one of the two occupancy leaders, while average rate was also above the market average.

      Lodge At Pebble Beach

Overlooking the 18th-hole fairway and the scenic Monterey coastline, the Lodge at Pebble Beach offers 161 guestrooms and suites. Opened in 1919 and known primarily for its famous golf complex, the Lodge at Pebble Beach also provides its guests with access to a private tennis and swim club, four restaurants, and 10,915 square feet of ballroom and meeting space. Because of its relatively small number of rooms and lack of significant meeting facilities, the property focuses on attracting high-end tourist demand, as well as smaller social and recreation oriented groups. In 1996, this property was the rate leader and was one of the two occupancy leaders.

      Ritz-Carlton Laguna Niguel

The five-star, 393-room Ritz-Carlton is located atop a 150-foot bluff overlooking the Pacific Ocean in Laguna Niguel. The hotel offers 31 suites (8 percent), 89 ocean-view rooms (22 percent), and 35 coastline-view room (9 percent). The hotel opened in 1984 and is designed as a four-story, Mediterranean-style villa. The interior common areas are outfitted with marble floors inset with hand-woven rugs, crystal chandeliers, imported limestone and marble fireplaces, all of which generate an old world ambiance. The hotel features four restaurants, two cocktail lounges, two outdoor swimming pools with jacuzzis, a fitness center, four tennis courts, and 16,200 square feet of meeting space. The occupancy and average daily rate were slightly above the market averages in 1996. This property was the subject of a recent sale as noted in the sales Comparison section of this report.

      La Costa Hotel and Spa

Located in an inland valley 30 minutes north of San Diego, the La Costa Hotel and Spa was originally built over 40 years ago and offers 482 guestrooms in two-story stucco, Spanish-motif buildings. La Costa is famous for its two championship 18-hole golf courses, 23 tennis courts and extensive spa facility. In addition, the resort offers five indoor and two outdoor restaurants, several small pools with jacuzzis and 50,000 square feet of meeting and ballroom space. This property has become somewhat dated and in need of renovation, and subsequently had the lowest occupancy in the competitive market in 1996. The average daily rate was also below the market average.

      Hotel del Coronado

The Hotel Del Coronado is a historical resort property and convention facility. Originally built in 1890 as the Traditional Grand Hotel, the property completed the modern seven-story Tower in 1974. Located on Coronado Beach ten minutes from downtown San Diego and the San Diego International Airport, the Hotel del Coronado offers activities and facilities for both tourists and group travelers. The modern convention complex adjacent to the Traditional Grand Hotel can accommodate up to 3,000 patrons and is booked for much of the year. Guest amenities include

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Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-5
--------------------------------------------------------------------------------

seven tennis courts, two swimming pools, a health spa, and golf facilities across the street. The hotel has 691 rooms of which 117 are suites. With a resort-style concept and proximity to downtown San Diego, the property is positioned to continue to attract a wide variety of guests to its facility. In spite of having the most rooms of all of the competitive hotels, this property achieved an above market occupancy in 1996. Much of this demand came from convention groups with discounted rates, however, resulting in the lowest average rate in the competitive market. This property also recently sold, as discussed later in this report.

      Four Seasons Aviara

The Four Seasons Aviara is part of the 1,015-acre master planned community of Aviara, which is located in southern Carlsbad, approximately 40 miles north of San Diego. Although the site is somewhat secluded and offers views of the Batiquitos Lagoon, the location is still convenient to local tourist attractions and commercial centers. The hotel contains 337 guestrooms, a restaurant and cafe, a lobby lounge, 4,835 square feet of retail shops, and 26,065 square feet of enclosed meeting and banquet space (plus a 5,000-square foot exterior tent structure). Recreation facilities at the Four Seasons Hotel Aviara consist of a 5,000 square foot health club/spa with a child care center, a swimming pool and jacuzzi, and a children's pool. The Aviara Golf Club, featuring an Arnold Palmer designed golf course and a clubhouse with restaurant, bar, pro shop and locker rooms, are also be available for hotel guest use. In addition, guests have access to the Aviara Sports Club, which offers a 25-meter lap pool, family and children's pools, tennis courts, racquetball courts, squash courts, basketball courts, exercise/aerobic areas, weight training, a restaurant, and six tennis courts. The 337-room resort opened a portion of its rooms in August and all 337 units on September 1, 1997.

Additions to Supply

In addition to the existing supply, we have identified five proposed coastal-oriented resort projects totaling 1,488 rooms as possible future additions to the competitive supply. Most of those projects are in the planning stages. The certainty and timing of the development of each is somewhat speculative at this time. However, given the current strength of the market and the overall hotel market, it is likely that at least several of these proposed properties will be developed in the near term future. We have reflected that fact in our analysis. The only project that has received more attention recently is the 400-room Santa Barbara Club Resort & Spa, which broke ground in July 1997 in Goleta, Santa Barbara County. The project broke ground without all of its financing committed and is currently seeking the balance of its financing, with all of the government approvals in place. The following table identifies those projects, that we believe are still active and their current status.

================================================================================
                           Future Additions to Supply
--------------------------------------------------------------------------------
                                            Number
       Project/Location                    Of Rooms          Status
--------------------------------------------------------------------------------
Long Point Resort, Ranchos Palos Verdes       350       On Hold
To Be Determined, Santa Barbara               150       On Hold
Treasure Island, Laguna Beach                 295       Preliminary
Santa Barbara Club Resort and Spa             400       Construction Started
Pointe on Catalina Island                     293       Financing Sought
                                            -----
                                            1,488
--------------------------------------------------------------------------------
Source: PKF Consulting
--------------------------------------------------------------------------------

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Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-6
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      Long Point Resort

Located in Los Angeles County, the proposed resort development in Rancho Palos Verdes is planned for the top of a 1 25-foot-ridge overlooking the Pacific Ocean. Situated on an approximate 40 acre parcel which is, in turn, part of a planned 230 acre resort development, the Long Point Resort is planned to feature significant high quality meeting space, a health spa, separate cabanas/casitas, food and beverage facilities commensurate with the quality level of the resort, limited retail space, swimming pools and other amenities and facilities typically found in a luxury destination resort. The development is also expected to include a time share/vacation ownership and other resort/residential components that at this time have not been specifically defined. It is our understanding, management of the resort will operate the golf course planned for the adjacent site and hotel guests will have priority tee times. The developers are in the process of securing financing and finalizing design plans. We have assumed that the proposed Long Point Resort will open and enter the competitive market in 2003, after the projection period.

      Undetermined Fess Parker Hotel (Santa Barbara)

Fess Parker has a development agreement that allows him to begin development of a 150-room five-star hotel located adjacent to the Doubletree Resort (formerly the Red Lion) through the year 2007. In an effort to provide more luxurious guestrooms and a higher ratio of rooms with ocean views, the approved project plans were modified. The city required several new provisions in conjunction with the proposed modifications; subsequently, the plans were withdrawn. Based on discussions with Fess Parker's representatives, various development options are being discussed by Mr. Parker and Doubletree Hotels. A plan seeking to transfer the previously approved development rights to an expansion of the Doubletree Resort may be proposed. The project has not been included in our market projections.

      Treasure Island Resort

Located in South Laguna, the possible hotel development at Treasure Island is proposed to be situated atop and sloping down a 60 foot bluff overlooking the Pacific Ocean immediately north of Aliso Beach. The resort is to be part of a master planned development including condominiums and beach homes. City planning officials indicated that the project would be in the planning stages through 1997. Following city approval, the plans must be reviewed by the California Coastal Commission. Due to the uncertainty surrounding the development, we have not included the Treasure Island Resort in our projections.

      Santa Barbara Club Resort and Spa

The 400-room Santa Barbara Resort & Spa commenced construction in July of this year, near Sandpiper Golf Course in Goleta, Santa Barbara County, approximately 100 miles northwest of the subject. The hotel is planned to include 26,000 square feet of meeting space with a state-of-the-art multi-media screening room, a 25,000 square foot spa, two swimming pools and a lap pool, a gourmet restaurant plus a cafe and lounge, 48 cabanas and a poolside bar, and 8,000 square feet of retail space, in addition to other amenities and facilities typically found in a luxury destination resort. The project was granted a one-year extension to begin development and recently began construction. The hotel is planned to be opened by mid-2000. While this project has been in the planning stages for 15 years, we have assumed the opening of this project in mid-2000 in our future projections.

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Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-7
--------------------------------------------------------------------------------

      Pointe on Catalina Island

The proposed Pointe on Catalina Island is to be developed situated in a cove along the shoreline of the Pacific Ocean on Santa Catalina Island, approximately 25 miles off the coast of Los Angeles. The resort will is planned to have a casual California ambiance while maintaining the highest quality and standards. This island location will afford an array of activities unique to Catalina Island and provide a convenient get-away for both individual and group travelers. This project has secured the necessary approvals to begin development and is seeking financing options. We have assumed the opening of the Pointe on Catalina Island in January 2000.

There are several other permitted resort sites along the Southern California coast, including two at Newport Coast, an Irvine Company development adjacent to Newport Beach. However, there are no current plans for development on these sites.

To account for potential hotel development opportunities along the coast, we have assumed the opening of the Santa Barbara Resort & Spa in mid-2000, the 293-unit Pointe on Catalina Island Resort in January 2000, the, and the 350-unit Long Point Resort in 2003. The following table illustrates the historical room count and projected changes for the period 1996 to 2004.

=================================================================================================
                                       Growth In Supply
-------------------------------------------------------------------------------------------------
                             1996    1997    1998    1999    2000    2001    2002    2003    2004
-------------------------------------------------------------------------------------------------
Four Seasons Biltmore(1)      234     221     217     217     217     217     217     217     217
Inn at Spanish Bay            270     270     270     270     270     270     270     270     270
Lodge at Pebble Beach         161     161     161     161     161     161     161     161     161
La Costa Resort & Spa         482     482     482     482     482     482     482     482     482
Ritz Carlton Laguna Niguel    393     393     393     393     393     393     393     393     393
Hotel del Coronado            691     691     691     691     691     691     691     691     691
Four Seasons Aviara             0     112     337     337     337     337     337     337     337
Santa Barbara Hotel & Spa       0       0       0       0     200     400     400     400     400
Points on Catalina Island       0       0       0       0     293     293     293     293     293
Long Pointe Resort              0       0       0       0       0       0       0     350     350
-------------------------------------------------------------------------------------------------
                    Total   2,231   2,330   2,551   2,551   3,044   3,244   3,244   3,594   3,594
           Percent Change     0.0%    4.5%    9.5%    0.0%   19.3%    6.6%    0.0%   10.8%    0.0%
-------------------------------------------------------------------------------------------------
(1)   Historically, the subject counted suites as two units. Beginning in early
      1997, the subject's room count dropped by 17 units, as 17 of the suites are now counted as one unit each.

      Source:  PKF Consultiug
-------------------------------------------------------------------------------------------------

HOTEL ROOMS DEMAND
Demand for hotel rooms is categorized in three ways:

      Demonstrated Demand: the demand already captured at competitive hotels;

      Induced Demand: the demand that does not presently seek accommodations in the competitive market, but could be persuaded to do so through marketing efforts, room rates, facilities, services and amenities.

      Unsatisfied Demand: the demand that seeks accommodations in the market but is not satistied due to one of a number of factors: sell-outs during peak season; lack of a particular type of accommodation; lack of meeting space; or high room rates.

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-8
--------------------------------------------------------------------------------

Historical Performance of the Competitive Supply

The aggregate average annual available and occupied rooms, resulting occupancy levels, average daily rate, and REVPAR (revenue per available room) for the competitive supply from 1992 to 1996 are presented in the following table.

=========================================================================================================
                                      Historical Market Performance
---------------------------------------------------------------------------------------------------------
                 Average Annual  Average Annual  Percent   Market     Market   Percent  Market    Percent
    Year             Supply          Demand      Change   Occupancy    ADR     Change   REVPAR    Change
---------------------------------------------------------------------------------------------------------
    1992             814,315         562,700       N/A      69.0%    $193.79     N/A    $133.67    N/A
    1993             814,315         566,500       0.9%     69.6      196.61     1.5%    136.79    2.3%
    1994             814,315         590,600       4.3      72.5      200.99     2.2     145.79    6.6
    1995             814,315         611,100       3.5      75.0      209.76     4.4     157.42    8.0
    1996             814,315         628,800       2.3      77.2      222.06     5.9     171.48    8.9
---------------------------------------------------------------------------------------------------------
 Compounded
Annual Growth          0.0%            2.9%                             3.5%               6.4%
   1992-1996
---------------------------------------------------------------------------------------------------------
Source: PKF Consulting
---------------------------------------------------------------------------------------------------------

The preceding charts depict the demonstrated demand in the subject's competitive market, which showed no change in the supply of rooms over the last five years. Occupied room nights increased during this period by 2.9 percent annually and the average daily rate increased 3.5 percent annually. As can be noted, the market has strengthened significantly since 1994. This reflects an improving economy and the related increase in discretionary spending. It should be noted that there are now substantial periods of time in which the overall market is operating at capacity levels and thus cannot accommodate any added demand. As a result, growth rates in demonstrated demand in recent years may be artificially low due to the amount of unsatisfied demand.

In 1996, the competitive market's accommodated demand increased 2.3 percent while the average daily rate grew 5.9 percent as compared to 1995. The market's REVPAR (revenue per available room, a combination of occupancy and average daily room rate) increased approximately 8.9 percent for the same period.

The demand captured by the competitive supply is derived primarily from the group meeting and tourist market segments. A small amount of commercial demand is captured by a few properties, which we have included with the tourist demand in the figures for total transient demand.

The following table summarizes historical accommodated demand by segment from 1992 to 1996.

===============================================================================================================
                                      Historical Segmentation of Demand
---------------------------------------------------------------------------------------------------------------
                                   Transient                           Group                   Total Average
---------------------------------------------------------------------------------------------------------------
                      Annual       Ratio to     Percent  Annual      Ratio to   Percent       Annual    Percent
     Year             Demand         Total      Change   Demand        Total    Change        Demand    Change
---------------------------------------------------------------------------------------------------------------
     1992             242,000        43.1%               319,000       56.8%                 561,700
     1993             239,000        42.1        -1.5%   328,000       57.8       2.8%       566,500     0.9%
     1994             247,000        41.8         3.6    344,000       58.2       4.9        590,600     4.3
     1995             250,000        40.9         1.3    361,000       59.1       4.9        611,100     3.5
     1996             267,000        42.5         6.8    361,000       57.5       0.0        628,800     2.3
---------------------------------------------------------------------------------------------------------------
   Compound
Annual Growth            2.5%                                3.1%                           2.9%
---------------------------------------------------------------------------------------------------------------
Note: Figures may not foot due to rounding.
Source: PKF Consulting
---------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-9
--------------------------------------------------------------------------------

As noted in the table, the group meeting segment has increased at a higher rate than the transient segment. However, this trend reversed in 1996 when transient demand grew by 6.8 percent and group meeting demand remained relatively flat.

In a resort market, new supply of destination resorts such as those under development in this market have the ability to induce new demand into the marketplace due to their facilities, location, amenities and marketing efforts. Thus future accommodated demand in the market can include previously unsatisfied demand, induced demand and demand growth due to general economic conditions.

Using the historical growth in the market as a base, and taking into account the current demonstrated and future projected economic conditions, we have estimated future growth in overall market demand. Each market segment is discussed in the following paragraphs, followed by a summary table setting forth our estimated growth in supply and demand.

      Transient Market Segment

The transient segment consists of pleasure travelers who visit California resorts for recreational purposes in addition to a small number of high-end commercial travelers (who primarily stay at three of the competitive properties). This segment is comprised of a significant amount of domestic weekend travel and international travel from the Pacific Rim and Europe. In recent years, currency fluctuations of the US dollar have positively impacted this market, and coupled with targeted marketing efforts, have led to an annual increase. In 1996, the transient market segment is estimated to have accounted for 42.5 percent of total demand, or approximately 267,000 room nights of captured demand. We anticipate that the transient segment will continue to grow at a moderate rate throughout the projection period. This growth reflects the continued rebound of California tourism, the slowly improving economy, and the increased marketing efforts of the individual properties to target international travelers.

      Group Market Segment

The group market segment consists of room nights generated from corporate, association, and social meetings. In the competitive resort market, demand consists of incentive meetings for sales and marketing teams, executive level conferences, educational sessions for professionals such as doctors and attorneys, and high-end social and fraternal retreats. As outlined in the previous table, the group meeting segment represents the largest demand source for the competitive supply, representing 57.5 percent of the total occupied rooms in 1996, or 361,000 room nights of captured demand. Fortune 500 companies, the bulk of the client base, have largely completed their downsizing and have been reporting higher productivity and improved profitability. These firms needed to reward their remaining sales staffs and executives, and the California coastal market has been a prime destination for incentive trips in recent years. This market segment is estimated to grow moderately throughout the projection period.

SUMMARY OF DEMAND GROWTH AND MARKET OCCUPANCIES

Using the historical growth actually achieved in the market as a benchmark and analyzing the impact of expected changes in available supply and the economy, we have estimated future growth in demand by segment. The following table illustrates the growth rates, which factors in the

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-10
--------------------------------------------------------------------------------

demand induced from the new supply, for each of the principle segments of demand during the projection period.

====================================================================================================================
                                             Projected Growth By Segment
--------------------------------------------------------------------------------------------------------------------
                                                               Projected
                   1996     ------------------------------------------------------------------------------
                  Actual       1997      1998      1999      2000      2001      2002      2003      2004   C.A.C.(1)
--------------------------------------------------------------------------------------------------------------------
Transient Demand  267,362   284,600   306,700   317,400   341,400   356,200   366,800   385,600   397,100     4.8%
Percent Growth                  6.5%      7.7%      3.5%      7.5%      4.3%      3.0%      5.7%      3.0%

Group Demand      361,465   389,200   428,100   443,100   486,600   513,500   528,900   565,900   582,900     5.9%
Percent Growth                  7.7%     10.0%      3.5%      9.8%      5.5%      3.0%      7.0%      3.0%

Total Demand      628,827   673,900   734,800   760,500   828,000   869,600   895,700   951,500   980,000     5.5%
Percent Growth                  7.2%      9.0%      3.5%      8.9%      5.0%      3.0%      6.2%      3.0%
Market Occupancy       77%       79%       79%       82%       75%       73%       76%       73%       75%
--------------------------------------------------------------------------------------------------------------------
(1) Compound Annual Change from 1997 to 2004.

Source: PKF Consulting
--------------------------------------------------------------------------------------------------------------------

Based on the foregoing analysis by market segment, we have estimated future market occupancies as outlined in the following table.

======================================================================================
                          Projected Market Performance
--------------------------------------------------------------------------------------
                 Average     Percent   Annual  Percent    Market    Market    Percent
    Year      Annual Supply  Change    Demand  Change   Occupancy    ADR      Change
--------------------------------------------------------------------------------------
    1997          850,572     4.5%    673,900    7.2%      79%     $240.00      8.0%
    1998          931,115     9.5     734,800    9.0       79       254.00      6.0
    1999          931,115     0.0     760,500    3.5       82       267.00      5.0
    2000        1,111,060    19.3     828,000    8.9       75       278.00      4.0
    2001        1,184,060     6.6     869,600    5.0       73       286.00      3.0
    2002        1,184,060     0.0     895,700    3.0       76       295.00      3.0
    2003        1,311,810    10.8     951,500    6.2       73       303.00      3.0
    2004        1,311,810     0.0     980,000    3.0       75       312.00      3.0
--------------------------------------------------------------------------------------
  Compound
Annual Change       6.4%                5.5%                          3.8%
 1997-2004
--------------------------------------------------------------------------------------
Source: PKF Consulting
--------------------------------------------------------------------------------------

As can be seen from this chart, we expect the market occupancy to increase in 1997 to 79 percent and remain at this level through 1998 as the remaining new rooms from the Four Seasons Aviara Resort are absorbed into the market. With no additions to supply expected to enter the market in 1999, we have estimated that the market occupancy will grow to 82 percent. However, the Santa Barbara Resort & Spa and the Pointe on Catalina Island Resort are anticipated to enter the market in the year 2000. We have estimated the market occupancy will drop to 75 percent in 2000 and 73 percent in 2001 as a result of the supply growing faster than demand. As the new rooms are absorbed into the resort market, we have estimated market occupancy will slowly climb and stabilize at 75 percent beginning in 2004. The average daily rate is estimated to increase above the rate of inflation through 2000, reflecting the strength of the coastal-resort hotels and the new

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-11
--------------------------------------------------------------------------------

supply anticipated to enter the market. The market average daily rate is expected to stabilize and increase with inflation beginning in 2001.

HISTORICAL AND ESTIMATED PERFORMANCE OF THE SUBJECT

Presented in the following table is a summary of the subject's historical occupancy, average daily rate, and REVPAR.

================================================================================
                      Historical and Estimated Performance
--------------------------------------------------------------------------------
                                 Average     Percent                    Percent
   Year             Occupancy   Daily Rate   Change       REVPAR        Change
--------------------------------------------------------------------------------
   1992                69.3%     $190.86        --        $132.27          --
   1993                68.7       200.68      5.1%         137.87         4.2%
   1994                68.0       205.74       2.5         139.90         1.5
   1995                73.9       205.34      (0.2)        151.75         8.5
   1996                78.7       220.79       7.5         173.76        14.5
--------------------------------------------------------------------------------
  C.A.G.                            3.7%                     7.1%
--------------------------------------------------------------------------------
1996 ytd(1)            79.8       220.04        --         175.59          --
1997 ytd(1)            82.5       252.10     14.6%         207.98        18.4
--------------------------------------------------------------------------------
(1)Through August.

Source: PKF Consulting and Four Seasons Biltmore Hotel
--------------------------------------------------------------------------------

The subject property has historically performed at levels consistent with the competitive market. Concurrent with the competitive market's growth in occupied rooms and average rates, the subject experienced substantial growth in REVPAR (revenue per available room) in 1995 and 1996. In 1996, the subject achieved an occupancy of 78.7 percent with a corresponding average daily rate of $220.79; this resulted in REVPAR growth of 14.5 percent over 1995.

For year to date 1997 (through August), the subject's occupancy was 82.5 percent, up from 79.8 percent for the same period in 1996. The average daily rate increased 14.6 percent for year to date and is attributed to the subject increasing their rack rates and the overall strength of the California coastal resort market as well as the local strength of the Santa Barbara hotel market. The change in method of counting has also had an impact on the calculated average room rates. Based on year to date and 1996 year-end numbers, the subject is forecasted to end 1997 with an occupancy of 82 percent and an average daily rate of $251.00. At this occupancy level, the subject is penetrating the market at 103 percent, slightly above its fair share.

Penetration analysis

Estimated occupancy levels for the subject resort have been projected on the basis of a market penetration analysis that is supported by our analysis of the competitive hotels and anticipated quality level of the subject hotel. Market penetration is defined as the actual capture of room demand in relation to the hotel's fair share of demand. Market penetration levels in excess of 100 percent of fair share suggest a hotel has competitive advantages while competitive weaknesses or positioning strategies are reflected in market penetration levels of less than 100 percent of fair market share.

The actual penetration of each market segment by the subject property may deviate from fair market share for the following reasons:

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-12
--------------------------------------------------------------------------------

      > The competitive advantages or disadvantages of the subject resort, taking into consideration such factors as exclusivity, location, room rate structure, quality and extent of amenities offered, chain affiliation, quality of management, marketing efforts and image;

      >     The characteristics and composition of each market segment;

      > The restraint on demand captured due to capacity constraints during certain periods of the week or season, or due to the accommodation of certain market segments; and,

      >     Management decisions concerning target markets.

Based on year to date results, we estimate that the subject will have an overall market penetration level of 103 percent and a corresponding occupancy of 82 percent in 1997. The subject's penetration is estimated to fluctuate during the projection period while the new supply is absorbed into the market. The subject's occupancy level is estimated to stabilize in 2001, the fifth year of the projection period.

Based on our analysis, the subject's 1996 and stabilized market mix levels are presented below, followed by a discussion of the subject's estimated penetration by market segment.

================================================================================
                           Four Seasons Biltmore Hotel
                           Market Mix and Penetration
--------------------------------------------------------------------------------
                             1996                       Stabilized Level
--------------------------------------------------------------------------------
                Percentage   Room                Percentage   Room
Market Segment     Mix      Nights  Penetration     Mix      Nights  Penetration
--------------------------------------------------------------------------------
Transient             49    32,600       116           43    26,200        110
Group                 51    34,600        91           57    35,400        103
                  ------    ------    ------       ------    ------     ------
Total                100%   67,200       102%         100%   61,600        106%
--------------------------------------------------------------------------------
Source: PKF Consulting and the Four Seasons Biltmore Hotel
--------------------------------------------------------------------------------

Transient: The transient market, which mainly consists of individual leisure travelers, represents the highest rated demand in the peak summer periods and on weekends throughout the year. The exclusivity of the Four Seasons Biltmore Hotel as well as the availability of recreational amenities are likely to continue to induce and sustain a substantial level of transient demand.

The subject penetrated this segment at 116 percent of fair share in 1996. This segment is estimated to remain the strongest for the subject due to the superior product quality, the popularity of Santa Barbara as a tourist destination, and the property's proximity to Los Angeles, the main feeder market. We have estimated that the subject's transient penetration will stabilize at 110 percent beginning in 1999. The slight drop in penetration is the result of the new supply entering the market. In addition, we have assumed that the subject will change its mix slightly to maintain its position within the competitive market. (As presented above, the group segment is estimated to grow faster than transient demand.) The subject is projected to capture 43 percent of its total business once stabilizing it reaches a stabilized penetration and occupancy.

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-13
--------------------------------------------------------------------------------

Group: The Four Seasons Biltmore Hotel is expected to capture approximately 57 percent of its demand from the group market. This segment consists of high-end retreats, incentive trips, corporate meetings and a limited amount of association business. The subject's location, orientation, and recreational amenities compared to that of the competition is estimated to help the subject increase its position within the competitive market. Taking these factors into consideration, we have estimated a penetration rate at or above fair share upon stabilizing.

In the competitive market, several properties have a significant amount of meeting space. Due to the enormous amount of meeting space in the competitive market, this segment is estimated to remain one of the most competitive. The subject penetrated the market at 91 percent in 1996. Although the subject has less meeting space than other competitive properties, the meeting facilities are above the competitive market standards. We have estimated group meeting segment penetration of 94 percent in 1997, decreasing to 90 percent in 1998 and 1999, increase back to 95 percent in 2000, before stabilizing at 103 percent beginning in 2001.

================================================================================
                              Penetration Analysis
--------------------------------------------------------------------------------
                              1997      1998      1999       2000        2001
--------------------------------------------------------------------------------
Available Room Nights
 Total Market               850,572   931,115   931,115   1,111,060   1,184,060
 Four Seasons Biltmore       80,665    79,205    79,205      79,205      79,205
 Fair Share                     9.5%      8.5%      8.5%        7.1%        6.7%
--------------------------------------------------------------------------------
Penetration
 Transient                      116       116       110         110         110
 Group Meeting                   94        90        90          95         103
Total                           103%      101%       98%        101%        106%
--------------------------------------------------------------------------------
Room Nights Captured
 Transient                   31,300    30,300    29,700      26,800      26,200
 Group Meeting               34,700    32,800    33,900      33,000      35,400
Total                        66,000    63,100    83,600      59,800      61,600
--------------------------------------------------------------------------------
Estimated Occupancy              82%       80%       80%         76%         78%
--------------------------------------------------------------------------------

The subject is positioned in a competitive market where both supply and demand are anticipated to increase dramatically. We have estimated that the subject will achieve an overall penetration rate of 103 percent in 1997, which corresponds to an occupancy of 82 percent. The subject is estimated to experience a modest decrease in its market penetration in 1998 and 1999 as the rooms from the Four Seasons Aviara are absorbed into the market. The subject is estimated to achieve the stabilized occupancy of 78 percent beginning in 2001. At 78 percent occupancy, the subject's overall market penetration is 106 percent, which is reasonable given the subject's facilities, orientation, and mix. It is likely that the subject's occupancy will fluctuate above and below the 78 percent level. The stabilized level is meant to reflect an average over the long-term.

The Four Seasons Biltmore Hotel is an exceptional hotel that has been carefully positioned in the market by its current ownership and management. The competitive strengths and weaknesses of the property can be summarized in the following text.

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Merrill Lynch Mortgage Capital, Inc.

Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-14
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      Strengths

      > Location: The Four Seasons Biltmore Hotel is located in Santa Barbara, a destination which has a great deal of inherent appeal, outstanding tourist amenities, and a location within a two-hour drive of the Los Angeles market. Further, the property is located in a beautiful residential setting and cannot be replicated.

      > Facilities: The Four Seasons Biltmore's rambling Spanish hacienda-style buildings, oversized guest rooms, and gardens and open spaces would be nearly impossible to construct today due to the economics of today's hotel industry. The historical ambiance of the property, likewise, probably would not be replicated.

      > Quality of Service: The Four Seasons Biltmore has a consistently high service standard that has led to a higher frequency of repeat guests. The property's service offerings are at par or in excess of the other hotels within the competitive supply. The facility is consistently ranked among the top 15 resorts in the nation in surveys by Conde Nast.

      > History: Having been built in the 1920s and having a long-standing reputation in the Southern California community is a significant advantage to the property. Four Seasons Biltmore Hotel has been successful in translating this regional reputation to more of a national one.

      Competitive Disadvantages

      > Physical Plant: The magnificent, historical physical plant does have certain disadvantages that impact the property's performance. Guest bathrooms in most guestrooms are smaller than in comparable luxury resorts. The hotel's meeting space is spread throughout the hotel and is less flexible than meeting space in some of its competitors. On the other hand, the meeting space is much less generic than in newer hotels and, therefore, has greater appeal to meeting planners seeking a unique venue.

            While the hotel is in an oceanfront setting, the property does not physically orient itself towards the ocean. The wide front lawn and beach retaining wall partially obscure views of the ocean from the public space, and only a few of the guest rooms have actual ocean views. Compared to the Ritz-Carlton Laguna Niguel and the two Pebble Beach properties, this is somewhat of a disadvantage. However, the high quality of the gardens and courtyards where most of the hotel guestrooms are located mitigates some of this disadvantage and create a unique lush atmosphere for the hotel.

      > Recreational Amenities: While packages are available at the hotel with Santa Barbara area golf courses, the direct availability of a golf course at the resort is a marketing disadvantage, particularly in the Asian market.

Average Daily Rate and Yield Analysis

Our derivation of the average daily rate for the subject property in a stabilized year of operation is based primarily on the historical average daily rates achieved by the subject and the other hotel

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Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-15
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properties in the competitive supply, and how these properties compare to the subject in terms of quality of facility, location, and mix of demand.

The following table highlights the change in average daily rates for the competitive market and the subject and the resulting REVPAR and yield for 1993 through year to date 1997.

--------------------------------------------------------------------------------
                         Historical ADR, REVPAR, & Yield
--------------------------------------------------------------------------------
                 Market            Subject                  REVPAR
           ---------------------------------------------------------------------
Year         ADR     Change    ADR      Change    Market    Subject     Yield
--------------------------------------------------------------------------------
1992       $193.79     --    $190.86       --     $133.67   $132.27       99%
1993        196.61    5.1%    200.68     5.1%      136.79    137.87       101
1994        200.99    2.5%    205.74     2.5%      145.79    139.90        96
1995        209.70   -0.2%    205.34    -0.2%      157.42    151.75        96
1996        222.06    7.5%    220.79     7.5%      171.48    173.70       101
--------------------------------------------------------------------------------
C.A.C.(1)     3.5%              3.7%                 6.4%      7.0%
--------------------------------------------------------------------------------
(1) Compound annual change 1992 to 1996.
Source: PKF Consulting
--------------------------------------------------------------------------------

The Four Seasons Biltmore has historically achieved an average daily rate consistent with the average of competitive market. However, from 1993 through 1996, the subject's rate averaged an annual increase of 3.7 percent, while the competitive market had rate growth of 3.5 percent. In 1996 the subject's average daily rate increased 7.5 percent and year to date 1997 reflects an increase of
14.6 percent over the same period last year. The jump in average rates is attributed to subject's management, which has driven the rack rates, the strength of the competitive market, and the strength of the Santa Barbara hotel market.

The Four Seasons Biltmore is projected to finish 1997 at an average rate of $251.00, 13.7 percent above the 1996 average rate. With demand growing in both the competitive market and the subject's immediate sub-market, we estimate that the subject will improve its average daily rate above inflation through 2001. We have estimated that the average daily rate will increase to $271.00 in 1998, an increase of 8.0 percent over 1997. The average daily rate in 1999 and 2000 is estimated at $287.00 and $299.00. The subject's average rate is estimated to increase with inflation beginning in 2001.

The following table summarizes our estimates of the subject's average rate growth for the period 1997 to 2006.

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Merrill Lynch Mortgage Capital, Inc.

Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-16
--------------------------------------------------------------------------------

================================================================================
                              Inflated       Subject
                 Inflation      Room        Property        Subject      Percent
Year               Factor       Rate        Occupancy        REVPAR      Change
--------------------------------------------------------------------------------
1997                 0.0%     $251.00          82.0%        $205.82
1998                 8.0       271.00          80.0          216.80        5.3%
1999                 6.0       287.00          80.0          229.60        5.9
2000                 4.0       299.00          76.0          227.24       (1.0)
2001                 3.0       308.00          78.0          240.24        5.7
2002                 3.0       317.00          78.0          247.26        2.9
2003                 3.0       327.00          78.0          255.06        3.2
2004                 3.0       336.00          78.0          262.08        2.8
2005                 3.0       347.00          78.0          270.66        3.3
2006                 3.0       357.00          78.0          278.46        2.9
--------------------------------------------------------------------------------
Source: PKF Consulting
--------------------------------------------------------------------------------

As can be seen in the table above, we have estimated the stabilized average room rate of the Four Seasons Biltmore at $251.00, stated in 1997 dollars. To test our revenue projections for reasonableness, we have also employed a variation of the penetration analysis, called a revenue yield analysis that takes into account both the occupancy and average daily rate performance. Presented in the following table is a summary of the subject's estimated performance with regard to revenue yield.


================================================================================
                         Projected ADR, REVPAR. & Yield
--------------------------------------------------------------------------------
                Market              Subject                   REVPAR
           ---------------------------------------------------------------------
   Year      ADR     Change      ADR     Change      Market   Subject    Yield
--------------------------------------------------------------------------------
   1997    $240.00     8.0%    $251.00    13.7%     $189.60   $205.82     109%
   1998     254.00     6.0      271.00     8.0       200.66    216.80     108
   1999     267.00     5.0      287.00     6.0       218.94    229.60     105
   2000     278.00     4.0      299.00     4.0       208.50    227.24     109
   2001     286.00     3.0      308.00     3.0       208.78    240.24     0115
--------------------------------------------------------------------------------
 C.A.C.(1)    4.5%                5.2%                 2.4%      3.9%
--------------------------------------------------------------------------------
(1) Compound annual change 1997 to 2001.
 Source: PKF Consulting
--------------------------------------------------------------------------------

Historically, the subject's occupancy and average daily rate had resulted in REVPAR penetration rates in the 96 to 101 percent range. Our forecast of occupancy and rate indicate that the revenue yield for the subject will increase through 2001 before stabilizing. Revenue yield for the subject is estimated to be to 109 percent of fair share in 1997 increasing to 115 percent beginning in 2001.

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Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-17
--------------------------------------------------------------------------------

                              HIGHEST AND BEST USE

The appraisal of real estate always includes a determination of highest and best use. According to the Appraisal Institute's Dictionary of Real Estate Appraisal (Third Edition), highest and best use is defined as:

      The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported financially feasible, and that results in the highest value. The four criteria the highest and best use must meet the legal permissibility, physical possibility, financial feasibility and maximum profitability.

As noted above, in determining highest and best use, there are essentially four criteria that must be considered. Each of these criteria must be satisfied sequentially in order to arrive at a highest and best use conclusion.

      1. Legally Permissible: The use of a site can be limited by various private and public restrictions including zoning and building codes, environmental regulations, and deed or lease restrictions, among other things.

      2. Physically Possible: Use is restricted by the physical characteristics of the site. Characteristics include, but are not limited to size, shape, terrain, soil composition, and accessibility of utilities.

      3. Financially Feasible: The ability of a project or an enterprise to meet defined investment objectives; an investment's ability to produce sufficient revenue to pay all expenses and charges and to provide a reasonable return on and recapture of money invested.

      4. Maximally Profitable: This item refers to that use that produces the highest price, or value, consistent with the rate of return warranted by the market.

Since the subject property is currently improved, it is necessary to consider the highest and best use of the site as if vacant, in addition to its optimal use as improved. The highest and best use as if vacant is analyzed first.

HIGHEST AND BEST USE AS IF VACANT

Legally Permissible

Legal restrictions as they apply to the subject property are private restrictions, in the case of covenants, and the public restrictions of zoning regulations. There are no known private restrictions affecting title. Common restrictions, such as utility easements do exist; however, they do not affect the development potential of the subject site.

The 18.3 acre land area is classified "CV," Resort-Visitor Serving Commercial by the County of Santa Barbara. Under this designation, the permitted uses include hotels and motels; light commercial uses, provided such commercial activities are so designated and limited as to be incidental; recreational facilities, such as boat docks, golf courses, parks, and beach clubs; in-house

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Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-18
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child care centers; and incidental and accessory uses, buildings and structures.
According to the County of Santa Barbara Department of Planning, the Four
Seasons Biltmore as it exists today either complies with all approved conditional use permits which were established within one year after approval, or it is a legal non-conforming use. The Coral Casino structure, including height and parking, was approved by the County Planning Commission in April
1987.

Physically Possible

The second constraint imposed on the possible use of the site is dictated by the physical aspects of the site itself, such as size, frontage, topography, and accessibility. The size and location within a given block are the most important determinants of value. In general, the larger the site, the greater its potential to achieve economies of scale and flexibility in development.

The subject site encompasses 18.267 acres (795,733 square feet) of beachfront land in four parcels. The site is generally at grade, and of sufficient length and width to permit most types of development. All types of improvements suitably scaled to the site are physically possible. However, given the affluent character of the local area, a destination resort or luxury residential homes would be the most complementary type of development to the area in which the site is located.

Financially Feasible and Maximally Productive

Financial feasibility is based on whether the proposed project will attain a cash flow of sufficient quantity, quality, and duration to allow investors to recover the capital invested and achieve the necessary and expected rate of return. Factors to be considered are the timing of inflows and outflows of cash, revenues, costs, debt service, and the proceeds of a sale or refinancing.

The demand for coastal luxury resorts has been historically strong due to the very limited supply of this type of facility and the significant demand for beachfront accommodations. While the recession has impacted the coastal resort market during the 1990s, the recent economic improvement has allowed the market to regain its past strength and continue to experience moderate levels of growth.

For various reasons including the limited availability of financing, there are no resorts under construction, with the exception of the Santa Barbara Resort Club and Spa. The capital for real estate, particularly hotels, has, until recently, been limited in supply and the long entitlement process found in many California municipalities continue to limit the growth of new resort development. Furthermore, resort development in the coastal zone is extremely difficult due to the stringent coastal commission regulations and community opposition.

Given the recent upturn in the financing markets for hotels, along with the demonstrated strength in the market, we believe that the highest best use as vacant would be for resort hotel development.

HIGHEST AND BEST USE "AS IMPROVED"

The subject site is currently improved with a luxury resort. Construction of the building began in the mid-1920s, and there have been additions to the property while at the same time the historic significance has been preserved. The facility is in excellent physical conditions with the most recent renovation having occurred from 1988 to 1990. The hotel is highly competitive with the California coastal luxury resort market. As built, the property represents the most optimal use of the

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Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section IV -- Market Analysis, Market Position, and Highest and Best Use   IV-19
--------------------------------------------------------------------------------

site. There is no alternative, legal use that could economically justify the removal of the existing improvements. Therefore, the current use of the subject property represents the highest and best use of the improved property.

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

                                    Section V
                                    VALUATION


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Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                          V-1
--------------------------------------------------------------------------------


                                    VALUATION

Estimating the market value of real property involves a systematic process in which the problem is defined, the work necessary to solve the problem is planned, and the essential data is acquired, analyzed, and interpreted. The appraisal of real estate can include the Cost, Sales Comparison, and Income Capitalization Approaches to value, with the conclusion of value based on the reconciliation of these approaches. An explanation of each approach follows.

COST APPROACH

In the Cost Approach, the value is based on the estimate of the cost of reproducing the improvements, less any accrued depreciation from physical deterioration, functional obsolescence, and/or external obsolescence. Physical deterioration measures the deterioration of the physical improvements. Functional obsolescence reflects a lack of desirability by reason of layout, style, or design; while external obsolescence denotes a potential loss in value caused from something other than the physical property itself. The value of the land is then added to the depreciated replacement cost of the property to develop a value estimate.

SALES COMPARISON APPROACH

This approach is based on the principle of substitution. When a property is replaceable within the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming no costly delay in making the substitution. Since no two properties are identical, adjustments are made for differences in quality, location, size, services, and market appeal between the comparable properties and the subject.

INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach involves a valuation of the property in terms of its ability to provide a net annual income in dollars. Traditionally, the estimated net annual stabilized income is capitalized into value at a rate commensurate with the risk involved in ownership of the property. This process is known as direct capitalization.

Another technique used in estimating value by the Income Capitalization Approach is the discounted cash flow method. This method is accepted in the marketplace and has become an essential tool of the most prudent investors of income producing properties in the 1990s. This technique involves explicit year-by-year forecasting of net income (cash flow) over a typical holding period. In addition, the reversionary value of the property upon resale at the end of the holding period is then estimated and added to the final year's cash flow. Then, these benefits are discounted to a present value by applying a market-derived yield rate (discount rate).

VALUATION OF THE SUBJECT PROPERTY

In our analysis of the subject property, we have used two of the three traditional approaches to value. The effective date of valuation of the report is as of October 1, 1997, under economic conditions prevailing as of the same date.

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Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                          V-2
--------------------------------------------------------------------------------

The Cost Approach is defined in The Dictionary of Real Estate Appraisal, Third Edition (Appraisal Institute, 1993) as:

      A set of procedures through which a value indication is derived from the fee simple interest in a property by estimating the current cost to construct a reproduction of, or replacement for, the existing structure; deducting accrued depreciation from the reproduction or replacement cost; and adding the estimated land value p1us an entrepreneurial profit. Adjustments may then be made to the indicated fee simple value of the subject property to reflect the value of the property interest being appraised.

We believe that a value utilizing the Cost Approach would not be a reliable indicator of value of the subject property as typical investors in income-producing property in the market today are not relying on the Cost Approach to arrive at a value indication when determining a purchase price. With regard to the subject, a lack of recent comparable land sales in the vicinity of Santa Barbara makes an estimation of the current market value of the subject site difficult to ascertain. Further, the Cost Approach is primarily used in today's market to test the feasibility of new construction in relation to the estimation of value produced by the Income Capitalization Approach. Finally, accrued depreciation estimates that must be determined for the subject property under the Cost Approach would be subjective and without adequate market support.

In the Sales Comparison Approach, relevant sales of hotels were analyzed, and appropriate adjustments were considered for such factors as property rights conveyed, financing terms, conditions of sale, renovations, and physical characteristics.

In the Income Capitalization Approach, the value of the property is based on analysis of the income and expenses generated by the operation of the facility. The value of the property was estimated using a discounted cash flow analysis.

We then performed a reconciliation of the value indications under these approaches to conclude to a final estimate of value.

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Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                          V-3
--------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH

INTRODUCTION

The Sales Comparison Approach is based on the premise that knowledgeable investors will pay no more for a specific property than the cost of acquiring a substitute property of equal utility. The basis for this analysis is a comparison of the subject to the sale of other similar facilities.

Key elements in an analysis of the value of the subject based on the Sales Comparison Approach are the location of the property, physical elements of the improved property, as well as the motivations of the buyer and the seller underlying the transaction. The reliability of this technique depends on the degree of comparability of each sale to the property being appraised, the length of time since the sale, the accuracy of the sales data, and the absence of any unusual conditions affecting the sale. By analyzing sales that qualify as arms-length transactions between willing, knowledgeable buyers and sellers, one can identify market value and price trends. The basic steps involved in the application of this approach are as follows:

      1) Recent research, relevant property sales, and current offerings throughout the competitive area;

      2) Select and analyze those properties considered most similar to the subject, giving consideration to the time of sale, any change in economic conditions which may have occurred since the date of sale, and other physical, functional or locational factors;

      3)    Reduce the sales price to a common unit of comparison;

      4) Identify sales which include favorable financing and calculate the cash equivalent price;

      5) Make appropriate adjustments to equate to comparable properties to the property appraised; and,

      6) Interpret the adjusted sales data and draw a logical value conclusion.

We have reviewed a number of recent hotel sales and focused on those sales considered most comparable in providing support for the market value of the subject.

Hotel Sales

Our search for hotel sales was initially limited to California; however, due to the limited number of recent comparable hotel sales in the area, our search was widened to include the sale of similar hotels located throughout the United States. Based on this search, eight sales were identified to use as the basis for our valuation of the subject under this approach.

Presented on the following table is a summary of the selected comparable hotels, all of which occurred between February 1996 and September 1997. Details of each hotel sale are presented on the following pages.

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Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                          V-4
--------------------------------------------------------------------------------

================================================================================
                            Comparable Sales Summary
-------------------------------------------------------------------------------------------------------------------------
                                         Date of  Number of      Sale       Price Per  Room Revenue   Cap.     Interest
         Name of Property                  Sale     Rooms        Price        Room      Multiplier    Rate(1)  Conveyed
-------------------------------------------------------------------------------------------------------------------------
Le Meridian, Coronado                      9/97      300       $60,000,000  $200,000       4.8         6.0%    Leasehold
Hotel Del Coronado, Coronado               8/97      692       330,000,000   476,879       8.8         N/A     Fee Simple
Ritz Carlton, Laguna Niguel                8/97      393      $225,000,000   572,519       8.2         8.5     Fee Simple
Ritz Carlton, Marina Del Rey               1/97      306        56,600,000   184,967       3.6         9.9     Leasehold
Sonoma Mission Inn & Spa, Sonoma          11/96      168        53,400,000   317,857       5.9         9.7     Fee Simple
Four Seasons, New York                     8/96      370       191,300,000   517,027       4.6         N/A     Leasehold
Mayfair Hotel, New York                    5/96      201        61,000,000   303,483       4.6         N/A     Fee Simple
Regent Beverly Wilshire, Beverly Hills     2/96      279      $105,000,000   376,344       5.2         5.7     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
(1) Most recent year performance.
Source: PKF Consulting
-------------------------------------------------------------------------------------------------------------------------

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Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                          V-5
--------------------------------------------------------------------------------

                           Comparable Hotel Sale No.1
--------------------------------------------------------------------------------
Property Name:                      Le Meridien
Location:                           2000 Second Street
                                    Coronado, California
Number of Guest Rooms:              300
Year Opened:                        1988
Sales Information
 Grantor:                           N/A
 Grantee:                           Host Marriott
 Interest Conveyed:                 Leasehold
 Closing Date:                      September 1997
 Sale Price:                        $60,000,000
 Sale Price Per Room:               $200,000
 Terms of Sale:                     All Cash
 Room Revenue Multiplier:           4.8 (based on 1996 actuals)
 Capitalization Rate:               6.0%
Amenities:                          7,500 square feet of indoor meeting space,
                                    1,200 square feet of outdoor meeting space,
                                    two restaurants, lounge, full-service spa,
                                    three outdoor swimming pools, business
                                    center, and gift shop.
--------------------------------------------------------------------------------

                           Comparable Hotel Sale No.2
--------------------------------------------------------------------------------
Property Name:                      Hotel Del Coronado
Location:                           1500 Orange Avenue
                                    Coronado, California 92118
Number of Guest Rooms:              692
Year Opened.                        1888/1974
Sales Information:
 Grantor:                           Travelers Group Inc.
 Grantee:                           Lowe Enterprises Inv. Mgmt. (on behalf of
                                    pension fund clients)
 Interest Conveyed:                 Fee Simple
 Closing Date:                      August 1997
 Sale Price:                        $330,000,000
 Sale Price Per Room:               $476,879
 Terms of Sale:                     All Cash
 Room Revenue Multiplier:           8.77 (based on 1996 actuals)
 Capitalization Rate:               N/A
Amenities:                          Located on Coronado Beach, the property
                                    offers 66,000 square feet of meeting space,
                                    business center, nine restaurants, two
                                    lounges, six tennis courts, two swimming
                                    pools, a health spa, a marina, and golf
                                    facilities across the street.
Remarks:                            This transaction includes the right to
                                    develop timeshare on the site, which has
                                    reportedly driven up the value.
--------------------------------------------------------------------------------

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Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                          V-6
--------------------------------------------------------------------------------


                           Comparable Hotel Sale No.3
--------------------------------------------------------------------------------
Property Name:                      Ritz Carlton Laguna Niguel
Location:                           33533 Ritz Carlton Drive
                                    Dana Point, California 92629
Number of Guest Rooms:              393
Year Opened:                        1983
Sales Information
 Grantor:                           Prutel Joint Venture
 Grantee:                           Whitehall Group, Ltd.
 Interest Conveyed:                 Fee Simple
 Closing Date:                      August 1997
 Sale Price:                        $225,000,000
 Sale Price Per Room:               $572,519
 Terms of Sale:                     All Cash
 Room Revenue Multiplier:           8.2 (based on 1996 actuals)
 Capitalization Rate:               8.5%
Amenities:                          198,000 square foot parking garage, four
                                    restaurants, lounge, two outdoor pools,
                                    outdoor hot tubs, 2-mile beach, golf course
                                    access, 31,109 square feet of meeting space,
                                    health facility, business center, beauty
                                    salon, four tennis courts, and gift shop.
Remarks:                            The hotel is a luxury destination resort on
                                    an oceanfront bluff above the Pacific Ocean
                                    south of Laguna Beach, California. AAA rates
                                    the hotel as five-star.
--------------------------------------------------------------------------------

                           Comparable Hotel Sale No.4
--------------------------------------------------------------------------------
Property Name:                      Ritz Carlton
Location:                           4375 Admiralty Way
                                    Marina Del Rey, California
Number of Guest Rooms:              306
Year Opened:                        1990
Sales Information:
 Grantor:                           Martel, California
 Grantee:                           HMH Properties, Inc.
 Interest Conveyed:                 Leasehold
 Closing Date:                      January 28, 1997
 Sale Price:                        $56,600,000
 Sale Price Per Room:               $184,967
 Terms of Sale:                     All Cash
 Room Revenue Multiplier:           3.6 (based on 1996 actuals)
 Capitalization Rate:               9.9%
Amenities:                          Restaurants, health club and spa and 12,000
                                    square feet of meeting space.
Remarks:                            The buyer, Host Marriott plans to spend
                                    $1.0 million on renovation in 1997. Based on
                                    conversations with the buyer the lease is
                                    considered to be at market levels. Adjusting
                                    for the leasehold assuming a 9.0 percent
                                    return to the land results in a price per
                                    room of $245,700 for the fee simple interest
                                    in the hotel.
--------------------------------------------------------------------------------

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Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                          V-7
--------------------------------------------------------------------------------


                           Comparable Hotel Sale No.5
--------------------------------------------------------------------------------
Property Name:                      Four Seasons New York
Location:                           57 East 57th Street
                                    New York, New York
Number of Guest Rooms:              370
Sales Information:
    Grantor:                        57 East 57 Associates
    Grantee:                        Polylinks
    Interest Conveyed:              Leasehold
    Closing Date:                   August 1996
    Sale Price:                     $191,300,000
    Sale Price Per Room:            $517,027
    Terms of Sale:                  All Cash
    Room Revenue Multiplier:        4.6 (based on 1995 actuals)
    Capitalization Rate:            N/A
Amenities:                          Subject is located in Manhattan. Facilities
                                    include restaurant, bar, 7,500 square feet
                                    of meeting space, business center, fitness
                                    center, and spa.
Remarks:                            The same group that purchased the Regent
                                    Beverly Wilshire purchased the property. It
                                    is our understanding that the sale was an
                                    all-cash purchase of the leasehold interest
                                    in the property.
--------------------------------------------------------------------------------

                           Comparable Hotel Sale No.6
--------------------------------------------------------------------------------
Property Name:                      Sonoma Mission Inn & Spa
Location:                           Sonoma, California
Number of Guest Rooms:              168
Year Opened:                        1927
Sales Information
   Grantor:                         Rahn Properties
   Grantee:                         Crescent REIT
   Interest Conveyed:               Fee Simple
   Closing Date:                    November 18, 1996
   Sale Price:                      $53,400,000
   Sale Price Per Room:             $317,857
   Terms of Sale:                   Cash plus assumption of debt
   Room Revenue Multiplier:         5.9
   Capitalization Rate:             9.7%
Amenities:                          7,000 square feet of meeting space, 13,000
                                    square foot spa complex, two restaurants,
                                    and two retail outlets.
Remarks:                            The resort was acquired for $53.4 million,
                                    including the issuance of $25.2 million of
                                    operating partnership units and assumption
                                    of debt, which the Company subsequently
                                    retired for $19.0 million. A $10.0 million
                                    expansion and enhancement of the resort is
                                    currently in process, including the addition
                                    of 30 suites during 1997.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                          V-8
--------------------------------------------------------------------------------

                           Comparable Hotel Sale No.7
--------------------------------------------------------------------------------
Property Name:                      Mayfair Hotel
Location:                           610 Park Avenue at East 65th Street
                                    New York, New York
Number of Guest Rooms:              201 (including 105 suites)
Sales Information
 Grantor:                           Investment Group led by Norman Perlmutter
 Grantee:                           Investment Group led by Colony Capital
 Interest Conveyed:                 Fee simple
 Closing Date:                      May 1996
 Sale Price:                        $61,000,000 (plus an estimated $30,000,000
                                    in required renovations)
 Terms of Sale:                     All Cash
                                    Unrenovated  Renovated
                                    -----------  ---------
 Sale Price Per Room:                $303,483    $452,736
 Room Revenue Multiplier:               4.6         6.9
 Capitalization Rate:                   N/A         N/A
Amenities:                          Subject is located on Manhattan's Upper East
                                    Side. Facilities include restaurant, bar,
                                    meeting rooms, business services, fitness
                                    center with putting green, and some rooms
                                    with fireplaces.
Remarks:                            Teachers Insurance and Annuity Association
                                    (TIAA) held first mortgage position on
                                    property. Mortgage had accrued to $96.0
                                    million and TIAA was in process of taking
                                    property back. Property was purchased by
                                    Colony at New York State Court auction.
                                    Hotel is known for luxury and gracious,
                                    low-key service. Several years ago, the
                                    property garnered one of the City's highest
                                    ADRs, but position has fallen in recent
                                    years. It is estimated that the capital
                                    infusion can return the property to
                                    top-rated tier.
--------------------------------------------------------------------------------

                           Comparable Hotel Sale No.8
--------------------------------------------------------------------------------
Property Name:                      Regent Beverly Wilshire
Location:                           9450 Wilshire Boulevard
                                    Beverly Hills, California 90212
Number of Guest Rooms:              279 (387 as renovated)
Year Opened:                        1928/1971
Sales Information
 Grantor:                           Regent International Hotels
 Grantee:                           Polylinks
 Interest Conveyed:                 Fee Simple
 Closing Date:                      February 1996
 Sale Price:                        $105,000,000 (plus an estimated $7,400,000
                                    in required renovations)
 Terms of Sale:                     All Cash
                                    Unrenovated    Renovated
                                    -----------    ---------
 Sale Price Per Room:                 $376,344     $290,439
 Room Revenue Multiplier:               5.2           5.6
 Capitalization Rate:                   5.7%          5.4%
Amenities:                          Subject is 278-room luxury hotel located on
                                    Wilshire Boulevard between Rodeo and El
                                    Camino Drives in the heart of Beverly Hills.
                                    Hotel includes two restaurants, lobby
                                    lounge, pool, spa, 25,000 square feet of
                                    meeting, gift shop, and retail space.
Remarks:                            Hotel was purchased by Regent International
                                    in 1985 for $125.0 million. Wilshire Wing
                                    was renovated in 1987 and Beverly Wing was
                                    renovated (up to sixth level) between
                                    1990-1991. Total cost of renovation was
                                    estimated at $16.0 million. Long-term
                                    renovation plans include renovation and
                                    reopening of floors 7-12 in Beverly Wing,
                                    which will bring room count to 387.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                          V-9
--------------------------------------------------------------------------------

ANALYSIS OF HOTEL SALES

Sale No. 1, the Le Meridien has been included because it a very recent transaction in Southern California. The physical product is inferior to the subject and the sales price of $200,000 per room was for the leasehold interest in the property. In comparison to the subject, an adjustment upwards would be necessary to reflect the fee simple interest and a comparable quality level.

Sale No. 2 is the sale of the Hotel Del Coronado to Lowe Enterprises Investment Management. This hotel was built in 1888 and is listed as a National Historic Landmark. The property sold last month for a reported $333 million, or $476,879 per room. The sale of the fee simple interest in the property included development rights to construct timeshare units on the site, which has increased the property value. An adjustment is necessary to account for the property's development rights and for being in a higher rated market.

Sale No. 3 is the Ritz Carlton in Laguna Niguel. This August 1997 sale of the fee simple interest in the property was $572,519 per room, the highest price per room of all the comparable sales. This is the closest sale to the subject in terms of the physical quality level, ocean-orientation, competitive positioning, and performance.

Sale No. 4 is the Ritz Carlton in Marina Del Rey. This January 1997 sale of the leasehold interest was 184,967 per room. In comparison to the subject this property requires an upward adjustment for the fee simple interest in addition to the inferior physical characteristics (the subject has more recreational amenities and higher quality landscaping and grounds).

Sale No. 5 is the Four Seasons New York located in Manhattan. This hotel sold in August 1996 for $517,027 per room, the second highest price on a per room basis. Adjustments are necessary to account for the leasehold interest in the subject is located in a resort market. The comparables' location requires a downward adjustment being in a higher rated market. The sale price per room is $134,408, but was recently renovated.

Sale No. 6 is the Sonoma Mission Inn & Spa. This property sold on November 18, 1996 and the transaction included cash plus the assumption of debt. This property was acquired for $53.4 million, or $317,857 per room by Crescent Real Estate Investment Trust.

Sale No. 7 is the Mayfair hotel. Located in Manhattan's Upper East Side, the Mayfair Hotel sold in May 1996 for $303,483 per room. The buyer, an Investment Group led by Colony Capital, invested a reported $30.0 million in required renovations after the sale. This brings the total price up to $452,736 per room.

Sale No. 8, the Regent Beverly Wilshire sold for $105,000,000 in February 1996. The buyer, Polylinks out of New York, spent an additional $7,400,000 in renovations, which included adding guestrooms to the existing inventory (from 279 to 387 units). With the additional units (and renovation), the total price per room drops to $290,439.

Price Per Room Analysis

Of the five sales presented, Sale Nos. 1, 2 and 3 are the best indication of value for the subject property because of their coastal California position, recent date of transfers, full service resort amenities, and general condition and quality level. These sales range from $476,879 to $572,519 per room. Based on an analysis of these two sales, we estimate a value for the subject in the range of $500,000 per room.

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                         V-10
--------------------------------------------------------------------------------

In reviewing the comparable hotels presented above, it is evident that the adjustments which would be required for such items as location, age, quality of facilities, amenities available, condition at the time of sale and terms of the sales would be extensive and extremely subjective. If attempted, the reliability of the resulting indication of value would be low. However, the results of our comparable hotel sales research can provide a range in sales price per room from which to test the reasonableness of the Income Capitalization Approach. The price per room value for the subject property based on the Income Capitalization Approach is $90,500,000, or $417,050 per room. This value places the subject property at the upper end of the sales price range, but below the two most recent California coastal resort sales.

Based on the above analysis, we estimate that the market value of the subject property using the Sales Comparison Approach is inconclusive, but supportive of the value derived by the Income Capitalization Approach.

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                         V-11
--------------------------------------------------------------------------------

                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach is defined in the Dictionary of Real Estate (third edition), Appraisal Institute as follows:

      A set of procedures through which an appraiser derives a value indication for income-producing property by converting anticipated benefits (cash flows and reversion) into property value. This conversion can be accomplished in two ways. One year's income expectancy can be capitalized at a market-derived capitalization rate or a capitalization rate that reflects a specified income pattern, return on investment, and change in the value of the investment. Alternatively, the annual cash flows for the holding period and the reversion can be discounted at a specified yield rate.

For the purpose of our valuation of the subject, we have utilized discounted cash flow analysis. Based on our discussions with persons familiar with the purchase and sale of hotels such as the subject, this approach is considered the most appropriate method of income capitalization for a hotel property like the subject property. The first method, which is typically referred to as the direct capitalization technique, is a less involved process that is commonly utilized by investors for a hotel property that is still transitioning into a stabilized operating level.

METHODOLOGY

In order to estimate the value of the subject through the Income Capitalization Approach, we first estimate the expected operating performance of the property in a representative, stabilized year of operation. The stabilized year represents the results of the property adjusted for efficiencies that are possible or planned for the future. Each income and expense item is analyzed in detail using industry standards, as well as information on the property's past performance. The figures for the stabilized year are in "current value" (1997) dollars.

With the discounted cash flow analysis, the value is obtained as a present value of the net operating income of the property in each year of the holding period and the present value of the property when sold at the end of the holding period (the reversion). The present value of these elements is obtained by using a market derived discount rate. The value of the reversion is obtained through the capitalization of the adjusted income in the year following the holding period, with a deduction for the costs of sale.

Historical Operating Results

Presented on the following pages are the historical operating statements of the subject for calendar years 1995 and 1996, and the year-to-date (January through August) results for 1996 as compared to the same period in 1997. These statements reflect income before the deduction of interest, depreciation, amortization, taxes on income, and reserves for capital replacements. While these figures are not from audited financial statements, we have assumed that they are accurate.

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

                                                      Four Seasons Biltmore - 1995             Four Seasons Biltmore - 1996

                                                            Rooms   234                              ROOMS   234
                                                        OCCUPANCY   73.9%                        OCCUPANCY   78.7%
                                                              ADR   $205.24                            ADR   $220.79
                                                             DAYS   365                               DAYS   366
                                                                              AMOUNT                                   AMOUNT
                                                      AMOUNT         %   P.O.R.(4)/P.A.R.(5)   AMOUNT         %  P.O.R.(4)/P.A.R.(5)
OPERATING DEPARTMENTS REVENUES (4)
  Rooms                                            $12,963,300     46.6%      $205.38       $14,886,800     46.7%      $220.87
  Food                                             $11,243,900     40.4%      $178.14       $12,833,700     40.3%      $190.41
  Coral Casino                                     $ 2,203,200      7.9%      $ 34.91       $ 2,557,600      8.0%      $ 37.95
  Telecommunications                               $   455,400      1.6%      $  7.22       $   516,000      1.6%      $  7.66
  Other Operated Departments                       $   880,000      3.2%      $ 13.94       $   979,800      3.1%      $ 14.54
  Rentals and Other Income                         $    74,400      0.3%      $  1.18       $    96,100      0.3%      $  1.43
                                                   -----------   ------       -------       -----------   ------       -------

  Total Revenues                                   $27,820,200   100.00%      $440.76       $31,870,000   100.00%      $472.84
                                                   -----------   ------       -------       -----------   ------       -------

DEPARTMENTAL EXPENSES (1), (4)
  Rooms                                            $ 3,078,400     23.7%      $ 48.77       $ 3,329,400     22.4%      $ 49.40
  Food                                             $ 8,965,100     79.7%      $142.04       $ 9,979,600     77.8%      $148.06
  Coral Casino                                     $ 1,267,700     57.5%      $ 20.08       $ 1,457,200     57.0%      $ 21.62
  Telecommunications                               $   274,100     60.2%      $  4.34       $   307,300     59.6%      $  4.56
  Other Operated Departments                       $   441,300     50.1%      $  6.99       $   489,100     49.9%      $  7.26
                                                   -----------   ------       -------       -----------   ------       -------
 Total Departmental Expenses                       $14,026,600     50.4%      $222.23       $15,562,600     48.8%      $230.89
                                                   -----------   ------       -------       -----------   ------       -------
TOTAL OPERATING PROFIT (4)                         $13,793,600     49.6%      $218.54       $16,307,400     51.2%      $241.94
                                                   -----------   ------       -------       -----------   ------       -------


UNDISTRIBUTED OPERATING EXPENSES (5)

Administrative & General                           $ 1,843,600      6.6%      $ 7,879       $ 2,291,400      7.2%      $ 9,766
Marketing                                          $ 1,809,400      6.5%      $ 7,732       $ 1,908,700      6.0%      $ 8,135
Property Operations and Maintenance                $ 1,626,600      5.8%      $ 6,951       $ 1,807,300      5.7%      $ 7,702
Utility Costs                                      $   718,900      2.6%      $ 3,072       $   692,700      2.2%      $ 2,952
                                                   -----------   ------       -------       -----------   ------       -------
 Total Undistributed Operating Expenses            $ 5,998,500     21.6%      $25,635       $ 6,700,100     21.0%      $28,555
                                                   -----------   ------       -------       -----------   ------       -------
INCOME BEFORE FIXED CHARGES (5)                    $ 7,795,100     28.0%      $33,312       $ 9,607,300     30.1%      $40,945
                                                   -----------   ------       -------       -----------   ------       -------

FIXED CHARGES (2), (5)

Management Fees (Base)                             $ 1,018,400      3.7%      $ 4,352       $   765,300      2.4%      $ 3,262
Property Taxes                                     $   730,700      2.6%      $ 3,123       $   415,000      1.3%      $ 1,769
Insurance                                          $   622,500      2.2%      $ 2,660       $   346,000      1.1%      $ 1,475
Incentive Management Fees                          $   642,800      2.2%      $ 2,747       $   115,500      0.4%      $   492
                                                   -----------   ------       -------       -----------   ------       -------
 Total Fixed Charges                               $ 3,014,400     10.8%      $12,882       $ 1,641,800      5.2%      $ 6,997
                                                   -----------   ------       -------       -----------   ------       -------
INCOME BEFORE OTHER FIXED CHARGES (3), (5)         $ 4,780,700     17.2%      $20,430       $ 7,965,500     25.0%      $33,948
                                                   -----------   ------       -------       -----------   ------       -------
RESERVE FOR REPLACEMENT (5)                        $ 1,112,800      4.0%      $ 4,756       $ 1,270,800      4.0%      $ 5,416
                                                   -----------   ------       -------       -----------   ------       -------
INCOME AFTER RESERVE BUT BEFORE OTHER CHARGES (5)  $ 3,667,900     13.2%      $15,675       $ 6,694,700     21.0%      $28,532
                                                   ===========   ======       =======       ===========   ======       =======

Notes:      (1)   Each departmental expense ratio is based on the department's estimated revenues.

            (2) Fixed charges do not include interest expense, depreciation, amortization or income tax.

            (3) Income before reserve for replacement, interest, depreciation, amortization and income tax.

            (4)   Amount Per Occupied Room (P.O.R.)

            (5)   Amount Per Available Room (P.A.R.)

Source: Four Seasons Biltmore Hotel

                                                      Four Seasons Biltmore - 1995             Four Seasons Biltmore - 1996

                                                            Rooms   223                              ROOMS   234
                                                        OCCUPANCY   82.5%                        OCCUPANCY   79.8%
                                                              ADR   $252.10                            ADR   $220.04
                                                             DAYS   243                               DAYS   244

                                                                              AMOUNT                                   AMOUNT
                                                      AMOUNT         %   P.O.R.(4)/P.A.R.(5)   AMOUNT         %  P.O.R.(4)/P.A.R.(5)

OPERATING DEPARTMENTS REVENUES (4)
  Rooms                                            $11,278,800     46.6%      $252.29       $10,026,100     47.9%      $220.05
  Food                                             $ 9,323,100     38.5%      $208.54       $ 8,077,000     38.6%      $177.27
  Coral Casino                                     $ 2,070,000      8.6%      $ 46.30       $ 1,791,100      8.6%      $ 39.31
  Telecommunications                               $   362,200      1.5%      $  8.10       $   354,800      1.7%      $  7.79
  Other Operated Departments                       $ 1,084,600      4.5%      $ 24.26       $   624,200      3.0%      $ 13.70
  Rentals and Other Income                         $    71,600      0.3%      $  1.60       $    61,100      0.3%      $  1.34
                                                   -----------   ------       -------       -----------   ------       -------
  Total Revenues                                   $24,190,300   100.00%      $541.10       $20,934,300   100.00%      $459.46
                                                   -----------   ------       -------       -----------   ------       -------

DEPARTMENTAL EXPENSES (1), (4)
  Rooms                                            $ 2,327,100     20.6%      $ 52.05       $ 2,220,200     22.1%      $ 48.73
  Food                                             $ 6,937,600     74.4%      $155.18       $ 6,439,500     79.7%      $141.33
  Coral Casino                                     $ 1,094,400     52.9%      $ 24.48       $   974,300     54.4%      $ 21.38
  Telecommunications                               $   205,400     56.7%      $  4.59       $   197,300     55.6%      $  4.33
  Other Operated Departments                       $   549,500     50.7%      $ 12.29       $   336,700     53.9%      $  7.39
                                                   -----------   ------       -------       -----------   ------       -------
 Total Departmental Expenses                       $11,114,000     45.9%      $248.60       $10,168,000     48.6%      $223.17
                                                   -----------   ------       -------       -----------   ------       -------
TOTAL OPERATING PROFIT (4)                         $13,076,300     54.1%      $292.50       $10,766,300     51.4%      $236.30
                                                   -----------   ------       -------       -----------   ------       -------


UNDISTRIBUTED OPERATING EXPENSES (5)

Administrative & General                           $ 1,665,900      6.9%      $11,221       $ 1,452,500      6.9%      $ 9,285
Marketing                                          $ 1,294,400      5.4%      $ 8,719       $ 1,269,600      6.1%      $ 8,116
Property Operations and Maintenance                $ 1,232,100      5.1%      $ 8,299       $ 1,212,300      5.8%      $ 7,750
Utility Costs                                      $   458,800      1.9%      $ 3,090       $   465,100      2.2%      $ 2,973
                                                   -----------   ------       -------       -----------   ------       -------
 Total Undistributed Operating Expenses            $ 4,651,200     19.2%      $31,329       $ 4,399,500     21.0%      $28,125
                                                   -----------   ------       -------       -----------   ------       -------
INCOME BEFORE FIXED CHARGES (5)                    $ 8,425,100     34.8%      $56,749       $ 6,366,800     30.4%      $40,701
                                                   -----------   ------       -------       -----------   ------       -------

FIXED CHARGES (2), (5)

Management Fees (Base)                             $   570,500      2.4%      $ 3,843       $   510,100      2.4%      $ 3,261
Property Taxes                                     $   284,500      1.2%      $ 1,916       $   270,200      1.3%      $ 1,727
Insurance                                          $   237,200      1.0%      $ 1,598       $   230,200      1.1%      $ 1,472
Incentive Management Fees                          $         0      0.0%      $     0       $         0      0.0%      $     0
                                                   -----------   ------       -------       -----------   ------       -------
 Total Fixed Charges                               $ 1,092,200      4.5%      $ 7,357       $ 1,010,500      4.8%      $ 6,460
                                                   -----------   ------       -------       -----------   ------       -------
INCOME BEFORE OTHER FIXED CHARGES (3), (5)         $ 7,332,900     30.3%      $49,392       $ 5,356,300     25.6%      $34,241
                                                   -----------   ------       -------       -----------   ------       -------
RESERVE FOR REPLACEMENT (5)                        $   967,600      4.0%      $ 6,517       $   837,400      4.0%      $ 5,353
                                                   -----------   ------       -------       -----------   ------       -------
INCOME AFTER RESERVE BUT BEFORE OTHER CHARGES (5)  $ 6,365,300    26.31%      $42,875       $ 4,518,900    21.59%      $28,888
                                                   ===========   ======       =======       ===========   ======       =======

Notes:      (1)   Each departmental expense ratio is based on the department's estimated revenues.

            (2) Fixed charges do not include interest expense, depreciation, amortization or income tax.

            (3) Income before reserve for replacement, interest, depreciation, amortization and income tax.

            (4)   Amount Per Occupied Room (P.O.R.)

            (5)   Amount Per Available Room (P.A.R.)

Source: Four Seasons Biltmore Hotel

Section V-Valuation                                                         V-14
--------------------------------------------------------------------------------


Operating Statistics On Comparable Hotels

In order to develop our estimate of the value of the subject, we have also utilized information from the operating performance of other comparable facilities. This information is primarily obtained from confidential information submitted in compilation of PKF Consulting's publication Trends in the Hotel Industry.

Our composite is made up of four luxury hotels considered comparable with the subject, due to their location, size, market orientation, and hotel affiliation. For reasons of confidentiality, we cannot disclose the identity of the comparable hotels.

Representative Year Estimates

As indicated previously, we have estimated the performance of the subject for a representative, or stabilized year of operation. This estimate is primarily based on the historical operating results of the subject hotel and the performance of other comparable facilities. The basis for our stabilized year estimate is detailed in the following paragraphs and is stated in 1997 dollars.

DEPARTMENTAL REVENUES AND EXPENSES

In the Uniform System of Accounts, hotel revenues are categorized by the department from which they are derived. In the case of the subject, these include income from rooms, food and beverage, the Coral Casino, telephone, other operated departments, and the category of rentals and other income. In the Uniform System of Accounts, only direct operating expenses associated with each department are charged to the operating departments. General overhead items that are applicable to the overall operation of the facility are classified as undistributed operating expenses.

Rooms Department Revenue and Expense

      Rooms Department Revenue

Rooms revenue is based on the number of occupied rooms multiplied by the average daily room rate for each of the next ten years as presented in this report. As indicated in our previous analysis, we have estimated the stabilized average rate of the hotel to be $251.00, stated in 1997 dollars. Stabilized occupancy is estimated at 78 percent; therefore, gross rooms revenue in a typical year is calculated as follows:

    217 rooms x 365 days x 78% occupancy x $251.00/day = $15,507,000 rounded

The following table summarizes the average daily room rates (in 1997 value dollars), occupancies, and rooms revenues estimated for the projection period.

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                         V-15
--------------------------------------------------------------------------------

               =======================================================
                                  Rooms Revenue
               -------------------------------------------------------
                        Average Daily     Estimated       Estimated
               Year      Room Rate        Occupancy      Rooms Revenue
               -------------------------------------------------------
               1997       $251.00            82%         $ 4,075,000(1)
               1998        271.00            80           17,172,000
               1999        287.00            80           18,185,000
               2000        299.00            76           18,048,000
               2001        308.00            78           19,028,000
               2002        317.00            78           19,584,000
               2003        327.00            78           20,202,000
               2004        336.00            78           20,758,000
               2005        347.00            78           21,438,000
               2006        357.00            78           22,055,000
               -------------------------------------------------------
               (1) Based upon a three months of operations.
               -------------------------------------------------------

      Rooms Department Expense

Rooms expense consists of salaries and wages, employee benefits, commissions, contract cleaning, guest transportation, laundry and dry cleaning, linen, operating supplies, reservation costs, uniforms, complimentary benefits, and other items related to the rooms department operation. The cost per occupied room in 1996 was $49.40 per occupied room. The rooms expense is up for year to date 1997 over the same period in 1996 due to the substantial increase in average daily rate. The rooms expense at comparable hotels ranged from $38.23 and $61.17. Based on the comparable properties and a 78 percent stabilized occupancy, we estimate that rooms expenses will be approximately $52.00 per occupied room in a stabilized year in 1997 dollars.

=============================================================================================================
                                           Subject                        Comparables
                                ------------------------------------------------------------   Representative
    Rooms Expense                                1996    1997      A      B        C      D         Year
                                 1995    1996    YTD     YTD
Percent of Departmental Revenue  23.7%   22.4%   22.1%   20.8%   19.2%   21.8%   23.3%   21.9%      20.7%
-------------------------------------------------------------------------------------------------------------
Amount Per Occupied Room        $48.77  $49.40  $48.73  $52.05  $48.71  $38.23  $61.17  $62.01     $52.00
=============================================================================================================

Food and Beverage Revenues and Expenses

      Food and Beverage Revenues

Food and beverage revenues are generated by the sale of meals to guests and outside patrons in the Patio and La Marina restaurants, room service, lounge buffets, and banquet revenues, including banquet room and audio/visual rental income, and other associated revenues. Food revenues from the Raft and La Perla restaurants are included in the department for the Coral Casino (although banquet revenues from meetings held in the Coral Casino meeting space are included). The revenues were projected based on the estimated utilization of these facilities. Between 1995 and year to date 1997, food and beverage revenues increased from $178.14 to $208.54 per occupied room. Food and beverage revenues for the comparable properties ranged from $177.27 to $208.54 per occupied room in 1996.

Based on a review of the historical experience of the subject, in addition to consideration of the four comparable hotels, it is our opinion that a stabilized year estimate for food and beverage revenue of $210.00 per occupied room is appropriate for the Four Seasons Biltmore Hotel. This

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                         V-16
--------------------------------------------------------------------------------


equates to total food sales of approximately $12,974,000 in a stabilized year of operation. This level of sales is in line with the growth shown in recent historical figures.

====================================================================================================================
                                            Subject                            Comparables
  Food and Beverage             -------------------------------------------------------------------   Representative
      Revenue                                      1996     1997       A       B         C       D         Year
                                 1995     1996     YTD      YTD
Amount Per Occupied Room        $178.14  $190.41  $177.27  $208.54  $207.53  $122.78  $210.63  $153.02    $210.00
====================================================================================================================

      Food and Beverage Expenses

Food and beverage expenses include product costs, payroll and related expenses, and other items such as laundry and linen, china, glassware and silverware, uniform costs, supplies and other miscellaneous items. From 1995 to 1997 year to date, food and beverage expenses declined substantially from 79.7 percent to
74.4 percent. The comparable properties incurred food and beverage expenses ranging from 62.4 percent to 83.5 percent. We estimate that this expense will be
76.0 percent of departmental revenues in a stabilized year of operation.

====================================================================================================================
                                            Subject                            Comparables
  Food and Beverage             -------------------------------------------------------------------   Representative
      Expense                                      1996     1997       A       B         C       D         Year
                                 1995     1996     YTD      YTD
Percent of Departmental Revenue 79.7%    77.8%    79.7%    74.4%    62.4%    75.9%    76.9%    83.5%      76.0%
====================================================================================================================

Telecommunication Revenues and Expenses

      Telecommunication Revenues

Telecommunication revenues are derived from the use of telephones within guestrooms. Telecommunication revenues are highly dependent on the surcharges imposed by a property and have ranged from $7.22 to $8.10 per occupied room over 1995 to year to date 1997. The comparable hotels ranged from $6.34 to $26.97 per occupied room. Based on the historical trends and the indications from the comparable hotels, telecommunication revenues for the Four Seasons Biltmore Hotel are estimated to be $8.00 per occupied room for a stabilized year.

====================================================================================================================
                                            Subject                            Comparables
  Telecommunication             -------------------------------------------------------------------   Representative
      Revenue                                      1996     1997       A       B         C       D         Year
                                 1995     1996     YTD      YTD
Amount Per Occupied Room        $7.22    $7.66    $7.79    $8.10    $12.08   $6.34    $12.55   $26.97     $8.00
====================================================================================================================

      Telecommunication Expenses

Telecommunication expenses include the cost of calls and any telephone service charges. Between 1995 and year to date 1997, telephone expenses have ranged from
55.6 percent to 60.2 percent of revenues. The comparable hotels ranged from 21.2 percent to 47.1 percent of telecommunication revenues. We have projected a telephone expense ratio of 60.0 percent for a stabilized year of operation.

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                         V-17
--------------------------------------------------------------------------------


====================================================================================================================
                                            Subject                            Comparables
  Telecommunication             -------------------------------------------------------------------   Representative
      Expense                                      1996     1997       A       B         C       D         Year
                                 1995     1996     YTD      YTD
Percent of Departmental Revenue 60.2%    59.6%    55.6%    56.7%    21.2%    47.1%    31.1%    33.6%      60.0%
====================================================================================================================

Coral Casino Revenues and Expenses

      Coral Casino Revenues

Coral Casino revenues are primarily derived from monthly membership dues and initiation fees, although food and beverage revenues are also substantial for the club. Currently, there are approximately 600 members, the maximum allowable under the Conditional Use Permit. In 1996, the Coral Casino generated approximately $37.95 per occupied room, an 8.7 percent increase over 1996, and for year to date 1997, the subject has generated approximately $46.30 per occupied room. While food and beverage revenues have also been increasing, most of the growth has been in membership dues. Based on our review, we estimate that a stabilized level of $45.00 per occupied room is reasonable.

================================================================================
                              Coral Casino Revenues
--------------------------------------------------------------------------------
                            Actual    Actual    Actual     Actual   Stabilized
                            1995      1996      1996 ytd   1997 ytd    Year
--------------------------------------------------------------------------------
Amount Per Occupied Room    $34.91    $37.95    $39.31     $46.30     $45.00
================================================================================

      Coral Casino Expenses

Coral Casino expenses include payroll and related costs, the costs of operating the Club's food and beverage operations, and other miscellaneous expenses. Over the past two years, the operating costs of this facility have been consistent ranging from 52.9 percent to 57.5 percent. We have therefore estimated the Coral Casino Expense at 55.0 percent of revenues in the representative year, stated in 1997 dollars.

================================================================================
                              Coral Casino Expense
--------------------------------------------------------------------------------
                                  Actual  Actual   Actual    Actual   Stabilized
                                   1995    1996   1996 ytd  1997 ytd     Year
--------------------------------------------------------------------------------
Percentage of Departmental Revenue 57.5%   57.0%    54.4%     52.9%      55.0%
================================================================================

Other Operated Departments Revenues and Expenses

Please note that Comparable property 'D' operates a golf course, which was included in this classification. Therefore, this property was not included in our analysis of the subject. Principal reliance of our other operated department representative year estimates for the subject was placed on the subject's historical operating results and the other three comparable hotels.

      Other Operated Departments Revenues

Other operated departments revenues at the subject property consist of revenues generated from guest laundry and valet service, health club, valet parking, and other miscellaneous sources. From 1995 to year to date 1997, other operated departmental revenues ranged from $13.70 to $24.26 per occupied room. The large increase for year to date 1997 is attributed to the health club and

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                         V-l8
--------------------------------------------------------------------------------


miscellaneous line items, which experienced 150.0 percent and 85.8 increases respectively. (Miscellaneous revenues include cancellation, attrition, and interest income.) The comparable hotels show a range from $15.71 to $121.21 per occupied room. We have projected other operated departments revenues at $16.00 per occupied room in a stabilized year, based mainly on the property's historical results.

=============================================================================================================
                                            Subject                            Comparables
                                -------------------------------------------------------------- Representative
Other Operated Revenue                             1996     1997       A       B         C          Year
                                 1995     1996     YTD      YTD
Amount Per Occupied Room        $13.94   $14.54   $13.70   $24.26   $47.53   $78.05   $121.21      $16.00
=============================================================================================================

      Other Operated Departments Expenses

Other operated departments expenses are the costs associated with the above revenue items. Historical other operated departments expenses for the subject property ranged from 49.9 to 53.9 percent of departmental revenue. Other operated departments expenses for the comparables range from 42.1 percent to
71.1 percent of departmental revenues. Based on the historical experience of the subject, our stabilized year estimate of other operated departments expenses is approximately 50.0 percent of departmental revenues.

=============================================================================================================
                                            Subject                            Comparables
                                -------------------------------------------------------------- Representative
Other Operated Expense                             1996     1997       A       B         C          Year
                                 1995     1996     YTD      YTD
Percent of Departmental Revenue 50.1%    49.9%    53.9%    50.7%    42.7%    71.1%    67.9%        50.0%
=============================================================================================================

Rentals and Other Income

Generally, this category reflects the revenues and expenses associated with the rental of offices and stores, concessions, commissions, cash discounts earned, forfeited advance deposits, service charges, interest income and other. We have estimated this figure to be $110,000 in the representative year based on the historical operating results. This includes $300 per day in revenues from the leased space, which includes the beauty salon, Silverhorn, Accents Gift Shop, and Hunter Gallery. Our estimate of daily office rental income assumes that these merchants will continue their current financial arrangements with the subject.

Undistributed Operating Expenses

Undistributed operating expenses are those expenses associated with the general operation of a hotel. These expenses include administrative and general, marketing, energy, and property operations and maintenance. These expenses are relatively less affected by fluctuations in occupancies and room rates. Due to the highly fixed nature of these expenses, they are examined as dollar amounts per available room. As discussed in the Property Description section, the subject changed the methodology for tracking guest suites, which resulted in a "loss" of 17 rooms from the daily room count. We have considered this in our per available room estimates.

      Administrative and General

Expenses in this category include salaries and wages associated with the operation of the administrative function of the property, cash overages and shortages, credit card commissions, bad

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                         V-19
--------------------------------------------------------------------------------


debt expense, data processing, executive office expenses, professional fees, trade association dues, travel and supplies. For year to date 1997, administrative and general expense was $11,221 per available room, or 6.9 percent of total revenue. The comparable properties showed a range of $8,066 to $12,890 per available room, or 7.6 percent of total revenue. For a stabilized year of operation we have used $11,500 per available room.

====================================================================================================================
                                            Subject                            Comparables
  Administrative and            -------------------------------------------------------------------   Representative
   General Expense                                1996     1997       A       B         C       D         Year
                                 1995     1996     YTD      YTD
Amount Per Available Room       $7,879   $9,766   $9,285  $11,221   $8,066   $10,269  $12,890  $11,741    $11,500
Percent of Total Revenue         6.6%     7.2%     6.9%     6.9%     5.2%     9.1%     7.3%     9.0%       7.6%
====================================================================================================================

      Marketing

This expense includes the cost of advertising, printing of brochures, salaries associated with sales and marketing personnel, and other costs associated with an ongoing sales and promotion program. Between 1995 and year to date 1997, the subject property's historical marketing expenses increased from $7,732 to $8,719 per available room. The comparable hotels ranged from $5,834 to $10,178 per available room. For a stabilized year of operation, and in view of the increased competition that will be created with the opening of the Four Seasons Aviara Resort, a marketing cost of $8,500 per available room is considered reasonable for the subject.

====================================================================================================================
                                            Subject                            Comparables
  Marketing Expense             -------------------------------------------------------------------   Representative
                                                  1996     1997       A       B         C       D         Year
                                 1995     1996     YTD      YTD
Amount Per Available Room       $7,732   $8,135   $8,116   $8,719   $10,178  $7,381   $7,720   $5,834     $8,500
Percent of Total Revenue         6.5%     6.0%     6.1%     5.4%     6.6%     6.6%     4.4%     4.5%       5.6%
====================================================================================================================

      Utility Costs

Utility costs include electricity, gas, and water charges. Sewage charges are billed by Santa Barbara County; thus, we have treated sewage charges as a fixed expense and not included it in our utility costs estimates. The subject's historical utility costs have ranged between $2,952 and $3,090 per available room. The comparables ranged from $2,157 to $4,449 per available room. Based on an analysis of the foregoing, utility costs to operate the subject hotel for a stabilized year are estimated at $3,100 per available room, or $673,000 total.

====================================================================================================================
                                            Subject                            Comparables
    Utility Costs               -------------------------------------------------------------------   Representative
                                                  1996     1997       A       B         C       D         Year
                                 1995     1996     YTD      YTD
Amount Per Available Room       $3,072   $2,952   $2,973   $3,090   $2,718   $2,157   $4,449   $3,682     $3,100
Percent of Total Revenue         2.6%     2.2%     2.2%     1.9%     1.8%     1.9%     2.5%     2.8%       2.0%
====================================================================================================================

      Property Operations and Maintenance

Property operations and maintenance expenses are a function of building age and usage and are comprised of engineering salaries, wages, employee benefits, normal maintenance of the building, normal maintenance of electrical, mechanical and refrigeration equipment, and engineering

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                         V-20
--------------------------------------------------------------------------------


operating supplies. Between 1995 and 1997 year to date, property operations and maintenance expenses at the subject were between $6,951 to $8,299 per available room. The comparable hotels' property operations and maintenance expenses are from $5,832 to $8,242 per available room. We have estimated that the property operations and maintenance expenses for the subject will be approximately $8,000 per available room at a stabilized operating level, or 5.3 percent of total revenues.

====================================================================================================================
                                            Subject                            Comparables
  Property Operations and       -------------------------------------------------------------------   Representative
       Maintenance                                1996     1997       A       B         C       D         Year
                                 1995     1996     YTD      YTD
Amount Per Available Room       $6,951   $7,702   $7,750   $8,299   $5,832   $7,890   $8,242   $6,735     $8,000
Percent of Total Revenue         5.8%     5.7%     5.8%     5.1%     3.8%     7.0%     4.7%     5.2%       5.3%
====================================================================================================================

Fixed Charges

      Based Management Fee

The subject is currently managed by Four Seasons Hotel Limited, under an agreement that calls for a base management fee, of 4.0 percent of room revenues and 1.0 percent of all other revenues, plus an incentive fee, as summarized in
Section III. The base management fee in the representative year of operations is approximately $788,000, stated in 1997 dollars.

      Sewer Assessment

Sewage charges are fixed charges not limited (in annual increases) by the Jarvis-Gann Amendment. Based on the 1997 county assessment, we have estimated sewer charges of $78,000 in the representative year.

      Real Estate Taxes

Pursuant to Proposition 13, properties are reassessed upon sale. Consistent with a basic premise of the definition of market value, we have assumed a sale on the date of value, triggering a reassessment of the property based on its market value, as estimated in this report. Based solely on the value as an operating hotel and marina, we have applied the stated tax rate of 1.00420 percent (which is exclusive of sewage district charges) to our estimate of value, which equates to real estate taxes of approximately $909,000 in a representative year. This figure has been inflated at two percent per year in accordance with the Jarvis-Gann Amendment.

      Insurance

The subject's historical expenses for insurance ranged between $1,472 to $2,660. The comparables ranged from $252 to $1,285 per available room. Based on the subject's historical operating results, insurance expenses are estimated at $1,600 per available room for a stabilized year.

====================================================================================================================
                                            Subject                            Comparables
        Insurance               -------------------------------------------------------------------   Representative
                                                  1996     1997       A       B         C       D         Year
                                 1995     1996     YTD      YTD
Amount Per Available Room       $2,660   $1,475   $1,472  $1,598   $1,692    $555     $252     $1,285     $1,600
Percent of Total Revenue         2.2%     1.1%     1.1%    1.0%     1.1%      0.5%     0.1%     1.0%       1.1%
====================================================================================================================

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                         V-21
--------------------------------------------------------------------------------

      Reserves for Replacements

An additional item not typically listed on an owner's income statement is the amount required for the periodic replacement of certain short-lived items such as carpeting, draperies, and other furniture, fixtures, and equipment. We have utilized reserves for replacements of 4.0 percent of gross revenues for a typical year of operation. This is in line with the reserves being set aside at the property under the terms of the new management agreement.

      Incentive Management Fee

The incentive management fee is based on the lesser of the following:

      Scenario A
      Percentage of Net Cash Flow, which is calculated:

      Net Cash Flow = Net Operating Income after reserves less (-) owners' return

      o     10% of the first $2,000,000, plus
      o     15% of the second $2,000,000, plus
      o     20% of amount over $4,000,000

      Scenario B
      10% of income before fixed charges

Based on this formula, we have calculated the incentive management fee from October 1, 1997 to December 31, 2006 as presented in the following table.

===============================================================================================
                      Incentive Management Fee Calculation
-----------------------------------------------------------------------------------------------
                                    Scenario A                        Scenario B
             --------------------------------------------------------------------
             Net Operating  Less Owners    Assessable                 10% of Cash    ACTUAL FEE
   Year         Income        Return        Revenue    Incentive Fee     Flow        (Rounded)
-----------------------------------------------------------------------------------------------
   1997      $ 2,071,000    $1,391,733    $  679,267     $ 67,927     $  295,400     $ 68,000
   1998        8,764,000     5,566,932     3,197,068      379,560      1,239,200      300,000
   1999        9,504,000     5,566,932     3,937,068      490,560      1,326,300      491,000
   2000        8,866,000     5,566,932     3,299,068      394,860      1,264,000      395,000
   2001        9,701,000     5,566,932     4,134,068      526,814      1,363,000      527,000
   2002        9,990,000     5,566,932     4,423,068      584,614      1,402,600      585,000
   2003       10,327,000     5,566,932     4,760,068      652,014      1,447,700      652,000
   2004       10,599,000     5,566,932     5,032,068      706,414      1,486,000      706,000
   2005       10,981,000     5,566,932     5,414,068      782,814      1,536,300      783,000

REP YEAR       7,275,000    $5,566,932    $1,708,068     $170,807     $1,071,100     $171,000
-----------------------------------------------------------------------------------------------

As can be noted, incentive management fees are calculated to be $171,000 in the representative year of operations.

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V-Valuation                                                         V-22
--------------------------------------------------------------------------------


STABILIZED YEAR OPERATING RESULTS

Presented on the following page is an estimate of the subject hotel's stabilized year operating results expressed in current value (1997) dollars, based on the foregoing analysis. For this 12-month period, revenues are projected to total approximately $32,853,000. Income before fixed charges, which does not include the management fees, property taxes, insurance or reserves for replacements, totals approximately $10,711,000, or 32.6 percent of total revenue, within the range of the comparables. Operating income for the subject, after the deduction of a management fee, property taxes, insurance, and reserves for replacements, totals approximately $7,104,000, or 21.6 percent of total revenues.

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

                                                                       FOUR SEASONS BILTMORE
                                                                            SANTA BARBARA
                                                          STATEMENT OF ESTIMATED ANNUAL OPERATING RESULTS
                                                             FOR A REPRESENTATIVE YEAR OF OPERATIONS
                                                                       STATED IN 1997 DOLLARS

                                                          -----------    -----------    ------------------
OCCUPANCY LEVEL / AVERAGE DAILY ROOM RATE                       78.0%         AT                   $251.00
                                                          -----------    -----------    ------------------
                                                                                                    AMOUNT
                                                               AMOUNT         %         P.O.R.(4)/P.A.R.(5)
                                                          -----------    -----------    ------------------
OPERATING DEPARTMENTS REVENUES(4)
  Rooms                                                   $15,507,000           47.2%          $    251.00
  Food and beverage                                        12,974,000           39.5%          $    210.00
  Telecommunications                                          494,000            1.5%          $      8.00
  Coral Casino                                              2,780,000            8.5%          $     45.00
  Other Operated Depts.                                       988,000            3.0%          $     15.99
  Rentals and other income                                    110,000            0.3%          $      1.78
                                                          -----------    -----------           -----------
   Total Operating Departments                             32,853,000          100.0%          $    531.77
                                                          -----------    -----------           -----------


DEPARTMENTAL EXPENSES(1,4)
  Rooms                                                     3,213,000           20.7%          $     52.01
  Food and beverage                                         9,860,000           78.0%          $    159.60
  Telecommunications                                          296,000           59.9%          $      4.79
  Coral Casino                                              1,529,000           55.0%          $     24.75
  Other Operated Depts.                                       494,000           50.0%          $      8.00
                                                          -----------    -----------           -----------
    Total Departmental Expenses                            15,392,000           46.9%          $    249.14
                                                          -----------    -----------           -----------
TOTAL OPERATING PROFIT(4)                                  17,461,000           53.1%          $    282.63
                                                          -----------    -----------           -----------


UNDISTRIBUTED OPERATING EXPENSES(5)
  Administrative and general                                2,496,000            7.6%               11,502
  Marketing                                                 1,845,000            5.6%                8,502
  Utility Costs                                               673,000            2.0%                3,101
  Property operation and maintenance                        1,736,000            5.3%                8,000
                                                          -----------    -----------           -----------
    Total Undistributed Operating Expenses                  6,750,000           20.5%               31,106
                                                          -----------    -----------           -----------

INCOME BEFORE FIXED CHARGES(5)                             10,711,000           32.6%               49,359
                                                          -----------    -----------           -----------

FIXED CHARGES(2,5)
 Management Fee                                               788,000            2.4%                3,631
 Sewer Assessment                                              78,000            0.2%                  359
 Taxes                                                        909,000            2.8%                4,189
 Insurance                                                    347,000            1.1%                1,599
                                                          -----------    -----------           -----------
  Total Fixed Charges                                       2,122,000            6.5%                9,779
                                                          -----------    -----------           -----------

INCOME BEFORE OTHER FIXED CHARGES(3,5)                    $ 8,589,000           26.1%          $    39,581
                                                          ===========    ===========           ===========
RESERVE FOR REPLACEMENT(5)                                  1,314,000            4.0%                6,055
                                                          -----------    -----------           -----------
INCOME AFTER RESERVE BUT BEFORE INCENTIVE FEES(5)         $ 7,275,000           22.1%          $    33,525
                                                          ===========    ===========           ===========
INCENTIVE MANAGEMENT FEE(5)                                   171,000            0.5%                  788
                                                          -----------    -----------           -----------
INCOME AFTER INCENTIVE FEE BUT BEFORE OTHER CHARGES(5)    $ 7,104,000           21.6%          $    32,737
                                                          ===========    ===========           ===========

Note: Figures may be slightly different than stated as a result of rounding.

Notes:      (1)   Each departmental expense ratio is based on the department's estimated revenues.

            (2) Fixed charges do not include interest expense, depreciation, amortization or income tax.

            (3) Income before reserve for replacement, interest, depreciation, amortization and income tax.

            (4)   Amount Per Occupied Room (P.O.R.).

            (5)   Amount Per Available Room (P.A.R.).

SOURCE: PKF CONSULTING

Section V --Valuation                                                       V-24
================================================================================

ESTIMATED ANNUAL OPERATING RESULTS FOR THE HOLDING PERIOD

The previous analysis provided for the income and expenses incurred in the operation of the subject in a representative or stabilized year of operation. In the following analysis, we provide estimated income and expenses for the subject during each year of the holding period anticipated by a typical investor. The estimate of the performance for the subject in the stabilized year is used as a basis for our analysis, adjusted to reflect the effects of inflation, business development, and variations in occupancy.

Holding Period

From our analysis we have used a holding period of nine years and three months, representing the period from October 1, 1997 to December 31, 2006. In today's investment climate, this holding period is considered appropriate by most investors.

Inflation

To portray price level changes during the holding period, we have assumed an inflation rate of 3.0 percent throughout the projection period. This rate reflects the consensus of several well-recognized economists for the current long-term outlook for future movement of prices and is consistent with the inflation rates of the late 1980s and early 1990s. All expenses are projected to increase at 3.0 percent throughout the holding period.

It should be noted that inflation is caused by many factors and unanticipated events and circumstances can affect the forecasted rate. Therefore, the estimated operating results computed over the projection period can vary from the actual operating results, and the variations may be material.

Statement of Estimated Annual Operating Results

The estimated annual operating results for the Four Seasons Biltmore, Santa Barbara, California for the ten-year period are presented on the following pages.

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

                                                        FOUR SEASONS BILTMORE
                                                      SANTA BARBARA CALIFORNIA
                                           STATEMENT OF ESTIMATED ANNUAL OPERATING RESULTS
                                STATED IN INFLATED YEAR DOLLARS; 1997                 217 AVAILABLE ROOMS
                                                         -----------  -------   -------  -----------  -------   -------  -----------
                                                                Year     1997                   Year     1998                  Year
OCCUPANCY LEVEL/AVERAGE DAILY ROOM RATE                        82.0%     AT     $251.00        80.0%     AT     $271.00        80.0%
                                                         -----------  -------   -------  -----------  -------   -------  -----------
                                                                                 AMOUNT                          AMOUNT
                                                              AMOUNT     %        /ROOM       AMOUNT     %        /ROOM       AMOUNT
                                                         -----------  -------   -------  -----------  -------   -------  -----------
OPERATING DEPARTMENTS REVENUES (4)
  Rooms                                                  $ 4,075,000     47.6%  $18,779  $17,172,000     48.6%  $79,134  $18,185,000
  Food and beverage                                        3,343,000     39.0%   15,406   13,569,000     38.4%   62,530   13,976,000
  Telecommunications                                         130,000      1.5%      599      522,000      1.5%    2,406      538,000
  Coral Casino                                               731,000      8.5%    3,369    2,937,000      0.0%   13,535    3,025,000
  Other Operated Depts                                       260,000      3.0%    1,198    1,044,000      3.0%    4,811    1,076,000
  Rentals and other income                                    27,000      0.3%      124      113,000      0.3%      521      116,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------
                Total Operating Departments                8,566,000    100.0%   39,475   35,357,000     91.7%  162,935   36,916,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------

DEPARTMENTAL EXPENSES (1,4)
  Rooms                                                      820,000     20.1%    3,779    3,343,000     19.5%   15,406    3,443,000
  Food and beverage                                        2,503,000     74.9%   11,535   10,234,000     75.4%   47,161   10,541,000
  Telecommunications                                          76,000     58.5%      350      309,000     59.2%    1,424      319,000
  Coral Casino                                               382,000     52.3%    1,760    1,575,000     53.6%    7,258    1,622,000
  Other Operated Depts                                       127,000     48.8%      585      516,000     49.4%    2,378      531,000
    Total Departmental Expenses                            3,908,000     45.6%   18,009   15,977,000     45.2%   73,627   16,456,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------

TOTAL OPERATING PROFIT (4)                                 4,658,000     54.4%   21,465   19,380,000     54.8%   89,309   20,460,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------

UNDISTRIBUTED OPERATING EXPENSES (5)
  Administrative and general                                 630,000      7.4%    2,903    2,584,000      7.3%   11,908    2,661,000
  Marketing                                                  466,000      5.4%    2,147    1,910,000      5.4%    8,802    1,967,000
  Utility Costs                                              170,000      2.0%      783      697,000      2.0%    3,212      718,000
  Property operation and maintenance                         438,000      5.1%    2,018    1,787,000      5.1%    8,281    1,851,000

    Total Undistributed Operating Expenses                 1,704,000     19.9%    7,853    6,988,000     19.8%   32,203    7,197,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------

INCOME BEFORE FIXED CHARGES (5)                            2,954,000     34.5%   13,613   12,392,000     35.0%   57,106   13,263,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------

FIXED CHARGES (2,5)
  Management Fee                                             206,000      2.4%      949      849,000      2.4%    3,912      886,000
  Sewer Assessment                                            20,000      0.2%       92       80,000      0.2%      369       82,000
  Taxes                                                      227,000      2.7%    1,046      927,000      2.6%    4,272      946,000
  Insurance                                                   87,000      1.0%      401      358,000      1.0%    1,650      368,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------

    Total Fixed Charges                                      540,000      6.3%    2,488    2,214,000      6.3%   10,203    2,282,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------

INCOME BEFORE OTHER FIXED CHARGES (3,5)                  $ 2,414,000     28.2%  $11,124  $10,178,000     28.8%  $46,903  $10,981,000
                                                         ===========  =======   =======  ===========  =======   =======  ===========

RESERVE FOR REPLACEMENT (5)                                  343,000      4.0%    1,581    1,414,000      4.0%    6,516    1,477,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------

INCOME AFTER RESERVE BUT BEFORE INCENTIVE FEES (5)       $ 2,071,000     24.2%  $ 9,544  $ 8,764,000     24.8%  $40,387  $ 9,504,000
                                                         ===========  =======   =======  ===========  =======   =======  ===========

INCENTIVE MANAGEMENT FEE (5)                                  68,000      0.8%      313      380,000      1.1%    1,751      491,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------

INCOME AFTER INCENTIVE FEE BUT BEFORE OTHER CHARGES (5)  $ 2,003,000     23.4%  $ 9,230  $ 8,384,000     23.7%  $38,636  $ 9,013,000
                                                         ===========  =======   =======  ===========  =======   =======  ===========


                                                    ------   -------  -----------  ------   -------  -----------  ------   -------
                                                      1999                   Year    2000                   Year    2001
OCCUPANCY LEVEL/AVERAGE DAILY ROOM RATE               AT     $287.00        76.0%    AT     $299.00       78.00%    AT     $308.00
                                                    ------   -------  -----------  ------   -------  -----------  ------   -------
                                                              AMOUNT                         AMOUNT                         AMOUNT
                                                      %        /ROOM       AMOUNT    %        /ROOM       AMOUNT    %        /ROOM
                                                    ------   -------  -----------  ------   -------  -----------  ------   -------
OPERATING DEPARTMENTS REVENUES (4)
  Rooms                                               49.3%  $83,802  $18,048,000    49.2%  $83,171  $19,028,000    49.4%  $87,687
  Food and beverage                                   37.9%   64,406   13,959,000    38.1%   64,327   14,602,000    37.9%   67,290
  Telecommunications                                   1.5%    2,479      526,000     1.4%    2,424      556,000     1.4%    2,562
  Coral Casino                                         8.2%   13,940    2,960,000     8.1%   13,641    3,129,000     8.1%   14,419
  Other Operated Depts                                 2.9%    4,959    1,052,000     2.9%    4,848      113,000     2.9%    5,129
  Rentals and other income                             0.3%      535      120,000     0.3%      553      123,000     0.3%      567
                                                    ------   -------  -----------  ------   -------  -----------  ------   -------
    Total Operating Departments                      100.0%  170,120   36,665,000   100.0%  168,963   38,551,000   100.0%  177,654
                                                    ------   -------  -----------  ------   -------  -----------  ------   -------

DEPARTMENTAL EXPENSES (1,4)
  Rooms                                               18.9%   15,866    3,474,000    19.2%   16,009    3,616,000    19.0%   16,664
  Food and beverage                                   75.4%   48,576   10,692,000    76.6%   49,272   11,098,000    76.0%   51,143
  Telecommunications                                  59.3%    1,470      320,000    60.8%    1,475      334,000    60.1%    1,539
  Coral Casino                                        53.6%    7,475    1,671,000    56.5%    7,700    1,721,000    55.0%    7,931
  Other Operated Depts                                49.3%    2,447      533,000    50.7%    2,456      556,000    50.0%    2,562
                                                    ------   -------  -----------  ------   -------  -----------  ------   -------
    Total Departmental Expenses                       44.6%   75,834   16,690,000    45.5%   76,912   17,325,000    44.9%   79,839
                                                    ------   -------  -----------  ------   -------  -----------  ------   -------
TOTAL OPERATING PROFIT (4)                            55.4%   94,286   19,975,000    54.5%   92,051   21,226,000    55.1%   97,816
                                                    ------   -------  -----------  ------   -------  -----------  ------   -------
UNDISTRIBUTED OPERATING EXPENSES (5)
  Administrative and general                           7.2%   12,263    2,713,000     7.4%   12,502    2,809,000     7.3%   12,945
  Marketing                                            5.3%    9,065    2,005,000     5.5%    9,240    2,076,000     5.4%    9,567
  Utility Costs                                        1.9%    3,309      730,000     2.0%    3,364      757,000     2.0%    3,488
  Property operation and maintenance                   5.0%    8,530    1,887,000     5.1%    8,696    1,954,000     5.1%    9,005
                                                    ------   -------  -----------  ------   -------  -----------  ------   -------
    Total Undistributed Operating Expenses            19.5%   33,166    7,335,000    20.0%   33,802    7,596,000    19.7%   35,005
                                                    ------   -------  -----------  ------   -------  -----------  ------   -------
INCOME BEFORE FIXED CHARGES (5)                       35.9%   61,120   12,640,000    34.5%   58,249   13,630,000    35.4%   62,811
                                                    ------   -------  -----------  ------   -------  -----------  ------   -------
FIXED CHARGES (2,5)
  Management Fee                                       2.4%    4,083      880,000     2.4%    4,055      925,000     2.4%    4,263
  Sewer Assessment                                     0.2%      378       84,000     0.2%      387       84,000     0.2%      401
  Taxes                                                2.6%    4,359      964,000     2.6%    4,442      984,000     2.6%    4,535
  Insurance                                            1.0%    1,696      379,000     1.0%    1,747      391,000     1.0%    1,802
    Total Fixed Charges                                6.2%   10,516    2,307,000     6.3%   10,631    2,387,000     6.2%   11,000
INCOME BEFORE OTHER FIXED CHARGES (3,5)               29.7%  $50,604  $10,333,000    28.2%  $47,618  $11,243,000    29.2%  $51,811
                                                    ======   =======  ===========  ======   =======  ===========  ======   =======
RESERVE FOR REPLACEMENT (5)                            4.0%    6,806    1,467,000     4.0%    6,760    1,542,000     4.0%    7,106
                                                    ------   -------  -----------  ------   -------  -----------  ------   -------
INCOME AFTER RESERVE BUT BEFORE INCENTIVE FEES (5)    25.7%  $43,797  $ 8,866,000    24.2%  $40,857  $ 9,701,000    25.2%  $44,705
                                                    ======   =======  ===========  ======   =======  ===========  ======   =======
INCENTIVE MANAGEMENT FEE (5)                           1.3%    2,263      395,000     1.1%    1,820      527,000     1.4%    2,429
                                                    ------   -------  -----------  ------   -------  -----------  ------   -------
INCOME AFTER INCENTIVE FEE BUT BEFORE OTHER
  CHARGES (5)                                         24.4%  $41,535  $ 8,471,000    23.1%  $39,037  $ 9,174,000    23.8%  $42,276
                                                    ======   =======  ===========  ======   =======  ===========  ======   =======

Note: Figures may be slightly different than stated as a resulty of rounding.

Notes:      (1)   Each departmental expense ratio is based on the department's estimated revenue.

            (2) Fixed charges do not include interest expense, depreciation, amortization or income tax.

            (3) Income before reserve for replacement, interest, depreciation, amortization and income tax.

            (4)   Amount Per Occupied Room (P.O.R.).

            (5)   Amount Per Available Room (P.A.R.).

            (6)   Reflects three months of operations.

SOURCE: PKF CONSULTING

                                                        FOUR SEASONS BILTMORE
                                                      SANTA BARBARA CALIFORNIA
                                           STATEMENT OF ESTIMATED ANNUAL OPERATING RESULTS
                                   STATED IN INFLATED YEAR DOLLARS; 1997      217 AVAILABLE ROOMS

                                                         -----------  -------   -------  -----------  -------   -------  -----------
                                                                Year     2002                   Year     2003                   Year
OCCUPANCY LEVEL/AVERAGE DAILY ROOM RATE                        78.0%     AT     $317.00        78.0%     AT     $327.00        78.0%
                                                         -----------  -------   -------  -----------  -------   -------  -----------
                                                                                 AMOUNT                          AMOUNT
                                                              AMOUNT     %        /ROOM       AMOUNT     %        /ROOM       AMOUNT
                                                         -----------  -------   -------  -----------  -------   -------  -----------
OPERATING DEPARTMENTS REVENUES (4)
  Rooms                                                  $19,584,000     49.3%  $90,249  $20,202,000     49.4%  $93,097  $20,758,000
  Food and beverage                                       15,040,000     37.9%   69,309   15,491,000     37.9%   71,387   15,956,000
  Telecommunications                                         573,000      1.4%    2,641      590,000      1.4%    2,719      608,000
  Coral Casino                                             3,223,000      8.1%   14,853    3,320,000      8.1%   15,300    3,419,000
  Other Operated Depts                                     1,146,000      2.9%    5,281    1,180,000      2.9%    5,438    1,216,000
  Rentals and other income                                   127,000      0.3%      585      131,000      0.3%      604      135,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------
    Total Operating Departments                           39,693,000    100.0%  182,917   40,914,000    100.0%  188,544   42,092,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------
DEPARTMENTAL EXPENSES (1,4)
  Rooms                                                    3,724,000     19.0%   17,161    3,836,000     19.0%   17,677    3,951,000
  Food and beverage                                       11,430,000     76.0%   52,673   11,773,000     76.0%   54,253   12,127,000
  Telecommunications                                         344,000     60.0%    1,585      354,000     60.0%    1,631      365,000
  Coral Casino                                             1,773,000     55.0%    8,171    1,826,000     55.0%    8,415    1,881,000
  Other Operated Depts                                       573,000     50.0%    2,641      590,000     50.0%    2,719      608,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------
    Total Departmental Expenses                           17,844,000     45.0%   82,230   18,379,000     44.9%   84,696   18,932,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------
TOTAL OPERATING PROFIT (4)                                21,849,000     55.0%  100,687   22,535,000     55.1%  103,848   23,160,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------
UNDISTRIBUTED OPERATING EXPENSES (5)
  Administrative and general                               2,893,000      7.3%   13,332    2,980,000      7.3%   13,733    3,069,000
  Marketing                                                2,138,000      5.4%    9,853    2,202,000      5.4%   10,147    2,269,000
  Utility Costs                                              780,000      2.0%    3,594      803,000      2.0%    3,700      827,000
  Property operation and maintenance                       2,012,000      5.1%    9,272    2,073,000      5.1%    9,553    2,135,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------
    Total Undistributed Operating Expenses                 7,823,000     19.7%   36,051    8,058,000     19.7%   37,134    8,300,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------
INCOME BEFORE FIXED CHARGES (5)                           14,026,000     35.3%   64,636   14,477,000     35.4%   66,714   14,860,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------
FIXED CHARGES (2,5)
  Management Fee                                             953,000      2.4%    4,392      982,000      2.4%    4,525    1,010,000
  Sewer Assessment                                            90,000      0.2%      415       93,000      0.2%      429       96,000
  Taxes                                                    1,003,000      2.5%    4,622    1,023,000      2.5%    4,714    1,044,000
  Insurance                                                  402,000      1.0%    1,853      415,000      1.0%    1,912      427,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------
  Total Fixed Charges                                      2,448,000      6.2%   11,281    2,513,000      6.1%   11,581    2,577,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------
INCOME BEFORE OTHER FIXED CHARGES (3,5)                  $11,578,000     29.2%  $53,355  $11,964,000     29.2%  $55,134  $12,283,000
                                                         ===========  =======   =======  ===========  =======   =======  ===========
RESERVE FOR REPLACEMENT (5)                                1,588,000      4.0%    7,318    1,637,000      4.0%    7,544    1,684,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------
INCOME AFTER RESERVE BUT BEFORE INCENTIVE FEES (5)       $ 9,990,000     25.2%  $46,037  $10,327,000     25.2%  $47,590  $10,599,000
                                                         ===========  =======   =======  ===========  =======   =======  ===========
INCENTIVE MANAGEMENT FEE (5)                                 585,000      1.5%    2,696      652,000      1.6%    3,005      706,000
                                                         -----------  -------   -------  -----------  -------   -------  -----------
INCOME AFTER INCENTIVE FEE BUT BEFORE OTHER CHARGES (5)  $ 9,405,000     23.7%  $43,341  $ 9,675,000     23.6%  $44,585  $ 9,893,000
                                                         ===========  =======   =======  ===========  =======   =======  ===========


                                                    ------   -------  -----------  ------   -------  -----------  ------   -------
                                                      2004                   Year    2005                   Year    2006
OCCUPANCY LEVEL/AVERAGE DAILY ROOM RATE               AT     $336.00        78.0%    AT     $347.00       78.00%    AT     $357.00
                                                    ------   -------  -----------  ------   -------  -----------  ------   -------
                                                              AMOUNT                         AMOUNT                         AMOUNT
                                                      %        /ROOM       AMOUNT    %        /ROOM       AMOUNT    %        /ROOM
                                                    ------   -------  -----------  ------   -------  -----------  ------   -------
OPERATING DEPARTMENTS REVENUES (4)
  Rooms                                                49.3%  $95,659  $21,438,000     49.4%  $98,793  $22,055,000  49.4%  $101,636
  Food and beverage                                    37.9%   73,530   16,435,000     37.9%   75,737   16,928,000  37.9%   78,009
  Telecommunications                                    1.4%    2,802      626,000      1.4%    2,885      645,000   1.4%    2,972
  Coral Casino                                          8.1%   15,756    3,522,000      8.1%   16,230    3,627,000   8.1%   16,714
  Other Operated Depts                                  2.9%    5,604    1,252,000      2.9%    5,770    1,290,000   2.9%    5,945
  Rentals and other income                              0.3%      622      139,000      0.3%      641      143,000   0.3%      659
                                                     ------   -------  -----------   ------   -------  ----------- -----   -------
    Total Operating Departments                       100.0%  193,972   43,412,000    100.0%  200,055   44,688,000  00.0%  205,935
                                                     ------   -------  -----------   ------   -------  ----------- -----   -------
DEPARTMENTAL EXPENSES (1,4)
  Rooms                                                19.0%   18,207    4,070,000     19.0%   18,756    4,192,000  19.0%   19,318
  Food and beverage                                    76.0%   55,885   12,491,000     76.0%   57,562   12,865,000  76.0%   59,286
  Telecommunications                                   60.0%    1,682      376,000     60.1%    1,733      387,000  60.0%    1,783
  Coral Casino                                         55.0%    8,668    1,937,000     55.0%    8,926    1,995,000  55.0%    9,194
  Other Operated Depts                                 50.0%    2,802      626,000     50.0%    2,885      645,000  50.0%    2,972
                                                     ------   -------  -----------   ------   -------  ----------- -----   -------
    Total Departmental Expenses                        45.0%   87,244   19,500,000     44.9%   89,862   20,084,000  44.9%   92,553
                                                     ------   -------  -----------   ------   -------  ----------- -----   -------
TOTAL OPERATING PROFIT (4)                             55.0%  106,728   23,912,000     55.1%  110,194   24,604,000  55.1%  113,382
                                                     ------   -------  -----------   ------   -------  ----------- -----   -------
UNDISTRIBUTED OPERATING EXPENSES (5)
  Administrative and general                            7.3%   14,143    3,161,000      7.3%   14,567    3,256,000   7.3%   15,005
  Marketing                                             5.4%   10,456    2,337,000      5.4%   10,770    2,407,000   5.4%   11,092
  Utility Costs                                         2.0%    3,811      852,000      2.0%    3,926      878,000   2.0%    4,046
  Property operation and maintenance                    5.1%    9,839    2,199,000      5.1%   10,134    2,265,000   5.1%   10,438
                                                     ------   -------  -----------   ------   -------  ----------- -----   -------
    Total Undistributed Operating Expenses             19.7%   38,249    8,549,000     19.7%   39,396    8,806,000  19.7%   40,581
                                                     ------   -------  -----------   ------   -------  ----------- -----   -------
INCOME BEFORE FIXED CHARGES (5)                        35.3%   68,479   15,363,000     35.4%   70,797   15,798,000  35.4%   72,802
                                                     ------   -------  -----------   ------   -------  ----------- -----   -------
FIXED CHARGES (2,5)
  Management Fee                                        2.4%    4,654    1,042,000      2.4%    4,802    1,073,000   2.4%    4,945
  Sewer Assessment                                      0.2%      442       99,000      0.2%      456      102,000   0.2%      470
  Taxes                                                 2.5%    4,811    1,065,000      2.5%    4,908    1,086,000   2.4%    5,005
  Insurance                                             1.0%    1,968      440,000      1.0%    2,028      453,000   1.0%    2,088
                                                     ------   -------  -----------   ------   -------  ----------- -----   -------
    Total Fixed Charges                                 6.1%   11,876    2,646,000      6.1%   12,194    2,714,000   6.1%   12,507
                                                     ------   -------  -----------   ------   -------  ----------- -----   -------
INCOME BEFORE OTHER FIXED CHARGES (3,5)                29.2%  $56,604  $12,717,000     29.3%  $58,604  $13,084,000  29.3%  $60,295
                                                     ======   =======  ===========   ======   =======  =========== =====   =======
RESERVE FOR REPLACEMENT (5)                             4.0%    7,760    1,736,000      4.0%    8,000    1,788,000   4.0%    8,240
                                                     ------   -------  -----------   ------   -------  ----------- -----   -------
INCOME AFTER RESERVE BUT BEFORE INCENTIVE FEES (5)     25.2%  $48,843  $10,981,000     25.3%  $50,604  $11,296,000  25.3%  $52,055
                                                     ======   =======  ===========   ======   =======  =========== =====   =======
INCENTIVE MANAGEMENT FEE (5)                            1.7%    3,253      783,000      1.8%    3,608      846,000   1.9%    3,899
                                                     ------   -------  -----------   ------   -------  ----------- -----   -------
INCOME AFTER INCENTIVE FEE BUT BEFORE OTHER
   CHARGES (5)                                         23.5%  $45,590  $10,198,000     23.5%  $46,995  $10,450,000  23.4%  $48,157
                                                     ======   =======  ===========   ======   =======  =========== =====   =======

Note: Figures may be slightly different than stated as a resulty of rounding.

Notes:      (1)   Each departmental expense ratio is based on the department's estimated revenue.

            (2) Fixed charges do not include interest expense, depreciation, amortization or income tax.

            (3) Income before reserve for replacement, interest, depreciation, amortization and income tax.

            (4)   Amount Per Occupied Room (P.O.R.).

            (5)   Amount Per Available Room (P.A.R.).

            (6)   Reflects three months of operations.

SOURCE: PKF CONSULTING

Section V --Valuation                                                       V-27
--------------------------------------------------------------------------------

Capitalization Rate

The capitalization rate is a mathematical relationship that exists between the net income derived by a property and the value or price that an investor would pay for the right to receive that net income stream. Influences most affecting the price an investor would pay are quality, quantity and probable duration of the net income expectancy.

A capitalization or overall rate (OAR) can be selected by several methods. The methods used in this analysis are: 1) Derivation through comparable sales; 2) Derivation through the band of investment technique; and, 3) Derivation through debt coverage formula. Each is discussed below.

Derivation through Comparable Sales

In this method, the OAR is developed by dividing the net operating income of selected comparable sales by their cash equivalent sales prices. As is discussed in detail in the Sales Comparison Approach section, eight comparable hotel sales have been identified and analyzed for the purpose of obtaining an overall capitalization rate. The following table summarizes these and their indicated overall capitalization rates.

================================================================================
                            Comparable Sales Summary
--------------------------------------------------------------------------------
                                        Date of  Price Per   Cap.     Interest
        Name of Property                  Sale      Room    Rate(1)   Conveyed
--------------------------------------------------------------------------------
Le Meridien, Coronado                     9/97    $200,000    6.0%   Leasehold
Hotel Del Coronado, Coronado              8/97     476,879    N/A    Fee Simple
Ritz Carlton, Laguna Niguel               8/97     572,519    8.5    Fee Simple
Ritz Carlton, Marina Del Rey              1/97     184,967    9.9    Leasehold
Sonoma Mission Inn & Spa, Sonoma         11/96     317,857    9.7    Fee Simple
Four Seasons, New York                    8/96     517,027    N/A    Leasehold
Mayfair Hotel, New York                   5/96     303,483    N/A    Fee Simple
Regent Beverly Wilshire, Beverly Hills    2/96     376,344    5.7    Fee Simple
--------------------------------------------------------------------------------
(1) Most recent year performance.

Source: PKF Consulting
--------------------------------------------------------------------------------

As can be noted, the indicated capitalization rates for these sales range from
5.7 percent to 9.9 percent.

In addition, we have also researched several recent investment surveys that collect data on current going-in capitalization rates for hotels. The results are summarized in the following table:

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V --Valuation                                                       V-28
--------------------------------------------------------------------------------

================================================================================
                      National Survey Capitalization Rates
--------------------------------------------------------------------------------
            Source                                  Range            Average
--------------------------------------------------------------------------------
Hospitality Investment Survey,
PKF Consulting, Second Quarter 1997,             5.0 to 13.5%         10.4%
Resort Hotels

Hotel Investment Outlook,
Landauer Real Estate, 1997 No. 1                 7.5 to 13.0%         9.45%

Real Estate Research Corporation
Third Quarter 1996                              10.0 to 12.0%         10.6%

Real Estate Investor Survey, Korpacz
Fourth Quarter 1995,                             8.0 to 15.0%         10.7%
Full Service Hotels
--------------------------------------------------------------------------------

The indicated range of going-in capitalization rates from the published surveys ranged from 5.0 to 15.0 percent, with averages of 9.45 to 10.9 percent.

Weighing the subject's age, location, resort orientation and market positioning, we believe that an OAR of 8.5 percent is appropriate to value the Four Seasons Biltmore Hotel.

Overall Rate Using the Band of Investment Technique

A second approach to deriving the overall capitalization rate is the band of investment technique. Since most properties are purchased with debt and equity capital, the overall capitalization rate must satisfy the market return requirements of both investment positions. Lenders must receive an interest rate commensurate with the perceived risk or they will not make funds available, and equity investors must anticipate receiving a competitive equity return for the commensurate risks or they will invest their funds elsewhere.

A simplified band of investment model focuses on four components: the mortgage constant, the mortgage ratio, the equity dividend and the equity ratio. The mortgage constant is the ratio of annual debt service to the principal amount of the loan. The mortgage ratio is the percentage of the total purchase price comprised of financing. The equity dividend is the ratio of cash flow after debt service (pre-tax) to equity investment. It should be noted that the equity dividend is not the same as the equity yield. The equity ratio is the percentage of the total purchase price comprised of equity investment. The formula for deriving the capitalization rate using this model is shown as follows.

                      R(o)  =  (R(m) x M) = (R(e) X (1-M))
                      R(o)  =  Overall Rate
                      R(m)  =  Mortgage Constant
                      M     =  Mortgage Ratio
                      R(e)  =  Equity Dividend
                      1-M   =  Equity Ratio


A group of lenders was surveyed to determine available financing terms for an investment such as the subject property. While all lenders noted that it is difficult to obtain financing for a hotel, financing is available for sufficiently creditworthy borrowers. Based on discussions with these lenders, we have concluded that the terms for a quality, full-service hotel such as the subject would

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital. Inc.

Section V --Valuation                                                       V-29
================================================================================

be for financing based on a 60 percent loan to value with an interest rate at between two and five points above corresponding term treasuries for a fixed rate loan, or two to four points above LIBOR for an adjustable rate loan. The amortization period for these loans is typically 25 years with a five to ten year term. Based on our knowledge of the subject, we believe that a loan with an interest rate of 9.00 percent could be obtained on the subject hotel. This equates to a mortgage constant (assuming monthly payments) of 10.07 percent.

To estimate an equity dividend ratio, we interviewed a number of individuals who are active in the acquisition of hotels, to determine their return requirements. These investors indicate that they require a cash on cash return of between 7.0 and 13.0 percent on their equity investments in a hotel. Based upon our knowledge of the desirability of the luxury resorts in California for acquisition by many investors, and considering the specific characteristics of the subject hotel, it is our opinion that an equity dividend rate toward the lower end of the range is appropriate for the subject property. More specifically, we are of the opinion that an 8 percent equity dividend rate properly reflects the return requirements of investors who would leverage their acquisition of the subject.

The calculation of the capitalization rate for the subject using this approach is as follows:

                    Ro = (.1007 x 0.60) + (0.08) x (1 -0.60))
                             Ro = (0.060) + (0.032)
                                   Ro = 9.2 %

Capitalization Rate Using the Debt Coverage Formula

In addition to traditional lending criteria, lenders sometimes use another criterion when making business real estate loans--the debt coverage ratio. This is the ratio of net operating income to annual debt service. Lenders are concerned with the safety of the loan investment and consequently require a spread between the expected NOI and the mortgage payment, so that the borrower will be able to meet debt service obligations.

To estimate the overall rate, the debt coverage ratio can be multiplied by the mortgage constant and the loan to value ratio. The formula is as follows:

                          Ro     =  DCR x Rm x M
                          Ro     =  Overall Rate
                          DCR    =  Debt Coverage Ratio
                          Rm     =  Mortgage Constant
                          M      =  Loan to Value Ratio

In the most recent edition of the PKF Hospitality Investment Survey, the range of required debt coverage ratios for resort properties like the subject was 1.2 to 2.0, with an average of 1.4. Most lenders surveyed have reverted to more cautious practices, which is having some effect on the ability to finance purchases at the overall rates noted in the late 1980s.

After considering the above information, it is our opinion that a conventional
9.25 percent interest loan could be obtained at a debt coverage ratio of 1.5. This results in the following indicated capitalization rate:

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V --Valuation                                                       V-30
================================================================================

                            Ro = 1.5 x 0.1007 x 0.60

                                    Ro = 9.1%

Capitalization Rate Conclusion

The three techniques used to select a capitalization rate provide varying indicators for the valuation of the subject property. The conclusions reached using each approach are restated in the following table.

        ===============================================
         Capitalization Rate Conclusion
        -----------------------------------------------
               Approach                        Rate
        -----------------------------------------------
        Comparable Sales/National Surveys   5.7 -- 9.9%
        Band of Investment                     9.2%
        Debt Coverage Formula                  9.1%
        -----------------------------------------------

Of the three techniques, the greatest weight in the final selection of a capitalization rate is placed on the comparable sales. The comparable sales approach is useful because it directly reflects the actions of buyers and sellers in the market. The band of investment approach is also given consideration in that it looks explicitly at the debt and equity components of the transaction. The shortcoming of this technique is that its focus is on the equity dividend and does not focus on total equity yield over a typical holding period. In addition, in today's market, many investors are acquiring properties on an all cash basis, with no leverage. Least weight is placed on the debt coverage formula, as lenders' debt service coverage ratios are highly variable.

Based on the foregoing analysis, it is our opinion an overall capitalization rate of 8.5 percent is appropriate for the subject property, and properly reflects the return expectations for investors in this class of hotel given the property's placement among California coastal resorts, and its age, physical facilities and market position.

DISCOUNTED CASH FLOW ANALYSIS

To estimate the value of the hotel component through the discounted cash flow analysis, it is assumed that the property will be sold at the end of the tenth year of a typical ten-year holding period. The value through this analysis reflects the present value of the income for each year of the holding period as well as the present value of the net proceeds of the sale of the property in the terminal year, with these amounts discounted back to present value at a market derived discount rate.

Net Proceeds Upon Sale (Reversion)

To estimate the reversionary value of the subject at the termination of the holding period, we have capitalized the adjusted net operating income for the property for the year of operation immediately following the sale (in this case the net operating income in 2007).

To estimate the net operating income in 2007, we first add back property taxes to the tenth year (2006) cash flow estimate. This calculation yields an estimated pre-tax operating income. This pretax net operating income is then escalated to 2007 value dollars at 3.0 percent. We then capitalize this net income by the terminal capitalization rate as described above. Lastly, to obtain the net

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V --Valuation                                                       V-31
--------------------------------------------------------------------------------

proceeds upon sale of the property, we have deducted a sales commission of 2.0 percent. This level of commissions was based on discussions with hotel brokers at Colliers International, Grubb & Ellis, CB Commercial, and Hotel Partners. Our calculation of the proceeds upon sale is as outlined below.

================================================================================
                            Reversionary Calculation
--------------------------------------------------------------------------------
2006 Net Operating Income                                        $ 10,450,000
Add: 2006 Property Taxes                                            1,086,000
                                                                 ------------
Pre-Tax Net Operating Income                                       11,536,000
Inflation Factor                                                         1.03%
                                                                 ------------
Estimated 11th Year Net Operating Income                           11,882,080

Capitalization Rate                                                   9.00000%
Tax Rate                                                              1.00420%
                                                                 ------------
Effective Capitalization Rate                                        10.00420%

Reversionary Value                                               $118,770,916
Less: Sales Commission @ 2.0%                                       2,375,418
                                                                 ------------
Net Proceeds upon Sale (rounded)                                 $116,395,498
                                                                 ============
--------------------------------------------------------------------------------

Discount Rate

The discount rate reflects the overall rate of return expected by the investor, weighing the relative riskiness of the investment in relation to other investment vehicles and the perceived risk of each component in the operation of the facility. In order to estimate an appropriate discount rate for the subject, the investor surveys were reviewed. The results are presented in the table below:

================================================================================
                        Capitalization and Discount Rates
--------------------------------------------------------------------------------
                                                Free and Clear   Average Overall
                                                  Yield Rate      Discount Rate
--------------------------------------------------------------------------------
Hospitality Investment Survey,
PKF Consulting, Second Quarter 1997,
  Resort Hotels                                  10.0 - 16.5%         13.4%

Hotel Investment Outlook,
Landauer Real Estate, 1997 No.1                  12.0 - 16.0%         13.5%

Real Estate Research Corporation
Third Quarter 1996                               11.5 - 14.0%         12.8%

Real Estate Investor Survey,
Korpacz, Fourth Quarter 1995,                     9.0 - 20.0%         15.1%
Full Service Market
--------------------------------------------------------------------------------

As can be noted, the discount rates for hotels based on these surveys ranged between 9.0 and 20.0 percent, with an average of between 12.8 and 15.1 percent. In addition, the "spread" between the going-in overall capitalization rates and the discount rates ranged between 2.2 to 4.4 percent, which is consistent with the overall growth rate assumption of 3.0 percent used for most income and expense items. This spread would indicate an appropriate discount rate to value the subject of between 11.2 and 13.4 percent, based on the 8.5 percent going-in overall rate.


--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V --Valuation                                                       V-32
--------------------------------------------------------------------------------

Based on our analysis of the subject, we are of the opinion that a 12.0 percent discount rate is appropriate to value the subject property. The 12.0 percent is three percentage points higher than the overall capitalization rate used herein and within the reported survey ranges at the high end of the range of average rates. We are of the opinion that this reflects the perceived risk of the subject.

Valuation Calculation - Discounted Cash Flow

To estimate the value of the subject hotel considering the current operations of the hotel and the projected performance of the facility through the holding period, we have used a discounted cash flow analysis.

Presented in the table below is our cash flow estimated for the subject for the ten-year holding period, along with the value of the reversion deriving a value estimate.

================================================================================
                          Discounted Cash Flow Analysis
--------------------------------------------------------------------------------
                                   Cash Flow      Present Value
      Year                      from Operations       Factor       Present Value
--------------------------------------------------------------------------------
      1997                        $  2,003,000      0.97206542      $ 1,947,047
      1998                           8,384,000      0.86791555        7,276,604
      1999                           9,013,000      0.77492460        6,984,395
      2000                           8,471,000      0.69189697        5,861,059
      2001                           9,174,000      0.61776515        5,667,377
      2002                           9,405,000      0.55157603        5,187,573
      2003                           9,675,000      0.49247859        4,764,730
      2004                           9,893,000      0.43971303        4,350,081
      2005                          10,198,000      0.39260092        4,003,744
      2006                          10,450,000      0.35053654        3,663,107
    Reversion                     $116,395,498      0.35053654      $40,800,875
                                                                    -----------
Net Present Value                                                   $90,506,593

  Rounded Value                                                     $90,500,000
--------------------------------------------------------------------------------

Therefore, our conclusion as to the "as is" market value of the fee simple interest of the Four Seasons Biltmore Resort hotel using the Discounted Cash Flow Analysis, as of October 1, 1997, is:

                  ============================================
                  Ninety Million Five Hundred Thousand Dollars
                  --------------------------------------------
                                   $90,500,000
                  --------------------------------------------

This value gives a price per room for the hotel of $417,051.


--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V --Valuation                                                       V-33
================================================================================

                   RECONCILIATION AND FINAL ESTIMATE OF VALUE

The reconciliation involves the correlation of the conclusions reached from the valuation methodologies applied, considering the property type and the requirements of the appraisal assignment. This process depends on the appropriateness and reliability of each approach, and of the quality and reliability of the data obtained. The results from the three approaches are as follows:

          ========================================================
             Cost Approach                       Not Applicable
          --------------------------------------------------------
          Sales Comparison Approach                Inconclusive
          --------------------------------------------------------
          Income Capitalization Approach            $90,500,000
          ========================================================

The Cost Approach estimates the value of the subject property based on the principle of substitution whereby a buyer is not expected to pay more for the property than it would cost to acquire a comparable site providing the same utility and replace the building with one of modern materials and current design, standards and layout. The Cost Approach is most appropriate when the improvements are new or nearly new, and represent the highest and best use of the land. The Cost Approach has limited utility in the valuation of existing hotels. Generally, the Sales Comparison and Income Capitalization Approaches are better indicators of the value of a hotel property in the open market since they more accurately reflect current market activity and the motives of buyers and sellers for investment purposes. Accordingly, we have not utilized this approach in developing our estimate of the value of the subject.

In the Sales Comparison Approach we compared eight recently sold resort and/or luxury hotels, as well as the current contract on the subject property. The selected sales indicated a wide range in value. In addition, the sales were located in varying market areas, and no property was identical to the subject. These factors would require large adjustments to be applied to each sale, greatly reducing the reliability of this approach. As a result of the foregoing, this approach was considered to be inconclusive.

The Income Capitalization Approach is undoubtedly the most commonly used method to evaluate an income producing property such as a hotel. In this approach, we have utilized the discounted cash flow method. There was good market support for both the projected cash flow of the subject as well as the capitalization and yield rates used to convert our cash flow projections into a value estimate. Accordingly, the greater reliance was placed on this approach.

Based on the facts, assumptions, and procedures outlined in this report, we have calculated that the market value "as is" of the fee simple estate in the subject property, as of October 1, 1997, is:

                  ============================================
                  Ninety Million Five Hundred Thousand Dollars
                  --------------------------------------------
                                   $90,500,000
                  --------------------------------------------

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

Section V --Valuation                                                       V-34
================================================================================

PERSONAL PROPERTY ALLOCATION

Included in the above estimate of "as is" market value is the contributing value of the personal property at the subject property, or the furnishings, fixtures and equipment (FF&E). FF&E is generally considered to be a part of the hotel property and is typically sold with the building. It is therefore considered to be a part of the property's total value. FF&E includes the hotel's guestroom and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. The most recent survey performed by Hospitality Valuation Services indicates the cost for FF&E for a luxury hotel to range from $14,300 to $31,000 per room. Based on our review of the subject, and considering the presence of the Coral Casino and the extensive food-and-beverage outlets, we have estimated the value of the FF&E as new to be approximately $40,000 per room, or a total replacement cost of $8,680,000 (rounded).

Physical deterioration (depreciation) must be deducted for the FF&E. The subject opened in 1927, but most FF&E was replaced in the major renovation in 1987-1 990, and soft goods were replaced in 1993. Based on our physical inspection of the property, we are of the opinion that the property is in excellent physical condition. We have estimated that the FF&E has a useful life of ten years on the average and has a current effective age of four years. This equates to a 40 percent depreciation factor, as summarized below.

               ===================================================
                        Furniture, Fixtures and Equipment
               ---------------------------------------------------
               Value of FF&E Per Room As New              $ 40,000
               Number of Hotel Rooms                           217
               ---------------------------------------------------
               Total Value of FF&E As New (Rounded)     $8,680,000
               Physical Life                              10 Years
               Average Effective Age                       4 Years
               ---------------------------------------------------
               Percent Depreciated                             40%
               Percent Value Remaining                         60%
               ---------------------------------------------------
               Depreciated Value (Rounded)              $5,208,000
               ---------------------------------------------------
               Source: PKF Consulting
               ---------------------------------------------------

Exposure and Marketing Period

Competition for the acquisition of good quality hotel assets is intense. The February issue of Hotel Investment Outlook, produced by Landauer Real Estate Counselors, indicates that recent sellers of hotel properties have found that six months of exposure is now a typical marketing period. Further, Landauer states that a hotel property might be able to be sold faster than six months if seller financing were available. The PKF Hospitality Investment Survey says exposure period is 3.5 - 24 months, with 7.7 as average.

We are of the opinion that a reasonable exposure period for the subject hotel, at a price of $90,500,000, is twelve months or less.

--------------------------------------------------------------------------------
Four Seasons Biltmore Hotel
Merrill Lynch Mortgage Capital, Inc.

                                   ADDENDUM A

                      ASSUMPTIONS AND LIMITING CONDITIONS

                STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal report is made with the following assumptions and limiting conditions:

Date of Value - The conclusions and opinions expressed in this report apply to the date of value set forth in the letter of transmittal accompanying this report. The dollar amount of any value opinion or conclusion rendered or expressed in this report is based upon the purchasing power of the American dollar existing on the date of value.

Economic and Social Trends - The appraiser assumes no responsibility for economic, physical or demographic factors which may affect or alter the opinions in this report if said economic, physical or demographic factors were not present as of the date of the letter of transmittal accompanying this report. The appraiser is not obligated to predict future political, economic or social trends.

Information Furnished by Others - In preparing this report, the appraiser was required to rely on information furnished by other individuals or found in previously existing records and/or documents. Unless otherwise indicated, such information is presumed to be reliable. However, no warranty, either express or implied, is given by the appraiser for the accuracy of such information and the appraiser assumes no responsibility for information relied upon later found to have been inaccurate. The appraiser reserves the right to make such adjustments to the analyses, opinions and conclusions set forth in this report as may be required by consideration of additional data or more reliable data that may become available.

Title - No opinion as to the title of the subject property is rendered. Data related to ownership and legal description was obtained from the attached title report records and is considered reliable. Title is assumed to be marketable and free and clear of all liens, encumbrances, easements and restrictions except those specifically discussed in the report. The property is appraised assuming it to be under responsible ownership and competent management, and available for its highest and best use.

Hidden Conditions - The appraiser assumes no responsibility for hidden or unapparent conditions of the property, subsoil, ground water or structures that render the subject property more or less valuable. No responsibility is assumed for arranging for engineering, geologic or environmental studies that may be required to discover such hidden or unapparent conditions.

Hazardous Materials - The appraiser has not been provided any information regarding the presence of any material or substance on or in any portion of the subject property or improvements thereon, which material or substance possesses or may possess toxic, hazardous and/or other harmful and/or dangerous characteristics. Unless otherwise stated in the report, the appraiser did not become aware of the presence of any such material or substance during the appraiser's inspection of the subject property. However, the appraiser is not qualified to investigate or test for the presence of such materials or substances. The presence of such materials or substances may adversely affect the value of the subject property. The value estimated in this report is predicated on the assumption that no such material or substance is present on or in the subject property or in such proximity thereto that it would cause a loss in value. The appraiser assumes no responsibility for the presence of any such substance or material on or in the subject property, nor for any expertise or engineering knowledge required to discover the presence of such substance or material. Unless otherwise stated, this report assumes the subject property is in compliance with all federal, state and local environmental laws, regulations and rules.

Zoning and Land Use - Unless otherwise stated, the subject property is appraised assuming it to be in full compliance with all applicable zoning and land use regulations and restrictions.

Licenses and Permits - Unless otherwise stated, the property is appraised assuming that all required licenses, permits, certificates, consents or other legislative and/or administrative authority from any local, state or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

Engineering Survey - No engineering survey has been made by the appraiser. Except as specifically stated, data relative to size and area of the subject property was taken from sources considered reliable and no encroachment of the subject property is considered to exist.

                STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS
                                   (Continued)

Subsurface Rights - No opinion is expressed as to the value of subsurface oil, gas or mineral rights or whether the property is subject to surface entry for the exploration or removal of such materials, except as is expressly stated.

Maps, Plats and Exhibits - Maps, plats and exhibits included in this report are for illustration only to serve as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose, nor should they be removed from, reproduced or used apart from the report.

Legal Matters - No opinion is intended to be expressed for matters which require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers.

Allocation Between Land and Improvements - The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and improvements must not be used in conjunction with any other appraisal and are invalid if so used.

Right of Publication - Possession of this report, or a copy of it, does not carry with it the right of publication. Without the written consent of the appraiser, this report may not be used for any purpose by any person other than the party to whom it is addressed. In any event, this report may be used only with proper written qualification and only in its entirety for its stated purpose.

Testimony in Court - Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal, unless such arrangements are made a reasonable time in advance of said hearing. Further, unless otherwise indicated, separate arrangements shall be made concerning compensation for the appraiser's time to prepare for and attend any such hearing.

Structural Deficiencies - The appraiser has personally inspected the subject property, and except as noted in this report, finds no obvious evidence of structural deficiencies in any improvements located on the subject property. However, the appraiser assumes no responsibility for hidden defects or non-conformity with specific governmental requirements, such as fire, building and safety, earthquake or occupancy codes, unless inspections by qualified independent professionals or governmental agencies were provided to the appraiser. Further, the appraiser is not a licensed engineer or architect and assumes no responsibility for structural deficiencies not apparent to the appraiser at the time of his inspection.

Termite/Pest Infestation - No termite or pest infestation report was made available to the appraiser. It is assumed that there is no significant termite or pest damage or infestation, unless otherwise stated.

Income Data Provided by Third Party - Income and expense data related to the property being appraised was provided by the client and is assumed, but not warranted, to be accurate.

Asbestos - The appraiser is not aware of the existence of asbestos in any improvements on the subject property. However, the appraiser is not trained to discover the presence of asbestos and assumes no responsibility should asbestos be found in or at the subject property. For the purposes of this report, the appraiser assumes the subject property is free of asbestos and that the subject property meets all federal, state and local laws regarding asbestos abatement.

Archeological Significance - No investigation has been made by the appraiser and no information has been provided to the appraiser regarding potential archeological significance of the subject property or any portion thereof. This report assumes no portion of the subject property has archeological significance.

Compliance with the American Disabilities Act - The Americans with Disabilities Act ("ADA") became effective January 26, 1992. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

                STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS
                                   (Continued)

Definitions and Assumptions - The definitions and assumptions upon which our analyses, opinions and conclusions are based are set forth in appropriate sections of this report and are to be part of these general assumptions as if included here in their entirety.

Encroachments - it is assumed that the utilization of the land and/or improvements is within the boundaries or property described herein and that there is no encroachment or trespass.

Dissemination of Material - Use and disclosure of the contents of this report is governed by the bylaws and regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute or to the MAI or RM designations) shall be disseminated to the general public through advertising or sales media, public relations media, news media or other public means of communication without the prior written consent and approval of the appraiser(s).

Distribution and Liability to Third Parties - The party for whom this appraisal report was prepared may distribute copies or this appraisal report only in its entirety to such third parties as may be selected by the party for whom this appraisal report was prepared; however, portions of this appraisal report shall not be given to third parties without our written consent. Liability to third parties will not be accepted.

Use in Offering Materials - This appraisal report, including all cash flow forecasts, market surveys and related data, conclusions, exhibits and supporting documentation, may not be reproduced or references made to the report or to PKF Consulting in any sale offering, prospectus, public or private placement memorandum, proxy statement or other document ("Offering Material") in connection with a merger, liquidation or other corporate transaction unless PKF Consulting has approved in writing the text of any such reference or reproduction prior to the distribution and filing thereof.

Limits to Liability - PKF Consulting cannot be held liable in any cause of action resulting in litigation for any dollar amount which exceeds the total fees collected from this individual engagement.

Legal Expenses - Any legal expenses incurred in defending or representing ourselves concerning this assignment will be the responsibility of the client.

                                   ADDENDUM B

                         CERTIFICATION OF THE APPRAISER

                         CERTIFICATION OF THE APPRAISER

I, Jeff Lugosi, certify:

      That I have personally inspected the subject site.

      That I have reviewed the analyses, conclusion and opinions concerning real estate contained in this appraisal report and fully concur with the final value estimate herein expressed.

      That all market data pertaining to the final value estimate has been accumulated from various sources and where possible personally examined and verified as to details, motivation and validity.

      That I have no present or contemplated future interest in the property appraised and neither is there any personal interest or bias with respect to the subject matter or to the principals involved.

      That neither my employment nor compensation for making this report is in any way contingent upon the value reported herein. The appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

      That this report has been made in conformity with, and is subject to, the requirements of the Code of Ethics and Standards of Professional Conduct of the Appraisal Institute.

      My analysis, opinions and conclusions were developed, and this report has been prepared in conformity with the Uniform Standards of Professional Appraisal Practice.

      That to the best of my knowledge and belief, the statements of fact contained in this report, upon which the analyses, opinions and conclusions are based, are true and correct, subject to the Statement of Basic Assumptions and Limiting Conditions herein set forth.

      That this appraisal report sets forth all limiting conditions (imposed by the terms of our assignment or by the undersigned) affecting the analysis, opinions and conclusions expressed herein.

      That Bruce Baltin and Rick Frohlich provided significant professional assistance in the completion of this report.

      I certify that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representative.

      The Appraisal Institute conducts a voluntary program of continuing education for its members. MAIs and RMs who meet the minimum standards of this program are awarded periodic education certification. Jeffry M. Lugosi, MAI, hereby states that he is certified under this program.

      Based upon the work undertaken and my experience as a real estate analyst and appraiser, I am of the opinion that the "as is" market value of the fee simple interest in the Four Seasons Biltmore, Santa Barbara County, California, as of October 1, 1997, is:

                  ============================================
                  Ninety Million Five Hundred Thousand Dollars
                  --------------------------------------------
                                   $90,500,000
                  --------------------------------------------

/s/ Jeff Lugosi
-----------------------------------------------
Jeff Lugosi, MAI
Vice President
California Certified General Appraiser #AG3755

                                   ADDENDUM C

                            APPRAISER QUALIFICATIONS

                                QUALIFICATIONS OF
                                   JEFF LUGOSI
                                 VICE PRESIDENT

PROFESSIONAL HISTORY

1988-Present                        Vice President
                                    PKF Consulting
                                    Los Angeles, California


1987-1988                           Fee Appraiser
                                    Charles D. Baily & Associates
                                    San Francisco, California

                                    Appraised numerous office and industrial buildings, hotels, shopping centers, subdivisions, apartment complexes, mobile home parks and special use properties. Assisted in the development of a new department offering specialized consulting services to the congregate and skilled care housing industry. Duties included marketing and performing appraisal reports.

1986-1987                           Associate Appraiser
                                    Joseph J. Blake & Associates
                                    San Francisco, California

                                    Produced narrative appraisals encompassing market research, analysis, value conclusions and report writing.

EDUCATION                           MBA, Masters of Business Administration in
                                    Real Estate
                                    Golden Gate University
                                    San Francisco, California, Graduated 1985

                                    Scholarship: Contra Costa Board of Realtors

                                    MBA Courses:

                                    -  Real Estate Appraisal
                                    -  Real Estate Law
                                    -  Real Estate Tax
                                    -  Real Estate Finance
                                    -  Real Estate Concepts and Analysis
                                    -  Real Estate Strategies and Issues
                                    -  Finance for Managers
                                    -  Financial Accounting for Managers
                                    -  Economics for Managers
                                    -  Marketing for Managers
                                    -  Computer Technology for Managers
                                    -  Managerial Accounting
                                    -  Managerial Analysis and Communication
                                    -  Organizational Behavior and Management
                                        Principles
                                    -  Money and Banking
                                    -  Federal Taxes
                                    -  Properly Management and Leasing
                                    -  Personal Financial Planning

                                    Co-Founder of the Golden Gate University
                                    Real Estate Alumni Association
                                    BA, Bachelors of Arts in Sociology
                                    University of California, San Diego,
                                    California
                                    Graduated 1983
                                    Minors: Psychology, Biology and Scientific
                                    Perspectives

                                    Various real estate and appraisal courses and seminars for continuing education for state certification and Appraisal Institute membership.

PROFESSIONAL
ACHIEVEMENTS                        Member Appraisal Institute, Designation (No.
                                    9425)

QUALIFICATIONS OF
JEFF LUGOSI
Page 2

PROFESSIONAL
ACHIEVEMENTS (continued)            State Certification. State certified to
                                    appraise Federally related real estate
                                    transactions according to the Financial
                                    Institutions Reform, Recovery and
                                    Enforcement Act of 1989 (FIRREA) in the
                                    states of California (AG 3755), Arizona (No.
                                    30656) and Nevada (No. 742), as well as
                                    obtaining temporary licenses in other
                                    states.

                                    Approved Appraiser by Lenders. As a result of being state certified, as well as an MAI, I am on the approved list of appraisers for these major lending institutions:

                                    - Bank of America
                                    - Bank of California
                                    - First Interstate Bank
                                    - Home Savings of America
                                    - Wells Fargo Bank
                                    - Tokai Bank
                                    - Bangkok Bank
                                    - Mitsui Trust & Banking Co. Ltd.
                                    - Long-Term Credit Bank
                                    - Bank Dagang Nasional Indonesia

                                    Expert Testimony. Retained by a law firm representing an international hotel corporation to provide expert witness testimony in Los Angeles County Board of Tax Appeal for ad valorem tax litigation involving several full-service hotels. Testimony centered around estimating market value at a historical point in time for real estate only based on allocating personal and business values separately from the going-concern value. Topics addressed included the appropriateness and amount of education for management fees, and franchise fees, as distinguished from a marketing expense; the concept of return on and return of investment for furniture, fixtures and equipment (FF&E), versus a reserve for replacement; and definition and relationship between a capitalization and discount rate used to value property. My expert opinion was supported by published literature by PKF Consulting as well as other industry professionals. Testimony was specifically geared to support the appraisals and work product of other consultants and hotel appraisers used by the attorney in the case.

                                    Lecturer. Guest speaker for the University of California, Los Angeles extension course on Real Estate Investment Analysis. Presentation included the theory and methodology of hotel valuation, trends in hotel investment from the debt and equity perspective, and historical and projected occupancy and average daily rate performance of hotels within Los Angeles.

                                    Media Resource. Source of information for the press and quoted on hotel topics.

                                    RTC REVIEW APPRAISER. Review appraiser for several Resolution Trust Company (RTC) contractors managing the assets of failed savings and loans. Contractors relied on my opinion of the quality and credibility of the value conclusion of questionable appraisals for the purpose of setting a sales price for disposition.
                                    Responsibilities included reviewing
                                    appraisals and consulting with original
                                    appraisers regarding amending or rejecting their reports.

QUALIFICATIONS OF
JEFF LUGOSI
Page 3

AREAS OF EXPERTISE                  In-depth knowledge of appraisal theory using
                                    the cost, sales comparison and income
                                    capitalization approaches to value.
                                    Experience valuing all types of properties including:

                                    - Hotels, motels, and resorts
                                    - Restaurants
                                    - Golf courses and clubs
                                    - Gaming hotels
                                    - Office buildings
                                    - Shopping centers and malls
                                    - Warehousing, manufacturing, and
                                        distribution facilities
                                    - Research and development facilities
                                    - Health care and retirement
                                       facilities
                                    - Subdivisions
                                    - Apartment and condominiums
                                    - Special purpose properties
                                    - Mixed-use developments

                                    Perform valuations for the following
                                    purposes:

                                    - Development
                                    - Acquisition
                                    - Refinancing
                                    - Institutional Portfolios
                                    - Litigation Support
                                    - Tax Appeals
                                    - Bankruptcy/Reorganization
                                    - Partnership Transfers
                                    - Affordable Housing Disposition (RTC)

                                    Provide value estimates including as-is, prospective and retrospective market values, investment value, and going-concern value.

                                    Expertise in valuing different real estate interests including fee simple, leasehold, leased fee, undivided interests and equity memberships.

                                QUALIFICATIONS OF
                                  BRUCE BALTIN
                              SENIOR VICE PRESIDENT

PROFESSIONAL HISTORY

Present                             Senior Vice President - PKF Consulting
                                    Los Angeles Office

Prior                               Partner, Pannell Kerr Forster
                                    Management Advisory Services

                                    Lecturer in Hotel Administration at the
                                    University of Nevada, Las Vegas

                                    Sheraton Corporation - Operations Analyst and Assistant to the Senior Vice President, Operations

AREAS OF SPECIAL
 COMPETENCE                         Economic, financial, and operational
                                    analysis and organizational and general
                                    consulting for the hospitality and related service industries; economic analysis, market demand studies and development consulting for all phases of the real estate industry; litigation support, general business planning, and valuation

MAJOR PROJECTS                      o     Asset advisory services relative
                                          to operations, market position and
                                          management company issues for
                                          institutional and other hotel
                                          owners

                                    o     Market demand analysis, appraisal,
                                          development consulting for major
                                          resort hotels in Hawaii,
                                          California and Arizona

                                    o     Market demand analysis, appraisal
                                          and operational consulting for
                                          numerous major hotel-casinos in
                                          Las Vegas and Lake Tahoe, Nevada,
                                          including Caesar's Palace,
                                          Circus-Circus, Sahara, Alladin,
                                          and Hyatt at Incline Village

                                    o     Concept development and market
                                          demand analysis relative to
                                          Citywalk retail-entertainment
                                          complex at Universal City,
                                          California

                                    o     Market feasibility analysis
                                          relative to Indian gaming
                                          facilities in California, New
                                          Mexico and Washington state

                                    o     Expert testimony relative to
                                          economic valuations, allocations
                                          of value and other matters
                                          pertaining to various resorts,
                                          hotels and motor hotels

                                    o     Preparation of financial
                                          projections utilized by Southern
                                          California Olympic Organizing
                                          Committee in support of the
                                          successful bid for the 1984
                                          Olympic Games

QUALIFICATIONS OF
BRUCE BALTIN

MAJOR PROJECTS
(CONTINUED)

                                    o     Testimony in United States District
                                          Court as to diminution of value and
                                          loss of profits to a class of hotels
                                          and motor hotels

                                    o     Testimony in United States Tax Court
                                          as to value allocations of hotels

                                    o     Assistance to court appointed
                                          receivers in establishing plans of
                                          reorganization as a result of
                                          bankruptcy proceedings

                                    o     Consultation services to private
                                          companies and public entities
                                          relative to the structuring of
                                          leases and management contracts for
                                          hotels and food and beverage
                                          facilities

                                    o     Management information systems
                                          development and analysis for major
                                          hotel chains, as well as individual
                                          properties

                                    o     Assisted several country clubs in
                                          converting from non-equity to equity
                                          clubs, including valuations, budgets
                                          and membership organizations

                                    o     Assisted savings and loan
                                          institution in evaluating potential
                                          workout of a group of 15 apartment
                                          complexes and office buildings

                                    o     Numerous market demand studies for
                                          existing and proposed hotels and
                                          resorts in the Western United States

                                    o     Market position and operational
                                          study for a ten-restaurant complex

                                    o     Preparations of cash flow and return
                                          on investment calculations for
                                          proposed, ongoing and distressed
                                          hotels, restaurants, and clubs

                                    o     Food and beverage, system
                                          implementation, and payroll studies
                                          for hotels, private country clubs,
                                          city clubs, and restaurants in
                                          California, Arizona, and Nevada

                                    o     Long-term consulting engagements
                                          with several municipalities and
                                          private sector clients to provide
                                          advice on design, financial and
                                          management structure for major
                                          hotels

                                    o     Market demand analysis and
                                          development consulting relative to a
                                          variety of mixed-use complexes

EDUCATION                           Cornell University, Bachelor of Science in
                                    Hotel Administration

PROFESSIONAL
MEMBERSHIPS                         International Society of Hospitality
                                    Consultants

                                    American Institute of Certified Public
                                      Accountants

                                    American Hotel-Motel Association

                                    The Travel and Tourism Research Association

QUALIFICATIONS OF
BRUCE BALTIN

PROFESSIONAL
QUALIFICATIONS                      Certified Public Accountant in California

PROFESSIONAL ACTIVITIES             Lecturer- University of Nevada, Las Vegas;
                                    California Polytechnic University at Pomona;
                                    Los Angeles Valley Junior College; and
                                    University of California of Los Angeles
                                    Extension Division

                                    Various other speaking engagements relating to all phases of the hospitality industry

                                    Member of the Chairman's Economic Advisory
                                    Council of the Los Angeles Chamber of
                                    Commerce

                                    Formerly, Member of the Forecasts and
                                    Projections Task Force and Management
                                    Advisory Services Executive Committee of the
                                    American Institute of Certified Public
                                    Accountants

                               QUALIFICATIONS OF
                                 RICK FROHLICH
                                   CONSULTANT

PROFESSIONAL HISTORY
1994-1996                           Various Department Managers
                                    Shutters on the Beach Hotel
                                    Santa Monica, California

1996-Present 1988                   Consultant
                                    PKF Consulting
                                    Los Angeles, California


                                    Experienced in appraising hotels, marinas, and office buildings.

                                    Worked with numerous hotel developers/owners on market demand, market positioning, feasibility, and operational analysis studies.

                                    Researched and produced tourism and revenue enhancement reports.

                                    Offered asset advisory services relative to operations, market position and facility programming for hotel owners and developers in California, Colorado, and Texas.

                                    Prepared proformas and return on investment analysis for proposed and existing hotels.

                                    Conducted long-term project with the Los
                                    Angeles Convention & Visitors Bureau
                                    analyzing the impact of citywide conventions on the city's revenue base.

EDUCATION                           University of Denver, Graduate School of
                                    Business
                                    Masters of Science Domestic and
                                    International Tourism
                                    Denver, Colorado

                                    o Graduate Courses:

                                    - High Performance Management
                                    - Research Methods
                                    - Dimensions of Tourism
                                    - Services Management
                                    - Tour. Planning & Development
                                    - Marketing Tourist Destinations
                                    - Real Estate Finance
                                    - Designing Strategic Methods
                                    - Geography of Tourism
                                    - Global Perspectives
                                    - Value in Action
                                    - Operations Management

                                    Ohio University
                                    Bachelors of Science in Recreational
                                      Management
                                    Athens, Ohio

PROFESSIONAL AFFILIATIONS           Affiliate Member, Appraisal Institute (No.
                                    273585432)

                                    Travel & Tourism Marketing Association

                                   ADDENDUM D

                 PKF CONSULTING'S HOSPITALITY INVESTMENT SURVEY

                          HOSPITALITY INVESTMENT SURVEY
                                                                      ----------
                                                                          PKF
                                                                      CONSULTING
                                                                      ----------

A PERIODIC PROFESSIONAL PUBLICATION  VOLUME TEN, ISSUE ONE  SECOND QUARTER 1997
                                                                             $75

                  Optimism Continues to Drive Hotel Investment
--------------------------------------------------------------------------------

The optimistic attitude driving hotel investment continued in 1996 and is expected to remain through 1997. Investors are purchasing hotels at continually rising prices, still confident of continuing upside potential in the marketplace. It is estimated that the average price paid for a hotel in 1997 will approximate 91.3 of replacement cost in 1997. This contrasts to the 47.4 percent mark recorded in 1991, at the depth of the nation's economic and lodging recession.

Projected growth in operating profits continues to attract investors to spend their money on lodging. Despite the first signs of overdevelopment and projections of declining occupancy in several markets, a healthy economy and improvements in operating efficiency lead most analysts and investors to believe that hotel profitability should continue to improve through the year 2000. The 1997 edition of PKF Consulting's Hospitality Investment Survey found that hotel investors are projecting revenues to grow annually at 3.9 percent, while expense growth will be limited to 3.4 percent. The end result is a projected annual growth rate of 7.3 percent for hotel net operating incomes.

So Many People Can't Be Wrong

Further indication of the interest in hotel investment is the response to this year's Hospitality investment Survey (HIS). The 1997 edition of HIS reports the average investment criteria used by 141 companies involved in over 1,500 hotel related transactions in 1996. This is by far the largest interest we have seen in hotel investment since our first survey in 1984. It should also be noted that
82.3 percent of our survey respondents plan to purchase and/or sell one or more hotels in 1997, further indication that the amount of investment dollars flowing into the hospitality industry has yet to subside.

Few Changes In Investment Criteria

Hotel investors' outlook on values and return on investment have changed little since the optimistic attitudes adopted in 1994. Capitalization rates continue to hover around the 11 percent mark, while the desired return on investment dropped slightly to 14.1 percent. With hotel investors fairly sure that their future return on investment can be derived from improved profitability, they are willing to pay higher prices and accept less of a percentage return in exchange for less perceived risk.

Among the different property types, investors appear to be most bullish regarding the future prospects for resort properties. Due to the scarcity of resort properties for sale, combined with the positive future projections of market performance for this segment, transactions involving resorts showed the lowest capitalization rate (10.4 percent) and internal rate of return (13.4 percent). At the other end of the spectrum, limited-service hotels are being purchased at the highest rate of capitalization (11.7 percent) and desired rate of return (14.7 percent). In several markets, the relative cost of construction and market support favors building a new limited-service hotel as opposed to purchasing an existing property.

Traditional Lenders Return

Responding to the increase in hotel investment activity, traditional sources of financing have re-entered the hotel lending arena to get

Continued on page 2

--------------------------------------------------------------------------------

                                    Table 1

Investment Criteria       1996    1995    1994    1992    1990    1988    1986
--------------------------------------------------------------------------------

Overall Cap Rate         11.10%  11.04%  11.20%  11.90%  10.20%  11.10%  10.90%

Discount Rate            14.10%  14.57%  14.70%  16.00%  15.00%  14.60%  13.80%

Holding Period (Years)    6.70    6.27    7.10    8.40    9.60    8.80    9.30

Debt Coverage Ratio       1.40    1.38    1.40    1.60    1.30    1.30    1.30

Income Growth Rate        4.00%   3.89%   3.90%   3.80%   4.80%   4.40%   4.00%

Expense Growth Rate       3.30%   3.44%   3.70%   3.60%   4.70%   4.30%   4.30%

Interest Rate             9.10%   9.59%   9.90%   8.90%  11.50%  11.60%  10.10%

Loan To Value Ratio      69.70%  69.12%  68.00%  67.40%  69.00%  73.60%  72.50%

Source: PKF Consulting

--------------------------------------------------------------------------------

                HOSPITALITY INVESTMENT SURVEY -- PKF CONSULTING
--------------------------------------------------------------------------------

Continued from front page

a piece of the action. Sixty-eight percent of HIS respondents reported that their bank contributed in some part to the financing of their hotel deals in 1996, up from 58 percent in 1995 and 31 percent in 1994. Other sources, such as investment banks, SBA loans, mortgage funds, conduits, and private equity were identified as the second most prominent source of financing. This increase in the availability of financing sources has lessened the need for seller financing, which declined from 24 percent in 1995 to 16 percent in 1996.

The financing criteria required by lenders also changed little from 1995 to 1996. Debt coverage ratio stayed constant at 1.4, while the loan-to-value ratio continues to range from 68 to 70 percent for all product types. Indicative of the increased competition among lenders to become involved in hotel transactions, the average interest rate for a hotel loan dropped slightly from
9.6 percent in 1995 to 9.1 percent in 1996.

----------------------------------------

                 Table 2
     PROFILE OF TRANSACTIONS SURVEYED

Location              Number      Percent
Northeast               227        14.7%
Southeast               298        19.2%
Midwest                 298        19.2%
Northwest                83         5.3%
Southwest               253        16.3%
West                    272        17.6%
Caribbean                12         0.8%
Mexico                    2         0.2%
Other                   104         6.7%
----------------------------------------
   Total              1,549       100.0%

Type of Transaction
Non-R.E.O.               83         5.4%
R.E.O.                1,466        94.6%
----------------------------------------
                      1,549       100.0%

Respondent Involvement
Purchased               351        22.7%
Sold                    341        22.0%
Put Under Contract      349        22.5%
Financed                508        32.8%
----------------------------------------
                      1,549       100.0%

        Source: PKF Consulting

----------------------------------------

                    ----------------------------------------
                                  TRENDS VALUE
                          1996 Constant Dollars Indexed

                              [Line graph omitted]

                    Source: PKF Consulting
                    ----------------------------------------

Show Me The Current Money

Somewhat contrary to the expectations of future profit growth are the valuation techniques investors use to help determine the purchase price. As in our 1996 study, a direct capitalization of the property's net income is thought to be the best method to determine the value of a hotel. However, the technique of determining value by discounting the projected future cash flows of the property dropped from the second most preferred practice to the fourth. In addition, our study indicates that a direct capitalization of the existing year's cash flow has been used more often than capitalizing the cash flow projected for the following year.

Existing year data is often thought to be a base from which to determine a minimum value for a property in the rising market. By preferring to capitalize existing year data, despite predictions of rising profits, today's buyer might just be responding to the fact that 1995 and 1996 were years of record profit performance in the hotel industry. In other words, 1995 and 1996 performance levels are more predictive of future stabilized performance than existing year performance levels were during the depths of the recession.

Time To Analyze Your Investment Options

In an effort to see how this favorable financial outlook impacts the investment community, we have analyzed valuation information from our various databases. Using data from PKF Consulting's Trends In The Hotel Industry and Hospitality Investment Survey, we have calculated a "Trends Value" for the typical hotel participating in our surveys. The Trends Value, calculated on a per available room basis, takes into account such factors as the prevailing operating profits, capital reserve requirements, and capitalization rates for each of the years under study. This calculation was made for full-service, limited-service, and resort hotels. It is important to note that this Trends Value does not reflect the actual sales prices for properties bought or sold in any given year.

Driven by the expected growth in profits, it is projected that by 1997, the Trends Value (in 1996 constant dollars) of the "typical" hotel will have improved nearly 75 percent from the depths of the early 1990s recession. The value improvement of limited-service hotels occurred earlier in the recovery process, but is expected to taper off somewhat in the future, as market condi-

                HOSPITALITY INVESTMENT SURVEY -- PKF CONSULTING
--------------------------------------------------------------------------------

tions temper the profit performance of this segment. On the other hand, full-service hotels took a little longer to recover their value, yet show the greatest potential for value improvement in the future. Resort hotels, driven by the combination of lower capitalization rates and relative lagging improvement in profitability, have shown the least resiliency in value recovery.

Why Sell Now?

With hotel profits on the rise, why would hotel owners consider selling their property at this time? Market experience and projections say that selling now would cut an owner short of enjoying up to four years (depending upon where the property is located) of rising profits and the corresponding rise in the value of the hotel.

Obviously, the proper time to sell any individual hotel is dependent upon issues unique to that particular asset. Local market conditions, the physical condition of the property, and the financial motivations of the owner are just some of the factors which need to be analyzed before one can properly judge whether or not it is time to sell. However, when you look at the overall state of the current U.S. hotel industry, more than a few compelling reasons can be made for the consideration of selling your hotel now. The following paragraphs summarize some of the reasons why selling your hotel in 1997 might be a prudent move.

--------------------------------------------------------------------------------
                              COMPARATIVE ANALYSIS
                       Value Per Room vs Replacement Cost

                              [Bar graph omitted]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Table 3
                          CLASSIFICATON OF CONTRIBUTORS

Contributor                      Number        Percent
Owner/Operator                     55           39.0%
Other (Broker/RE Advisor)          24           17.0%
Management Company                 22           15.6%
Hotel Chain                        15           10.6%
Private Investor                   13            9.2%
Developer                           6            4.3%
Life Insurance                      3            2.1%
Pension Funds                       2            1.4%
Commercial Bank                     1            0.7%
-----------------------------------------------------
 Total                            141          100.0%

Who Provides Financing?
Bank                                            42.9%
Other Source**                                  22.3%
Insurance Company                               15.2%
Seller                                           9.8%
Pension Fund                                     6.7%
Saving & Loan                                    3.1%

Notes:  * =  Many respondents noted multiple sources.
       ** = Other sources included investment banks, SBA Loans, mortgage funds, conduits, and private equity.

                             Source: PKF Consulting
--------------------------------------------------------------------------------

Deal From A Position Of Strength

There are several conditions in place now that give the seller leverage over the buyer in the negotiation process. First of all, hotels are a desired asset. Given all the news of improved market and financial performance, hotels are one of the most sought-after forms of real estate for investors. This is most evident on Wall Street, where hospitality related REITs, investment funds, and C-Corporations all need to put their funds to use and are fighting each other to find investment opportunities. Given the recent fluctuations Wall Street, hotel owners should closely monitor the Dow Jones Index. Any large drops in the Dow could forewarn a lessening of hotel acquisition activity, thus indicating a need to sell your property.

Leaving Some Crumbs

Professionals realize that successful transactions are the result of balanced negotiations and a "meeting of the minds." While a hotel owner desires to maximize the price paid for his hotel, the buyer comes to the table looking for a price that leaves room for asset appreciation. As mentioned earlier, the hotel industry is expected to experience continued growth in profitability for the next few years. This leaves credible prospects for future return on investment for a potential hotel investor. If hotel owners wait until hotel profitability has peaked out, nothing will be left on the table for potential buyers.

Continued on page 4

                HOSPITALITY INVESTMENT SURVEY -- PKF CONSULTING

Continued from page 3

More Builders Than Buyers

Another effect of improving profitability within the hotel industry is that, eventually, it will cost just as much to buy a hotel as it will to build one. Again, comparing the average Trends Value of the typical hotel in our survey and the cost to construct a similar property, we find that the gap is narrowing. On average, the typical hotel in our study was valued at 47.7 percent of its replacement cost in 1991. This ratio is projected to grow to 91.3 percent by year-end 1997.

With the value of the average hotel nearing its replacement costs, the time is approaching when hotel investors will find themselves better off building a new property than investing in an existing one. This narrowing of the gap between purchase price and replacement cost negatively impacts the potential hotel seller in two ways. First, it further shrinks the field of hotel purchasers, many of whom will transform themselves into developers. Secondly, the new hotels that will be built could have a negative impact on the future market performance of the existing hotel, thus lowering its attractiveness.

Altering Your Investment Strategy

Prudent investors enter a transaction having already developed a proper exit strategy. We believe now is a good time to start reviewing your disposition strategy. What were your goals when you purchased your hotel, and have they been met? Measured in stated-year dollars, Trends Values are double what they were in 1990, and almost 50 percent greater than 1994. These rates of return should meet the return requirements of most investors.

Exiting hotel ownership does not necessarily mean that you can't continue to ride the anticipated rise in hotel performance. For example, many sellers will take the proceeds from the sale of their hotel properties and purchase shares of a REIT, a publicly-traded hotel company, or an Investment Fund. Such action makes the "ex" owner's real estate investment more liquid, while allowing him to benefit from any future rise in hotel profitability and values.

--------------------------------------------------------------------------------
                                     Table 4
                               INVESTMENT CRITERIA

Capitalization Rates        Average       High         Low
Full-Service                 10.9%        15.0%        8.3%
Limited-Service              11.7%        16.0%        9.0%
Resort                       10.4%        13.5%        5.0%
------------------------------------------------------------
 All Properties              11.1%

Internal Rate of Return/
 Discount Rate
Full-Service                 13.9%        18.0%       11.3%
Limited-Service              14.7%        19.0%       12.4%
Resort                       13.4%        16.5%       10.0%
------------------------------------------------------------
 All Properties              14.1%

Equity Yield
Full-Service                 18.4%        25.0%       11.5%
Limited-Service              18.7%        30.0%       10.5%
Resort                       17.8%        25.0%        9.0%
------------------------------------------------------------
 All Properties              18.4%

Cash on Cash
Full-Service                 14.4%        25.0%        8.0%
Limited-Service              16.2%        25.0%        8.0%
Resort                       14.5%        25.0%        8.0%
------------------------------------------------------------
 All Properties              15.2%

Holding Period (Years)
Full-Service                  7.1         30.0         3.0
Limited-Service               6.0         10.0         2.5
Resort                        7.0         10.0         3.0
------------------------------------------------------------
 All Properties               6.7

Room Revenue Multiplier
Full-Service                  2.5          3.5         2.0
Limited-Service               2.8          4.0         2.0
Resort                        2.6          3.0         2.2
------------------------------------------------------------
 All Properties               2.7

Total Revenue Multiplier
Full-Service                  2.1          2.5         1.7
Limited-Service               3.1          4.0         2.5
Resort                        2.5          2.5         2.5
------------------------------------------------------------
 All Properties               2.5

Marketing Period (Months)
Full-Service                  7.7         24.0         3.5
Limited-Service               6.4         12.0         3.0
Resort                        7.7         12.0         5.0
------------------------------------------------------------
 All Properties               7.2

                             Source: PKF Consulting
--------------------------------------------------------------------------------

How To Exit Gracefully

For hotel sellers, the use of a professional transaction advisor who can properly represent your hotel is a must in today's marketplace. It is important to make sure your transaction advisor is both credible and qualified to make the case to a prospective buyer that an upside still exists for the hotel asset. Selling a hotel in today's hotel market environment demands more than pretty pictures and multiple listings. It requires an experienced and knowledgeable transaction advisor who can relate to the investment strategies of potential purchasers, while at the same time representing the best interests of the seller.

Why Buy Now?

If the current hospitality cycle appears to be reaching its peak, why should someone consider investing in the hotel industry at this time? The following paragraphs summarize some of the reasons why investing in a hotel might be a prudent move in 1997.

Upscale Plus Urban Equals Opportunity

Despite high occupancies and double-digit growth in room rates, the financial feasibility of constructing a new full-service hotel in an urban market is slim. Lack of available land, high labor costs, and hefty municipal charges often push the development budget beyond breakeven. Given these economics, plus the fact that a new full-service

                    HOSPITALITY INVESTMENT -- PKF CONSULTING

--------------------------------------------------------------------------------
                                     Table 5
                                 MORTGAGE TERMS

Loan to Value Ratio          Average       High        Low
Full-Service                 69.1%        92.5%       45.0%
Limited-Service              71.0%        92.5%       55.0%
Resort                       68.7%        85.0%       55.0%
-----------------------------------------------------------
 All Properties              69.8%

Interest Rates
Full-Service                  9.0%        11.0%        3.3%
Limited-Service               9.0%        11.0%        3.3%
Resort                        9.3%        11.3%        8.3%
-----------------------------------------------------------
 All Properties               9.1%

Amortization Period (Years)
Full-Service                 22.2         30.0        12.0
Limited-Service              21.6         30.0        10.0
Resort                       22.0         30.0        15.0
-----------------------------------------------------------
 All Properties              21.9

Loan Term (Years)
Full-Service                  8.3         22.5         0.0
Limited-Service               8.3         22.5         3.0
Resort                        7.6         15.0         5.0
-----------------------------------------------------------
 All Properties               8.2

Debt Coverage Ratio
Full-Service                  1.4          2.3         1.2
Limited-Service               1.4          1.7         1.2
Resort                        1.4          2.0         1.2
-----------------------------------------------------------
 All Properties               1.4

                             Source: PKF Consulting
--------------------------------------------------------------------------------

urban project would take at least three years to open, it is pretty safe to assume that there will be few new competitors entering the upscale urban markets through the year 2000. If an investor can find an urban hotel for sale (or potentially an alternative-use building adaptable for conversion) he can be relatively assured of an extremely favorable market and profitable operating conditions for the next few years.

Disciplined Lenders

Aggressive and undisciplined Saving and Loans contributed to the overdevelopment that occurred in the 1980s. ln today's lending circles, it is difficult to find traditional institutions or lending sources that have not implemented strict lending criteria for all real estate loans. While the lending community has had its share of cyclical lapses in discipline, the current conservative bent appears to be fairly well entrenched, thus putting a cap on the availability of funds for new development. As it has been the case since 1990, the lack of available financing will limit the amount of new hotel construction activity, thus preserving the current mature period in the cycle and lessening the depth of the next recession.

Few False Incentives

Another factor contributing to the funding of hotel projects in the 1980s were tax laws that provided developers with artificial incentives to build. In general, tax benefits helped the financial feasibility of projects that were not market-justified. The result was a glut of hotels that improved the immediate cash flows of the investors, while not serving any market need. Today's tax code provides little relief or loopholes for investors looking for deductible losses and tax shelters. In other words, the direct financial feasibility of the project must provide the return on investment. This is one more factor adding to the prospect for future stability in the market.

Some Bargains Still Exist

While the overall purchase price for all hotels is projected to exceed 90 percent of replacement cost, some properties in select markets are still selling below 75 percent of replacement cost. These properties tend to be full-service, or may have a large amount of deferred maintenance or market obsolescence attached to them. Nonetheless, for the hotel investor who has the resources to turn a property around, a well located property currently in distress may be a candidate for refurbishment and may well enjoy favorable market conditions for the foreseeable future.

                    -------------------------------------
                                   Table 6
                        VALUATION TECHNIQUE PREFERENCE

                     Technique                      Rank*

                     Direct Capitilization           2.1

                     Other                           2.2

                     Cash on Cash                    2.4

                     Discount Cash Flow              2.9

                     Equity Yield                    3.0

                     Percentage of Replacement       4.1

                     Multiple of Room Revenue        5.0

                     Multiple of Gross Revenue       5.7

                     Note:*  1 = Most Important
                             8 = Least Important

                          Source: PKF Consulting
                    -------------------------------------

Representation

For some hotel companies, the need to have representation in specific markets or to gain critical mass when building a

Continued on back page

--------------------------------------------------------------------------------
                                     Table 7
                              CASH FLOW PROJECTIONS

Growth Rates                               Annual Growth Rate
Revenues                                                 4.0%
Expenses                                                 3.3%
Net Operating Income                                     7.3%

Reserve for Replacement Method
                                                      Average
Percent of Gross Revenue                                3.97%
Percent of F.F. &E.                                     7.58%

                             Source: PKF Consulting
--------------------------------------------------------------------------------

                HOSPITALITY INVESTMENT SURVEY -- PKF CONSULTING
--------------------------------------------------------------------------------

Continued from page 5

chain, forces them to purchase or construct properties even though the economics may not be favorable. This is especially true for international chains needing properties in gateway cities and for all-suite chains looking to convert a limited amount of all-suite hotel inventory.

Be Careful Out There, It's Diverse

Overall, PKF Consulting shares the optimism shown by most hotel investors. However, we do recognize that each transaction needs to be evaluated on its own merits. Today's operating and investment markets vary greatly from product type to product type, and region to region. To give a blanket endorsement to all hotel investment opportunities is absurd. The decision to buy, sell, build, lend, or invest is complex. It is driven by objective criteria like market support, physical condition of the property, and land availability, as well as subjective criteria like relative risk, desired returns, and development/management objectives. A potential hotel investor shouldn't be drawn into the industry simply to ride an overall wave of enthusiasm. On the other hand, a prudent investor would be wise to continue to search the hotel landscape and take advantage of those great deals and opportunities that remain.

--------------------------------------------------------------------------------

Recent Publications Available from PKF Consulting

1996 Annual Trends in the Hotel Industry -- USA.

1997 Annual Trends in the Hotel Industry -- USA.
     (Available Autumn 1997.)

Quarterly Trends in the Hotel Industry.

Monthly Trends in the Hotel Industry.
     (Available for each of more than 50 U.S. cities and regions.)

1996 Annual Trends in the Hotel Industry -- Asia/Pacific Edition.

Annual Hospitality Investment Survey.

The Conference Center Industry: A Statistical and Financial Profile --
     North America 1996.
     (1996 edition available now. 1997 edition available in July.)

1996 Biennial Bed-and-Breakfast/Country Inns Industry Study.
     (Available July 1997 through the Professional Association of
     Innkeepers International 805/569-1853.)

Hotel Development Handbook.
     (Available through the Urban Land Institute 202/624-7000.)

1996 Human Resources Survey: Study of Diversity, Recruitment, and
Reward Systems for Employees in the U.S. Hotel Industry.

Annual Trends in the Hotel Industry -- Canadian Edition.
     (Contact 416/360-5000.)

For Hotel Industry Trends information for Europe, the U.K., Africa, and the Middle East, contact Pannell Kerr Forster Associates in
London at 0171-831-7393.

For further information and prices, contact the PKF Consulting Research Department at (415) 421-5378.

--------------------------------------------------------------------------------

================================================================================
WANT TO TAKE PART IN OUR NEXT INVESTMENT SURVEY?

New participants in Hospitality Investment Survey are always welcome. If you are a hotel investor, lender, or otherwise involved in the transaction end of the industry, please contact us. We'll send you a survey form. All survey data is kept strictly confidential. Inquiries may be directed to any PKF Consulting office or to the editor. And all participants get their copy free of charge.
================================================================================

     For PKF Consulting Real Estate Services in your region, please contact:

New York              Philadelphia              Houston
John A. Fox           Lawrence E. Henry, MAI    John A. Keeling
(212) 867-8000        (215) 563-5300            Florida T. Booth, MAI
                                                (713) 621-5252
Los Angeles           Atlanta
Jeffry Lugosi, MAI    Mark Woodwortli
(213) 680-0900        (404) 842-1150

Boston                San Francisco
Thomas A. Ellsworth   Thomas E. Callahan, CRE, MAI
(508)768-7000         Kiyoshi Sekine
                      Dan Lem
Washington, DC        Doris Tan
Walter C. Williams    (415) 421-5378
(703) 684-5589

--------------------------------------------------------------------------------

Hospitality Investment Survey is compiled and produced by PKF Consulting. Readers are advised that PKF Consulting does not represent the data contained herein to be definitive. Neither should the contents of this publication be construed as a recommendation on policies or actions. Quotations or reproduction, in whole or in part, are permitted with credit to PKF Consulting. Please address inquiries to the Editor, Hospitality Investment Survey, 425 California Street, Suite 1650, San Francisco, CA 94104. Phone: (415) 421-5378. Price $75.00.
                                                                      ----------
                                                                         PKF
                                                                      CONSULTING
                                                                      ----------
--------------------------------------------------------------------------------

                          HOSPITALITY INVESTMENT SURVEY
                                                                      ----------
                                                                          PKF
                                                                      CONSULTING
                                                                      ----------

A PERIODIC PROFESSIONAL PUBLICATION  VOLUME TEN, ISSUE ONE  SECOND QUARTER 1997
                                                                             $75

                  Optimism Continues to Drive Hotel Investment
--------------------------------------------------------------------------------

The optimistic attitude driving hotel investment continued in 1996 and is expected to remain through 1997. Investors are purchasing hotels at continually rising prices, still confident of continuing upside potential in the marketplace. It is estimated that the average price paid for a hotel in 1997 will approximate 91.3 of replacement cost in 1997. This contrasts to the 47.4 percent mark recorded in 1991, at the depth of the nation's economic and lodging recession.

Projected growth in operating profits continues to attract investors to spend their money on lodging. Despite the first signs of overdevelopment and projections of declining occupancy in several markets, a healthy economy and improvements in operating efficiency lead most analysts and investors to believe that hotel profitability should continue to improve through the year 2000. The 1997 edition of PKF Consulting's Hospitality Investment Survey found that hotel investors are projecting revenues to grow annually at 3.9 percent, while expense growth will be limited to 3.4 percent. The end result is a projected annual growth rate of 7.3 percent for hotel net operating incomes.

So Many People Can't Be Wrong

Further indication of the interest in hotel investment is the response to this year's Hospitality investment Survey (HIS). The 1997 edition of HIS reports the average investment criteria used by 141 companies involved in over 1,500 hotel related transactions in 1996. This is by far the largest interest we have seen in hotel investment since our first survey in 1984. It should also be noted that
82.3 percent of our survey respondents plan to purchase and/or sell one or more hotels in 1997, further indication that the amount of investment dollars flowing into the hospitality industry has yet to subside.

Few Changes In Investment Criteria

Hotel investors' outlook on values and return on investment have changed little since the optimistic attitudes adopted in 1994. Capitalization rates continue to hover around the 11 percent mark, while the desired return on investment dropped slightly to 14.1 percent. With hotel investors fairly sure that their future return on investment can be derived from improved profitability, they are willing to pay higher prices and accept less of a percentage return in exchange for less perceived risk.

Among the different property types, investors appear to be most bullish regarding the future prospects for resort properties. Due to the scarcity of resort properties for sale, combined with the positive future projections of market performance for this segment, transactions involving resorts showed the lowest capitalization rate (10.4 percent) and internal rate of return (13.4 percent). At the other end of the spectrum, limited-service hotels are being purchased at the highest rate of capitalization (11.7 percent) and desired rate of return (14.7 percent). In several markets, the relative cost of construction and market support favors building a new limited-service hotel as opposed to purchasing an existing property.

Traditional Lenders Return

Responding to the increase in hotel investment activity, traditional sources of financing have re-entered the hotel lending arena to get

Continued on page 2

--------------------------------------------------------------------------------

                                    Table 1

Investment Criteria       1996    1995    1994    1992    1990    1988    1986
--------------------------------------------------------------------------------

Overall Cap Rate         11.10%  11.04%  11.20%  11.90%  10.20%  11.10%  10.90%

Discount Rate            14.10%  14.57%  14.70%  16.00%  15.00%  14.60%  13.80%

Holding Period (Years)    6.70    6.27    7.10    8.40    9.60    8.80    9.30

Debt Coverage Ratio       1.40    1.38    1.40    1.60    1.30    1.30    1.30

Income Growth Rate        4.00%   3.89%   3.90%   3.80%   4.80%   4.40%   4.00%

Expense Growth Rate       3.30%   3.44%   3.70%   3.60%   4.70%   4.30%   4.30%

Interest Rate             9.10%   9.59%   9.90%   8.90%  11.50%  11.60%  10.10%

Loan To Value Ratio      69.70%  69.12%  68.00%  67.40%  69.00%  73.60%  72.50%

Source: PKF Consulting

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

                HOSPITALITY INVESTMENT SURVEY -- PKF CONSULTING
--------------------------------------------------------------------------------

Continued from front page

a piece of the action. Sixty-eight percent of HIS respondents reported that their bank contributed in some part to the financing of their hotel deals in 1996, up from 58 percent in 1995 and 31 percent in 1994. Other sources, such as investment banks, SBA loans, mortgage funds, conduits, and private equity were identified as the second most prominent source of financing. This increase in the availability of financing sources has lessened the need for seller financing, which declined from 24 percent in 1995 to 16 percent in 1996.

The financing criteria required by lenders also changed little from 1995 to 1996. Debt coverage ratio stayed constant at 1.4, while the loan-to-value ratio continues to range from 68 to 70 percent for all product types. Indicative of the increased competition among lenders to become involved in hotel transactions, the average interest rate for a hotel loan dropped slightly from
9.6 percent in 1995 to 9.1 percent in 1996.

----------------------------------------

                 Table 2
     PROFILE OF TRANSACTIONS SURVEYED

Location              Number      Percent
Northeast               227        14.7%
Southeast               298        19.2%
Midwest                 298        19.2%
Northwest                83         5.3%
Southwest               253        16.3%
West                    272        17.6%
Caribbean                12         0.8%
Mexico                    2         0.2%
Other                   104         6.7%
----------------------------------------
   Total              1,549       100.0%

Type of Transaction
Non-R.E.O.               83         5.4%
R.E.O.                1,466        94.6%
----------------------------------------
                      1,549       100.0%

Respondent Involvement
Purchased               351        22.7%
Sold                    341        22.0%
Put Under Contract      349        22.5%
Financed                508        32.8%
----------------------------------------
                      1,549       100.0%

        Source: PKF Consulting

----------------------------------------

                    ----------------------------------------
                                  TRENDS VALUE
                          1996 Constant Dollars Indexed

                              [Line graph omitted]

                    Source: PKF Consulting
                    ----------------------------------------

Show Me The Current Money

Somewhat contrary to the expectations of future profit growth are the valuation techniques investors use to help determine the purchase price. As in our 1996 study, a direct capitalization of the property's net income is thought to be the best method to determine the value of a hotel. However, the technique of determining value by discounting the projected future cash flows of the property dropped from the second most preferred practice to the fourth. In addition, our study indicates that a direct capitalization of the existing year's cash flow has been used more often than capitalizing the cash flow projected for the following year.

Existing year data is often thought to be a base from which to determine a minimum value for a property in the rising market. By preferring to capitalize existing year data, despite predictions of rising profits, today's buyer might just be responding to the fact that 1995 and 1996 were years of record profit performance in the hotel industry. In other words, 1995 and 1996 performance levels are more predictive of future stabilized performance than existing year performance levels were during the depths of the recession.

Time To Analyze Your Investment Options

In an effort to see how this favorable financial outlook impacts the investment community, we have analyzed valuation information from our various databases. Using data from PKF Consulting's Trends In The Hotel Industry and Hospitality Investment Survey, we have calculated a "Trends Value" for the typical hotel participating in our surveys. The Trends Value, calculated on a per available room basis, takes into account such factors as the prevailing operating profits, capital reserve requirements, and capitalization rates for each of the years under study. This calculation was made for full-service, limited-service, and resort hotels. It is important to note that this Trends Value does not reflect the actual sales prices for properties bought or sold in any given year.

Driven by the expected growth in profits, it is projected that by 1997, the Trends Value (in 1996 constant dollars) of the "typical" hotel will have improved nearly 75 percent from the depths of the early 1990s recession. The value improvement of limited-service hotels occurred earlier in the recovery process, but is expected to taper off somewhat in the future, as market condi-

                HOSPITALITY INVESTMENT SURVEY -- PKF CONSULTING
--------------------------------------------------------------------------------

tions temper the profit performance of this segment. On the other hand, full-service hotels took a little longer to recover their value, yet show the greatest potential for value improvement in the future. Resort hotels, driven by the combination of lower capitalization rates and relative lagging improvement in profitability, have shown the least resiliency in value recovery.

Why Sell Now?

With hotel profits on the rise, why would hotel owners consider selling their property at this time? Market experience and projections say that selling now would cut an owner short of enjoying up to four years (depending upon where the property is located) of rising profits and the corresponding rise in the value of the hotel.

Obviously, the proper time to sell any individual hotel is dependent upon issues unique to that particular asset. Local market conditions, the physical condition of the property, and the financial motivations of the owner are just some of the factors which need to be analyzed before one can properly judge whether or not it is time to sell. However, when you look at the overall state of the current U.S. hotel industry, more than a few compelling reasons can be made for the consideration of selling your hotel now. The following paragraphs summarize some of the reasons why selling your hotel in 1997 might be a prudent move.

--------------------------------------------------------------------------------
                              COMPARATIVE ANALYSIS
                       Value Per Room vs Replacement Cost

                              [Bar graph omitted]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Table 3
                          CLASSIFICATON OF CONTRIBUTORS

Contributor                      Number        Percent
Owner/Operator                     55           39.0%
Other (Broker/RE Advisor)          24           17.0%
Management Company                 22           15.6%
Hotel Chain                        15           10.6%
Private Investor                   13            9.2%
Developer                           6            4.3%
Life Insurance                      3            2.1%
Pension Funds                       2            1.4%
Commercial Bank                     1            0.7%
-----------------------------------------------------
 Total                            141          100.0%

Who Provides Financing?
Bank                                            42.9%
Other Source**                                  22.3%
Insurance Company                               15.2%
Seller                                           9.8%
Pension Fund                                     6.7%
Saving & Loan                                    3.1%

Notes:  * =  Many respondents noted multiple sources.
       ** = Other sources included investment banks, SBA Loans, mortgage funds, conduits, and private equity.

                             Source: PKF Consulting
--------------------------------------------------------------------------------

Deal From A Position Of Strength

There are several conditions in place now that give the seller leverage over the buyer in the negotiation process. First of all, hotels are a desired asset. Given all the news of improved market and financial performance, hotels are one of the most sought-after forms of real estate for investors. This is most evident on Wall Street, where hospitality related REITs, investment funds, and C-Corporations all need to put their funds to use and are fighting each other to find investment opportunities. Given the recent fluctuations Wall Street, hotel owners should closely monitor the Dow Jones Index. Any large drops in the Dow could forewarn a lessening of hotel acquisition activity, thus indicating a need to sell your property.

Leaving Some Crumbs

Professionals realize that successful transactions are the result of balanced negotiations and a "meeting of the minds." While a hotel owner desires to maximize the price paid for his hotel, the buyer comes to the table looking for a price that leaves room for asset appreciation. As mentioned earlier, the hotel industry is expected to experience continued growth in profitability for the next few years. This leaves credible prospects for future return on investment for a potential hotel investor. If hotel owners wait until hotel profitability has peaked out, nothing will be left on the table for potential buyers.

Continued on page 4

                HOSPITALITY INVESTMENT SURVEY -- PKF CONSULTING

Continued from page 3

More Builders Than Buyers

Another effect of improving profitability within the hotel industry is that, eventually, it will cost just as much to buy a hotel as it will to build one. Again, comparing the average Trends Value of the typical hotel in our survey and the cost to construct a similar property, we find that the gap is narrowing. On average, the typical hotel in our study was valued at 47.7 percent of its replacement cost in 1991. This ratio is projected to grow to 91.3 percent by year-end 1997.

With the value of the average hotel nearing its replacement costs, the time is approaching when hotel investors will find themselves better off building a new property than investing in an existing one. This narrowing of the gap between purchase price and replacement cost negatively impacts the potential hotel seller in two ways. First, it further shrinks the field of hotel purchasers, many of whom will transform themselves into developers. Secondly, the new hotels that will be built could have a negative impact on the future market performance of the existing hotel, thus lowering its attractiveness.

Altering Your Investment Strategy

Prudent investors enter a transaction having already developed a proper exit strategy. We believe now is a good time to start reviewing your disposition strategy. What were your goals when you purchased your hotel, and have they been met? Measured in stated-year dollars, Trends Values are double what they were in 1990, and almost 50 percent greater than 1994. These rates of return should meet the return requirements of most investors.

Exiting hotel ownership does not necessarily mean that you can't continue to ride the anticipated rise in hotel performance. For example, many sellers will take the proceeds from the sale of their hotel properties and purchase shares of a REIT, a publicly-traded hotel company, or an Investment Fund. Such action makes the "ex" owner's real estate investment more liquid, while allowing him to benefit from any future rise in hotel profitability and values.

--------------------------------------------------------------------------------
                                     Table 4
                               INVESTMENT CRITERIA

Capitalization Rates        Average       High         Low
Full-Service                 10.9%        15.0%        8.3%
Limited-Service              11.7%        16.0%        9.0%
Resort                       10.4%        13.5%        5.0%
------------------------------------------------------------
 All Properties              11.1%

Internal Rate of Return/
 Discount Rate
Full-Service                 13.9%        18.0%       11.3%
Limited-Service              14.7%        19.0%       12.4%
Resort                       13.4%        16.5%       10.0%
------------------------------------------------------------
 All Properties              14.1%

Equity Yield
Full-Service                 18.4%        25.0%       11.5%
Limited-Service              18.7%        30.0%       10.5%
Resort                       17.8%        25.0%        9.0%
------------------------------------------------------------
 All Properties              18.4%

Cash on Cash
Full-Service                 14.4%        25.0%        8.0%
Limited-Service              16.2%        25.0%        8.0%
Resort                       14.5%        25.0%        8.0%
------------------------------------------------------------
 All Properties              15.2%

Holding Period (Years)
Full-Service                  7.1         30.0         3.0
Limited-Service               6.0         10.0         2.5
Resort                        7.0         10.0         3.0
------------------------------------------------------------
 All Properties               6.7

Room Revenue Multiplier
Full-Service                  2.5          3.5         2.0
Limited-Service               2.8          4.0         2.0
Resort                        2.6          3.0         2.2
------------------------------------------------------------
 All Properties               2.7

Total Revenue Multiplier
Full-Service                  2.1          2.5         1.7
Limited-Service               3.1          4.0         2.5
Resort                        2.5          2.5         2.5
------------------------------------------------------------
 All Properties               2.5

Marketing Period (Months)
Full-Service                  7.7         24.0         3.5
Limited-Service               6.4         12.0         3.0
Resort                        7.7         12.0         5.0
------------------------------------------------------------
 All Properties               7.2

                             Source: PKF Consulting
--------------------------------------------------------------------------------

How To Exit Gracefully

For hotel sellers, the use of a professional transaction advisor who can properly represent your hotel is a must in today's marketplace. It is important to make sure your transaction advisor is both credible and qualified to make the case to a prospective buyer that an upside still exists for the hotel asset. Selling a hotel in today's hotel market environment demands more than pretty pictures and multiple listings. It requires an experienced and knowledgeable transaction advisor who can relate to the investment strategies of potential purchasers, while at the same time representing the best interests of the seller.

Why Buy Now?

If the current hospitality cycle appears to be reaching its peak, why should someone consider investing in the hotel industry at this time? The following paragraphs summarize some of the reasons why investing in a hotel might be a prudent move in 1997.

Upscale Plus Urban Equals Opportunity

Despite high occupancies and double-digit growth in room rates, the financial feasibility of constructing a new full-service hotel in an urban market is slim. Lack of available land, high labor costs, and hefty municipal charges often push the development budget beyond breakeven. Given these economics, plus the fact that a new full-service

                    HOSPITALITY INVESTMENT -- PKF CONSULTING

--------------------------------------------------------------------------------
                                     Table 5
                                 MORTGAGE TERMS

Loan to Value Ratio          Average       High        Low
Full-Service                 69.1%        92.5%       45.0%
Limited-Service              71.0%        92.5%       55.0%
Resort                       68.7%        85.0%       55.0%
-----------------------------------------------------------
 All Properties              69.8%

Interest Rates
Full-Service                  9.0%        11.0%        3.3%
Limited-Service               9.0%        11.0%        3.3%
Resort                        9.3%        11.3%        8.3%
-----------------------------------------------------------
 All Properties               9.1%

Amortization Period (Years)
Full-Service                 22.2         30.0        12.0
Limited-Service              21.6         30.0        10.0
Resort                       22.0         30.0        15.0
-----------------------------------------------------------
 All Properties              21.9

Loan Term (Years)
Full-Service                  8.3         22.5         0.0
Limited-Service               8.3         22.5         3.0
Resort                        7.6         15.0         5.0
-----------------------------------------------------------
 All Properties               8.2

Debt Coverage Ratio
Full-Service                  1.4          2.3         1.2
Limited-Service               1.4          1.7         1.2
Resort                        1.4          2.0         1.2
-----------------------------------------------------------
 All Properties               1.4

                             Source: PKF Consulting
--------------------------------------------------------------------------------

urban project would take at least three years to open, it is pretty safe to assume that there will be few new competitors entering the upscale urban markets through the year 2000. If an investor can find an urban hotel for sale (or potentially an alternative-use building adaptable for conversion) he can be relatively assured of an extremely favorable market and profitable operating conditions for the next few years.

Disciplined Lenders

Aggressive and undisciplined Saving and Loans contributed to the overdevelopment that occurred in the 1980s. ln today's lending circles, it is difficult to find traditional institutions or lending sources that have not implemented strict lending criteria for all real estate loans. While the lending community has had its share of cyclical lapses in discipline, the current conservative bent appears to be fairly well entrenched, thus putting a cap on the availability of funds for new development. As it has been the case since 1990, the lack of available financing will limit the amount of new hotel construction activity, thus preserving the current mature period in the cycle and lessening the depth of the next recession.

Few False Incentives

Another factor contributing to the funding of hotel projects in the 1980s were tax laws that provided developers with artificial incentives to build. In general, tax benefits helped the financial feasibility of projects that were not market-justified. The result was a glut of hotels that improved the immediate cash flows of the investors, while not serving any market need. Today's tax code provides little relief or loopholes for investors looking for deductible losses and tax shelters. In other words, the direct financial feasibility of the project must provide the return on investment. This is one more factor adding to the prospect for future stability in the market.

Some Bargains Still Exist

While the overall purchase price for all hotels is projected to exceed 90 percent of replacement cost, some properties in select markets are still selling below 75 percent of replacement cost. These properties tend to be full-service, or may have a large amount of deferred maintenance or market obsolescence attached to them. Nonetheless, for the hotel investor who has the resources to turn a property around, a well located property currently in distress may be a candidate for refurbishment and may well enjoy favorable market conditions for the foreseeable future.

                    -------------------------------------
                                   Table 6
                        VALUATION TECHNIQUE PREFERENCE

                     Technique                      Rank*

                     Direct Capitilization           2.1

                     Other                           2.2

                     Cash on Cash                    2.4

                     Discount Cash Flow              2.9

                     Equity Yield                    3.0

                     Percentage of Replacement       4.1

                     Multiple of Room Revenue        5.0

                     Multiple of Gross Revenue       5.7

                     Note:*  1 = Most Important
                             8 = Least Important

                          Source: PKF Consulting
                    -------------------------------------

Representation

For some hotel companies, the need to have representation in specific markets or to gain critical mass when building a

Continued on back page

--------------------------------------------------------------------------------
                                     Table 7
                              CASH FLOW PROJECTIONS

Growth Rates                               Annual Growth Rate
Revenues                                                 4.0%
Expenses                                                 3.3%
Net Operating Income                                     7.3%

Reserve for Replacement Method
                                                      Average
Percent of Gross Revenue                                3.97%
Percent of F.F. &E.                                     7.58%

                             Source: PKF Consulting
--------------------------------------------------------------------------------

                HOSPITALITY INVESTMENT SURVEY -- PKF CONSULTING
--------------------------------------------------------------------------------

Continued from page 5

chain, forces them to purchase or construct properties even though the economics may not be favorable. This is especially true for international chains needing properties in gateway cities and for all-suite chains looking to convert a limited amount of all-suite hotel inventory.

Be Careful Out There, It's Diverse

Overall, PKF Consulting shares the optimism shown by most hotel investors. However, we do recognize that each transaction needs to be evaluated on its own merits. Today's operating and investment markets vary greatly from product type to product type, and region to region. To give a blanket endorsement to all hotel investment opportunities is absurd. The decision to buy, sell, build, lend, or invest is complex. It is driven by objective criteria like market support, physical condition of the property, and land availability, as well as subjective criteria like relative risk, desired returns, and development/management objectives. A potential hotel investor shouldn't be drawn into the industry simply to ride an overall wave of enthusiasm. On the other hand, a prudent investor would be wise to continue to search the hotel landscape and take advantage of those great deals and opportunities that remain.

--------------------------------------------------------------------------------

Recent Publications Available from PKF Consulting

1996 Annual Trends in the Hotel Industry -- USA.

1997 Annual Trends in the Hotel Industry -- USA.
     (Available Autumn 1997.)

Quarterly Trends in the Hotel Industry.

Monthly Trends in the Hotel Industry.
     (Available for each of more than 50 U.S. cities and regions.)

1996 Annual Trends in the Hotel Industry -- Asia/Pacific Edition.

Annual Hospitality Investment Survey.

The Conference Center Industry: A Statistical and Financial Profile --
     North America 1996.
     (1996 edition available now. 1997 edition available in July.)

1996 Biennial Bed-and-Breakfast/Country Inns Industry Study.
     (Available July 1997 through the Professional Association of
     Innkeepers International 805/569-1853.)

Hotel Development Handbook.
     (Available through the Urban Land Institute 202/624-7000.)

1996 Human Resources Survey: Study of Diversity, Recruitment, and
Reward Systems for Employees in the U.S. Hotel Industry.

Annual Trends in the Hotel Industry -- Canadian Edition.
     (Contact 416/360-5000.)

For Hotel Industry Trends information for Europe, the U.K., Africa, and the Middle East, contact Pannell Kerr Forster Associates in
London at 0171-831-7393.

For further information and prices, contact the PKF Consulting Research Department at (415) 421-5378.

--------------------------------------------------------------------------------

================================================================================
WANT TO TAKE PART IN OUR NEXT INVESTMENT SURVEY?

New participants in Hospitality Investment Survey are always welcome. If you are a hotel investor, lender, or otherwise involved in the transaction end of the industry, please contact us. We'll send you a survey form. All survey data is kept strictly confidential. Inquiries may be directed to any PKF Consulting office or to the editor. And all participants get their copy free of charge.
================================================================================

     For PKF Consulting Real Estate Services in your region, please contact:

New York              Philadelphia              Houston
John A. Fox           Lawrence E. Henry, MAI    John A. Keeling
(212) 867-8000        (215) 563-5300            Florida T. Booth, MAI
                                                (713) 621-5252
Los Angeles           Atlanta
Jeffry Lugosi, MAI    Mark Woodwortli
(213) 680-0900        (404) 842-1150

Boston                San Francisco
Thomas A. Ellsworth   Thomas E. Callahan, CRE, MAI
(508)768-7000         Kiyoshi Sekine
                      Dan Lem
Washington, DC        Doris Tan
Walter C. Williams    (415) 421-5378
(703) 684-5589

--------------------------------------------------------------------------------

Hospitality Investment Survey is compiled and produced by PKF Consulting. Readers are advised that PKF Consulting does not represent the data contained herein to be definitive. Neither should the contents of this publication be construed as a recommendation on policies or actions. Quotations or reproduction, in whole or in part, are permitted with credit to PKF Consulting. Please address inquiries to the Editor, Hospitality Investment Survey, 425 California Street, Suite 1650, San Francisco, CA 94104. Phone: (415) 421-5378. Price $75.00.
                                                                      ----------
                                                                         PKF
                                                                      CONSULTING
                                                                      ----------
--------------------------------------------------------------------------------

                                   ADDENDUM E

                         HOSPITALITY VALUATION SERVICES'
                             DEVELOPMENT COST SURVEY

Lodging Today
--------------------------------------------------------------------------------

================================================================================
                                STEPHEN RUSHMORE
================================================================================


It's Time to Build

[PHOTO]

      If you are not planning to build a hotel in the near future, you are missing a prime opportunity. Occupancies in many locales are approaching record levels. Escalating room rates are advancing faster than expense inflation. Profits and values are rising as well. So why build now? Aside from the obvious fact that the lodging industry has fully recovered and acquisition opportunities are becoming more limited, development costs have started to increase. If you want to be near the low point in the hotel development cost cycle, start building now. According to the Hospitality Valuation Services' (HVS) 1995 Hotel Development Cost Survey, the cost of building and opening a lodging facility in 1995 rose about 3.2 percent over 1994. This compares to a 2.5-percent increase for the previous year. While these increases don't approach the double-digit growth of the early 1980s, the upward trend should continue as new hotel development heats up.

      A year ago, I was recommending that acquiring existing hotels at prices below replacement cost was the best expansion strategy. However, since most hotels today are selling at or near the cost to build new property, now is the time to change from buying to building. Building versus buying has other advantages as well. New hotels generally achieve higher occupancies and room rates when compared with similar, older properties. New technologies such as environmentally efficient HVAC systems, state-of-the-art reservation and property management systems and high-tech guestroom amenities that save cost and increase productivity are not always found in existing hotels.

      When selecting markets for new development, look for areas with high barriers to entry. Ideally, you want to be the last hotel ever built in an area. Factors such as restrictive zoning, a complex approval process, building moratoria, and inadequate water and sewers often create barriers to entry. I would much rather be in a secondary market with high barriers to entry than a primary market with low barriers to entry.

      The table shows results of the HVS development cost survey for two years. These costs are estimated on a per-room basis for luxury, midscale and economy properties. Cost estimates reflect more than 4,000 appraisals conducted by HVS over the past decade.

      Stephen Rushmore, MAI, CHA, is president and founder of Hospitality Valuation Services of Mineola, NY; San Francisco; Miami; Boulder; Vancouver; and London. HVS specializes in hotel feasibility studies and valuations.

------------------------------------------------------------------------------------------------------------------------------------
                                                   The Cost of Developing a Hotel
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                Operating
1994          Improvements            FF&E                Land             Preopening            Capital              Total
------------------------------------------------------------------------------------------------------------------------------------
Luxury           $64,000         $14,300-31,000       $8,900-20,900       $3,900-6,200        $2,800-3,800           $93,300
Midscale      40,000-63,000       10,000-17,600        4,500-12,300        2,400-4,600         1,800-3,000       58,700-100,500
Economy       22,000-40,000        5,100-9,500         2,800-8,000         1,500-2,200         1,300-1,800        32,700-61,500
------------------------------------------------------------------------------------------------------------------------------------
1995
------------------------------------------------------------------------------------------------------------------------------------
Luxury           $65,000         $14,800-32,300       $9,200-21,700       $4,100-6,400        $2,900-4,000           $96,000
Midscale      41,000-65,000       10,400-18,300       4,700-12,800         2,500-4,800         1,900-3,100       60,500-104,000
Economy       23,000-42,000        5,400-9,900         3,000-8,400         1,600-2,300         1,300-1,800        34,300-64,400
------------------------------------------------------------------------------------------------------------------------------------

                                   ADDENDUM F

                         LANDAUER HOSPITALITY SERVICES'
                            HOTEL INVESTMENT OUTLOOK

=================
    LANDAUER                                                    HOTEL INVESTMENT
-----------------
Hospitality Group
=================
=========================================================================OUTLOOK
                                                         1997 o Volume 6 o No. 1

1997 Survey Results

                                [graphic omitted]

                               CONSTRUCTION TRENDS
                    Index: 1992=1.00, Constant Dollars, SAAR

      Property Prices Continue to Rise! Thai is what the results of our HIO survey for 1997 suggest. Hotel investment is heated, primarily driven by C-Corps and REITs. The necessity for REITs to continue strong returns to owners requires continuing growth. The two hotel pair-shared REITs, Starwood Lodging Trust and Patriot American, have an advantage in their structural efficiency. Wall Street has acknowledged this by pouring more money into their holdings. With the cost of capital in some cases at Libor plus 150 basis points, money is relatively cheap. The result has been to drive property values closer to replacement value. This has been particularly true for the full-service hotel sector.

      There are several regional hotel companies and C-Corps who are making a play at greater product distribution. Savings and loans as well as regional banks are once again lending for hotel development. Limited partnership interests in hotel assets are on the rise leading to more multiple ownership transactions. Insurance companies and pension funds are also re-entering the hotel investment arena. Only five years ago, many of these financial sources viewed the hotel industry as a grave error in their investment strategies. Now hotels provide returns on par with the technology and residential real estate sectors. The current trends appear to be sustainable for The foreseeable future. While prices of existing full-service hotels continue to rise, lenders are seriously considering requests for capital for new development.

      Once again, from a full-service perspective, our survey results are nearly unanimously positive. Almost everyone agrees that from an operational perspective this sector has at least one to two strong years ahead, with continued REVPAR gains in excess of inflation. Largely, investors agree that the opportunities are in rate, as many markets reach their natural capacity constraints from an occupancy standpoint.

      Augmenting the revenue enhancements are cost efficiencies which have been gradually engineered by hotel management companies during the leaner years experienced earlier in the decade. Cash rich hotel companies are again beginning to focus on Management Information Systems and product expansion distribution. Will these investments in capital continue to provide the requisite returns in economic efficiency? The hard decisions of where to invest capital is best left to those with experience doing it for other industries. Hoteliers have proved to be resilient during periods of operational distress. However, they have been less savvy in the business of directing capital. Labor unions are again gaining strength in the larger US cities and, given the record lows in unemployment, this trend is likely to continue. The result: higher operating costs in major markets. The chains are also outsourcing services traditionally absorbed in operations. Contractual obligations are therefore a liability more than an asset of some targeted acquisitions.

      To be a participant in the current marketplace, investors indicate an aggressive approach must be taken. Consistent with this, our survey results show buyers projecting income growth to be higher than operating expense growth when developing pro-formas. In addition to the improved operating performance resulting from positive market conditions, in most instances, buyers are pricing hotels by applying their company's operating efficiencies to future pro-formas. The expectation of future potential was well illustrated in several portfolio transactions in l996 and early 1997 where the suggested cap rate for the trailing 12 month income stream was in the five to seven percent range.

      These transactions are a reflection of a broader change that is presently developing within the marketplace. Apparently, when making purchase decisions investors are not only forecasting operating efficiencies and top line advancements, but are also incorporating within their pricing parameters the advantages certain forms of public ownership provide. For instance, the upside associated with certain transactions also integrates the benefit "paired-shared" REITs have of recouping certain operating expenses such as management fees. This is in addition to


                                                             Continued on page 3

-----------------
EQUITY PARAMETERS                CAPITALIZAT1ON RATES         YIELD RATES
-----------------               ----------------------  ------------------------
                      Holding                            Free and
                   Period (yrs)   Overall    Terminal      Clear      Leveraged
--------------------------------------------------------------------------------
Survey Average         7.87        9.45%      10.85%       13.50%       18.67%
--------------------------------------------------------------------------------
Survey Range        4.00-10.00  7.50-13.00  9.00-12.00  12.00-16.00  15.00-25.00
--------------------------------------------------------------------------------
1 Year Ago-Average     6.52       10.46%      10.74%       14.20%       21.71%
--------------------------------------------------------------------------------
1 Year Ago-Range    3.00-10.00  7.00-14.00  7.00-13.00  10.00-20.00  18.00-25.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
DEBT PARAMETERS                                                YIELD RATES
---------------                                         ------------------------
                     Interest     Terms   Amortization  Debt Coverage  Loan to
                       Rate      (years)     Period        Ratio        Value
--------------------------------------------------------------------------------
Survey Average         8.79       14.20       23.17         1.43        70.00%
--------------------------------------------------------------------------------
Survey Range        8.10-9.25   5.00-25.00 20.00-30.00   1.40-1.50   65.00-75.00
--------------------------------------------------------------------------------
1 Year Ago-Average     9.57        8.46       21.39         1.44        64.00%
--------------------------------------------------------------------------------
1 Year Ago-Range    8.50-11.50  3.00-20.00 15.00-25.00   1.30-1.50   40.00-90.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW PARAMETERS      INFLATION ESTIMATES
-------------------------------    -----------------------
                                    Revenue      Expenses     Selling Costs
--------------------------------------------------------------------------------
                  Survey Average      3.54%         3.39%         2.58%
--------------------------------------------------------------------------------
                  Survey Range     3.00-4.00     3.00-4.00     1.00-3.50
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
LANDAUER HOTEL MARKET EQUILIBRIUM FORECAST
------------------------------------------

                               [GRAPHIC OMITTED]
continued on Page 1

                                [graphic omitted]

                          NATIONAL CAPITALIZATION RATES
                                By Property Type

their tax friendly structures.

      Reports suggest that some REITs are taking advantage of their ownership structure by deferring costs such as replacement reserves. The long-term consequences of these cash management tactics are obvious; however, analysts on Wall Street are "switched on" to such cash flow manipulation and will rate rogue structures accordingly.

      There continues to be concern that some portfolio acquisitions are being purchased at a premium and that the buying decision is based on broker or investment banker projections; which typically do not account for economic downturns. Further, investment decisions are more commonly strategic with product distribution overriding economics in many cases.

      Initial public offering of new hotel stocks are expected to continue at a slower pace, being replaced by merger and acquisition activity. This has been represented by DoubleTrees unsuccessful and Marriott's successful acquisition of the Renaissance hotel portfolio. Patriot's acquisition of Wyndham is another example of the activity likely to come. The financial arrangements of such deals will vary according to the tax implications with stock swaps and partnership trades proliferating.

      While the supply of attractive deals has diminished considerably, investors hungry for product are considering more complex deals. Properties with restrictive contractual obligations or properties in need of significant capital outlays for renovation are now being considered. Investors are looking to foreign markets for expansion as well. Others are considering resort locations in the US and Caribbean.

On financing and new development

      In the full-service arena, the supply of debt capital continues to increase dramatically as a result of the high returns delivered by REITs Insurance and pension funds have also provided capital to the industry, further placing "pressure" on The Street. The trend continues toward good quality, primary location, full-service hotels. Also, the money center banks are developing conduit programs, as they attempt to break into the more profitable business of securitization.

      Construction spending has grown dramatically over the past 12 months (see chart). Most of the construction has been in the all-suite and limited-service sectors up until recently; however, current trends suggest that the full-service sector will be the primary target of developers. Public assistance and tax credits are no longer requirements for underwriting. Nonetheless, hurdle rates for developers remain relatively high in the low to mid-20s.

      Survey respondents overwhelmingly answered that the state of the hotel industry looks positive over the next six months. Virtually all lenders and investors responded that they will consider new development. leaning heavily toward first-class and luxury projects. Locations to be considered largely included Center City, Airport, and Suburban. No respondents suggested that they were considering highway development. All respondents felt that the availability of debt and equity has improved. Surprisingly, these same people indicated that the outlook for equity over the next six months would not be as strong as it been.

Outlook

      Are we back in the 1980's again? Potentially. However, deals in the 1990's appear to be more carefully calculated and investors are approaching transactions with more financial savvy. The REITs are generally driving prices higher because some argue that the "pair-shared" structure is as much as 15 percent more efficient than the traditional C-Corp. If that's the case, count on a budding boom that surpasses the mid-1980's. This supply increase will, in all likelihood, be met by strong demand growth in both the corporate and leisure travel segments. Demand for high-quality accommodations will be strong. Suites will remain popular and, as indicated by our survey participants, full-service hotels will be back with a vengeance.

      Merger and acquisition activity is likely to continue at an accelerated pace over the next few years. This being the case, funds will largely be intermediated by Wall Street in the form of REITs. CMBS offerings, mortgage conduit programs, and various lines of credit for acquisitions. Expect some interesting marriages among operating companies and more hostile takeover attempts like Hilton's run at ITT/Sheraton. This will further drive prices up.

      Many property owners will correctly choose "now" as the time to sell. Although the outlook for the hotel industry is strong and the consensus among our survey participants echoes that sentiment, all bets are off when we enter the next economic recession.

                                [graphic omitted]

                           PROFILE OF ACTIVE INVESTORS

       Source: Landauer/CCIM Investment Trends Quarterly; 1/1/96-3/31/97

                                =================
                                    LANDAUER
                                -----------------
                                Hospitality Group
                                =================

                             HOSPITALITY COUNSELING
                                      WITH
                            AN INVESTOR'S PERSPECTIVE

Every effort has been made to provide accurate information. This publication does not render accounting, appraisal, counseling, investment, legal or other professional service. If such services are required, a professional should be engaged.

(C) Hotel Investment OUTLOOK is published by Landauer Associates, Inc. Permission to reprint these articles is given provided Landauer Associates, Inc. is referenced and notified prior to use. Robert C. Mullikin, Managing Director in Landauer's New York office is principal author of the OUTLOOK.

================================================================================
PARTICIPANTS IN THE HOTEL INVESTMENT SURVEY
================================================================================

Adam's Mark Hotels & Resorts
American General Hospitality
B.F. Saul Co.
Bedford Capital Corporation
Bristol Hotel Co.
Chase Securities
Choice Hotels International
Column Financial, Inc.
DoubleTree Hotel Corp.
Eastdil Realty
GMAC Commercial Mortgage Corp.
Hodges Ward Elliott
Host Marriott Corporation
Hotel Partners
InterBank Mortgage Corporation
Loews Hotels
MassMutual
New Castle Hotels
Prime Hospitality Corp.
Remington Hotel Corporation
Starwood Lodging Corporation
Teachers Insurance Annuity (TIAA)
The Camberley Hotel Company
T.J. Fox Associates
USF&G Realty Advisors
White Lodging Services Corp.

Active hotel investors and lenders are welcome to participate in the Hotel Investment OUTLOOK In addition to the participants listed we are grateful for the comments of those surveyed who expressed no interest in hotels at this time or who desired not to be acknowledged in the OUTLOOK.

================================================================================

Atlanta
233 Peachtree Street N.E., Suite 1900
Atlanta, Georgia 30303
(404) 659-4040

Boston
One State Street, 6th Floor
Boston, MA 02109
(617) 720-0515

Chicago
225 West Washington Street, Suite 1500
Chicago, Illinois 60606
(312) 899-0100

Dallas
13760 Noel Road, Suite 930
Dallas, Texas 75240
(972) 866-9090

Fort Lauderdale
100 NE 3rd Avenue, Suite 770
Ft. Lauderdale, Florida 33394
(954) 764-5403

Los Angeles
707 Wilshire Boulevard, Suite 4950
Los Angeles. California 90017
(213) 624-3400

Miami
269 Giralda Avenue, Suite 201
Coral Gables, Florida 33134
(305) 591-9122

New York
666 5th Avenue, 25th Floor
New York, New York 10103
(212) 621-9500

Newport Beach
4100 MacArthur Avenue, Suite 310
Newport Beach, CA 92660
(714) 851-9594

Scottsdale
8282 North Hayden Road, Suite 291
Scottsdale, AZ 85258
(602) 607-0550

Sydney, Australia
Level 30, 52 Martin Place
Sydney, NSW 2000 Australia
011 612 324-4211

Washington, DC
8133 Leesburg Pike, Suite 720
Vienna, VA 22182
(2O2) 337-4680

                                   ADDENDUM G

                        1996 -- 1997 CAPITAL EXPENDITURES


FOUR SEASONS BILTMORE SANTA BARBARA                   REPORT ON CAPITAL EXPENDITURES & SPECIAL R&M
AS AT                            31-Dec-96                                                   YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
                                             BUDGET     BUDGET      PAID       PAID     UNPAID      PLANNED    TOTAL
ITEM # PROJECT                              CAPITAL     S R&M      CAPITAL     S R&M   COMMITTED  UNCOMMITTED           VARIANCE
-----------------------------------------------------------------------------------------------------------------------------------
R      ROOMS                                168,791           0    125,047          0      3,242      16,063   144,352   (24,439)

FB     FOOD & BEVERAGE                      199,802           0    126,326          0     20,723       9,300   156,349   (43,453)

RM     R&M                                  214,846           0    236,373          0      3,107           0   239.480    24,634

A&G    ADMIN & GENERAL                      106,291           0    107,867          0          0           0   107,867     1,576

96     CONTINGENCY 96                        50,000           0     48,042          0      6,000           0    54,042     4,042

BA     APPROVED ADDITIONS TO BUDGET         182,633           0    179,310          0          0           0   179,310    (3,323)
       -------------------------------------------------------------------------------------------------------------------------
       TOTAL                                922,363           0    822,966          0     33,072       25363   881,401    40,962
       -------------------------------------------------------------------------------------------------------------------------
95     CARRYOVER 1995 APPROVED CAPITAL       30,100           0     27,130          0          0           0    27,130    (2,970)

       SALE ADJUSTMENTS                           0     385,000          0    344,649          0           0   344,649   (40,351)
-----------------------------------------------------------------------------------------------------------------------------------
       GRAND TOTAL                          952,463     385,000    850,096    344,649     33,072      25,363 1,253,180   (84,283)
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                                              PROJECT   CANCEL
ITEM # PROJECT                                COMPLETE RESUBMIT
---------------------------------------------------------------
R      ROOMS

FB     FOOD & BEVERAGE

RM     R&M

A&G    ADMIN & GENERAL

96     CONTINGENCY 96

BA     APPROVED ADDITIONS TO BUDGET
       -------------------------------------
       TOTAL
       -------------------------------------
95     CARRYOVER 1995 APPROVED CAPITAL

       SALE ADJUSTMENTS
---------------------------------------------------------------
       GRAND TOTAL
---------------------------------------------------------------


FOUR SEASONS BILTMORE SANTA BARBARA                   REPORT ON CAPITAL EXPENDITURES & SPECIAL R&M
AS AT                            31-Dec-96                                                   YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
                                             BUDGET     BUDGET      PAID       PAID     UNPAID      PLANNED    TOTAL
ITEM # PROJECT                              CAPITAL     S R&M      CAPITAL     S R&M   COMMITTED  UNCOMMITTED           VARIANCE
-----------------------------------------------------------------------------------------------------------------------------------
R-1    CHAIR UPHOLSTERY (ACTIVITY/
         DESK/LOUNGE)                        17,338                 21,081                                      21,081    3,743
R-2    BEDSPREADS (35)                       12,198                  6,257                                       6,257   (5,941)
R-3    DRAPERY (91 panels)                   23,485                 20,391                                      20,391   (3,094)
R-4    DUVETS (50)                            4,261                  4,249                 3,242                 7,491    3,230
R-5    CARPET (35 rooms)                     29,950                 19,860                                      19,860  (10,090)
R-6    MATTRESSES (35 SetS)                  16,049                 10,994                                      10,994   (5,055)
R-7    SOFAS rm 47O(1)                        2,446                  1,852                                       1,852     (594)
R-8    FREEMONT/ORTEGA FIREPLACE/
         LIGHTS/DRAP                         20,850                  4,787                            16,063    20,850        0
R-9    ODELL HARDWOOD FLOORS/CARPETS         18,112                  9,146                                       9,146   (8,966)
R-10   BUFFING MACHINE                        1,782                                                                  0   (1,782)
R-11   COLD WATER PRESSURE WASHER             1,228                  1,073                                       1,073     (155)
R-12   CRIBS (10)                             4,266                  6,830                                       6,830    2,564
R-13   ROLLAWAY BEDS (10)                     5,119                  2,490                                       2,490   (2,629)
R-14   VACUUMS (14)                           5,765                  8,785                                       8,785    3,020
R-15   LAUNDRY TRUCKS (6)                     2,524                  4,121                                       4,121    1,597
R-16   SEWING MACHINE -INDUSTRIAL               754                    699                                         699      (55)
R-17   SPOTTING BOARD VALET                   2,664                  2,432                                       2,432     (232)
-----------------------------------------------------------------------------------------------------------------------------------
       TOTAL ROOMS                          168,791           0    125,047          0      3,242      16,063   144,352  (24,439)
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                                              PROJECT   CANCEL
ITEM # PROJECT                                COMPLETE RESUBMIT
---------------------------------------------------------------
R-1    CHAIR UPHOLSTERY (ACTIVITY/
         DESK/LOUNGE)                         See savings R-3
R-2    BEDSPREADS (35)                        see R-4
R-3    DRAPERY (91 panels)                    Complete
R-4    DUVETS (50)                            see R-2 & Cfwd to 1997
R-5    CARPET (35 rooms)                      Complete
R6     MATTRESSES (35 SetS)                   Complete
R-7    SOFAS rm 47O(1)                        Complete
R-8    FREEMONT/ORTEGA FIREPLACE/
         LIGHTS/DRAP                          Carry fwd to 1997
R-9    ODELL HARDWOOD FLOORS/CARPETS          Complete
R-10   BUFFING MACHINE                        See R-14
R-11   COLD WATER PRESSURE WASHER             Complete
R-12   CRIBS (10)                             Complete
R-13   ROLLAWAY BEDS (10)                     See R-12
R-14   VACUUMS (14)                           Complete see R-10
R-15   LAUNDRY TRUCKS (6)                     Complete
R-16   SEWING MACHINE -INDUSTRIAL             Complete
R-17   SPOTTING BOARD VALET                   Complete
---------------------------------------------------------------
       TOTAL ROOMS
---------------------------------------------------------------


FOUR SEASONS BILTMORE SANTA BARBARA                   REPORT ON CAPITAL EXPENDITURES & SPECIAL R&M
AS AT                            31-Dec-96                                                   YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
                                             BUDGET     BUDGET      PAID       PAID     UNPAID      PLANNED    TOTAL
ITEM # PROJECT                              CAPITAL     S R&M      CAPITAL     S R&M   COMMITTED  UNCOMMITTED           VARIANCE
-----------------------------------------------------------------------------------------------------------------------------------
R&M-1  LOBBY WASHROOM TILE                   19,934                  6,485                                       6,485  (13,449)
R&M-2  AUTO SOFTNER REGENERATION              5,388                 13,038                                      13,038    7,650
R&M-3  A.D.A. MODIFICATIONS                  26,938                  8,724                                       8,724  (18,214)
R&M-4  MODINE HEATERS                        13,334                  9,475                                       9,475   (3,859)
R&M-5  CASINO ROOF                           15,000                 15,000                                      15,000        0
R&M-6  RAYPAK HEATERS CASINO                  7,543                  5,354                                       5,354   (2,189)
R&M-7  SEWER EJECTOR PUMP                     5,388                  2,667                                       2,687   (2,721)
R&M-8  FRONT DRIVEWAY BRASS SIGN              5,388                  4,950                                       4,950     (438)
R&M-9  CASINO POOL SURFACE                   85,000                143,237                                     143,237   58,237
R&M-10 CASINO CHAISE LOUNGES (40)            24,456                 22,266                                      22,266   (2,190)
R&M-11 CASINO TV FOR EXCERCISE EQUIP (6)      3,413                  4,945                                       4,945    1,532
R&M-12 CASINO UMBRELLAS (4)                   3,064                    233                 3,107                 3,340      276
-----------------------------------------------------------------------------------------------------------------------------------
       TOTAL REPAIRS & MAINTENANCE          214,846           0    236,373          0      3,107           0   239,480    24,634
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------
                                             PROJECT   CANCEL
ITEM # PROJECT                               COMPLETE RESUBMIT
--------------------------------------------------------------
R&M-1  LOBBY WASHROOM TILE                   See R&M-2
R&M-2  AUTO SOFTNER REGENERATION             See R&M-1
R&M-3  A D A. MODIFICATIONS                  Complete
R&M-4  MODINE HEATERS                        Complete
R&M-5  CASINO ROOF                           Complete
R&M-6  RAYPAK HEATERS CASINO                 Complete
R&M-7  SEWER EJECTOR PUMP                    Complete
R&M-8  FRONT DRIVEWAY BRASS SIGN             Complete
R&M-9  CASINO POOL SURFACE                   Complete
R&M-10 CASINO CHAISE LOUNGES (40)            Complete
R&M-11 CASINO TV FOR EXCERCISE EQUIP (6)     Complete
R&M-12 CASINO UMBRELLAS (4)                  Carryforward to 1997
--------------------------------------------------------------
       TOTAL REPAIRS & MAINTENANCE
--------------------------------------------------------------


FOUR SEASONS BILTMORE SANTA BARBARA                   REPORT ON CAPITAL EXPENDITURES & SPECIAL R&M
AS AT                            31-Dec-96                                                   YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
                                             BUDGET     BUDGET      PAID       PAID     UNPAID      PLANNED    TOTAL
ITEM # PROJECT                              CAPITAL     S R&M      CAPITAL     S R&M   COMMITTED  UNCOMMITTED           VARIANCE
-----------------------------------------------------------------------------------------------------------------------------------
FB-1   LOGGIA AWNING REFURBISHMENT           14,962                  6,078                                       6,078   (8,884)
FB-2   CARPET LA CONCHA                      10,900                    808                10,776       1,500    13,084    2,184
FB-3   ELMAR, ALTO, LSV VALANCE               7,842                     50                             7,500     7,850        8
FB-4   PODIUMS (Casino. Loggia)               5,870                  2,288                                       2,288   (3,582)
FB-5   UMBRELLAS 8FT (20)                    13,846                  4,171                                       4,171   (9,675)
FB-6   BANQUET CHAIRS (300)                  27,330                 24,805                                      24,805   (2,525)
FB-7   STANDING HEATERS                       3,440                  3,410                                       3,410      (30)
FB-8   CASINO BANQUET CHAIRS (200)           18,220                 17,005                                      17,005   (1,215)
FB-9   BANQUETTES REUPHOLSTERY               10,425                                                                  0  (10,425)
FB-10  PATIO CHAIRS (60)                     33,016                 26,392                                      26,392   (6,624)
FB-11  STAINLESS STEEL SIDE STATIONS (2)     10,775                  9,032                                       9,032   (1,743)
FB-12  TRAULSEN REFRIGERATORS (2)             2,730                                                                  0   (2,730)
FB-13  LEATHER BAR STOOL/CHAIR UPHOLSTERY     7,046                  3,634                 4,140                 7,774      728
FB-14  LASALA SERVICE STN. RENOVATION        10,000                 13,544                 1,424                14,967    4,967
FB-15  WINDOW SHADES LASALA                   5,172                  4,422                 4,383                 8,806    3,634
FB-16  CRESCORS(4)                            3,791                  1,880                                       1,880   (1,911)
FB-17  KITCHEN SLICER/TOASTER/BBQ             3,233                  4,179                                       4,179      946
FB-18  THREE TIERED CART (2)                  1,706                                                                  0   (1,706)
FB-19  CARPET SHAMPOOER                       2,155                  1,573                                       1,573     (582)
FB-20  VACUUM-WINSOR MAXIMATIC                1,417                                                                  0   (1,417)
FB-21  WOOD FLOOR                             5,926                  3,055                                       3,055   (2,871)
-----------------------------------------------------------------------------------------------------------------------------------
       TOTAL FOOD & BEVERAGE                199,802           0    126,326          0     20,723       9,300   156,349  (43,453)
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                                              PROJECT   CANCEL
ITEM # PROJECT                                COMPLETE RESUBMIT
---------------------------------------------------------------
FB-1   LOGGIA AWNING REFURBISHMENT            Complete
FB-2   CARPET LA CONCHA                       Carryforward to 1997
FB-3   ELMAR, ALTO, LSV VALANCE               Carryforward to 1997
FB-4   PODIUMS (Casino. Loggia)               CXL HALF SEE A&G-8
FB-5   UMBRELLAS 8FT (20)                     Complete
FB-6   BANQUET CHAIRS (300)                   Complete
FB-7   STANDING HEATERS                       Complete
FB-8   CASINO BANQUET CHAIRS (200)            Complete
FB-9   BANQUETTES REUPHOLSTERY                Complete
FB-10  PATIO CHAIRS (60)                      Complete
FB-11  STAINLESS STEEL SIDE STATIONS (2)      Complete
FB-12  TRAULSEN REFRIGERATORS (2)             Cancelled
FB-13  LEATHER BAR STOOL/CHAIR UPHOLSTERY     Carryforward to l997
FB-14  LASALA SERVICE STN. RENOVATION         Carryforward to 1997
FB-15  WINDOW SHADES LASALA                   Carryforward to 1997
FB-16  CRESCORS(4)                            Complete
FB-17  KITCHEN SLICER/TOASTER/BBQ             Complete
FB-18  THREE TIERED CART (2)                  Cancelled
FB-19  CARPET SHAMPOOER                       Complete
FB-20  VACUUM-WINSOR MAXIMATIC                Cancelled
FB-21  WOOD FLOOR                             Complete
---------------------------------------------------------------
       TOTAL FOOD & BEVERAGE
---------------------------------------------------------------


FOUR SEASONS BILTMORE SANTA BARBARA                   REPORT ON CAPITAL EXPENDITURES & SPECIAL R&M
AS AT                            31-Dec-96                                                   YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
                                             BUDGET     BUDGET      PAID       PAID     UNPAID      PLANNED    TOTAL
ITEM # PROJECT                              CAPITAL     S R&M      CAPITAL     S R&M   COMMITTED  UNCOMMITTED           VARIANCE
-----------------------------------------------------------------------------------------------------------------------------------
A&G-1  CAFETERIA FURNITURE                    5,664                  3,669                                       3,869   (1,995)
A&G-2  LASER JET PRINTERS (2)                 3,017                  3,196                                       3,196      179
A&G-3  NETWORK FILE SERVER & SOFTWARE        12,176                 15,104                                      15,104    2,928
A&G-4  PCS FOR ACCOUNTING (3)                 7,758                  7,558                                       7,558     (200)
A&G-5  PLAIN PAPER FAX MACHINE                2,694                  2,042                                       2,042     (652)
A&G-6  RESERVATIONS FURNITURE                 3,879                  4,346                                       4,346      467
A&G-7  EECO PRINTER BACK OFFICE               3,771                  1,155                                       1,155   (2,616)
A&G-8  REMANCO BACK OFFICE POS SYSTEM        36,635                 41,239                                      41,239    4,604
A&G-9  FLATBED CARTS (6)                      2,730                  1,527                                       1,527   (1,203)
A&G-10 VOICE MAIL                            27,967                 28,032                                      28,032       65
                                                                                                                     0        0
-----------------------------------------------------------------------------------------------------------------------------------
       TOTAL ADMIN & GENERAL                106,291           0    107,867          0          0           0   107,867    1,576
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------
                                             PROJECT   CANCEL
ITEM # PROJECT                               COMPLETE RESUBMIT
--------------------------------------------------------------
A&G-1  CAFETERIA FURNITURE                   Complete
A&G-2  LASER JET PRINTERS (2)                Complete
A&G-3  NETWORK FILE SERVER & SOFTWARE        See A&G-7
A&G-4  PCS FOR ACCOUNTING (3)                Complete
A&G-5  PLAIN PAPER FAX MACHINE               Complete
A&G-6  RESERVATIONS FURNITURE                Complete
A&G-7  EECO PRINTER BACK OFFICE              See A&G-3
A&G-8  REMANCO BACK OFFICE POS SYSTEM        See FB-4
A&G-9  FLATBED CARTS (6)                     Complete
A&G-10 VOICE MAIL                            Complete

--------------------------------------------------------------
       TOTAL ADMIN & GENERAL
--------------------------------------------------------------


FOUR SEASONS BILTMORE SANTA BARBARA                   REPORT ON CAPITAL EXPENDITURES & SPECIAL R&M
AS AT                            31-Dec-96                                                   YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
                                             BUDGET     BUDGET      PAID       PAID     UNPAID      PLANNED    TOTAL
ITEM # PROJECT                              CAPITAL     S R&M      CAPITAL     S R&M   COMMITTED  UNCOMMITTED           VARIANCE
-----------------------------------------------------------------------------------------------------------------------------------
                                             50,000                                                                  0  (50,000)
CO-1   TENNIS BALL MACHINE                        0                  2,768                                       2,768    2,768
C0-2   CORAL CASINO OFFICE FURNITURE              0                  1,378                                       1,378    1,378
CD-3   LAMARINA ESPRESSO MACHINE                  0                  3,868                                       3,868    3,868
C0-4   BANQUET TABLES                             0                  4,624                                       4,624    4,624
CO-5   LASALA DOOR TO PATIO                       0                  9,215                                       9,215    9,215
CO-6   CARPETING CORAL CASINO                     0                  2,963                                       2,963    2,963
CO-7   ODELL COTTAGE AIR CONDITIONER              0                  9,389                                       9,389    9,389
CO-8   PATIO OUTDOOR CUSHIONS                     0                  2,560                                       2,560    2,560
CO-9   TELEPHONE CONSULTANT                       0                 11,277                 6,000                17,277   17,277
CD-10                                             0                                                                  0         0
-----------------------------------------------------------------------------------------------------------------------------------
       CONTINGENCY 1996                      50,000           0     48,042          0      6,000           0    54,042     4,042
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------
                                             PROJECT   CANCEL
ITEM # PROJECT                               COMPLETE RESUBMIT
--------------------------------------------------------------
CO-1   TENNIS BALL MACHINE                   Complete
C0-2   CORAL CASINO OFFICE FURNITURE         Complete
CD-3   LAMARINA ESPRESSO MACHINE             Complete
C0-4   BANQUET TABLES                        Complete
CO-5   LASALA DOOR TO PATIO                  Complete
CO-6   CARPETING CORAL CASINO                Complete
CO-7   ODELL COTTAGE AIR CONDITIONER         Complete
CO-8   PATIO OUTDOOR CUSHIONS                Complete
CO-9   TELEPHONE CONSULTANT                  Carry forward to 1997
CD-10
--------------------------------------------------------------
       CONTINGENCY 1996
--------------------------------------------------------------

FOUR SEASONS BILTMORE SANTA BARBARA                   REPORT ON CAPITAL EXPENDITURES & SPECIAL R&M
AS AT                            31-Dec-96                                                   YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
                                             BUDGET     BUDGET      PAID       PAID     UNPAID      PLANNED    TOTAL
ITEM # PROJECT                              CAPITAL     SPECIAL    CAPITAL     S R&M   COMMITTED  UNCOMMITTED           VARIANCE
-----------------------------------------------------------------------------------------------------------------------------------
BA 1   CORAL CASINO WADING POOL              66,500                 66,500                                      66,500         0
BA-2   RENOVATE 700's WING                   75,000                 74,954                                      74,954       (46)
BA 3   BRICK IN REMAINING PATIOS             29,000                 26,563                                      26,563    (2,437)
BA 4   POOL FURNITURE                        12,133                 11,293                                      11,293      (840)
                                                                                                                     0         0
                                                                                                                     0         0
                                                                                                                     0         0
                                                                                                                     0         0
                                                                                                                     0         0
                                                                                                                     0         0
-----------------------------------------------------------------------------------------------------------------------------------
       APPROVED ADDITIONS TO BUDGET         182,633           0    179,310          0          0           0   179,310   (3,323)
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                                              PROJECT   CANCEL
ITEM # PROJECT                                COMPLETE RESUBMIT
---------------------------------------------------------------
BA 1   CORAL CASINO WADING POOL               Complete
BA-2   RENOVATE 700's WING                    Complete
BA 3   BRICK IN REMAINING PATIOS              Complete
BA 4   POOL FURNITURE                         Complete






---------------------------------------------------------------
       APPROVED ADDITIONS TO BUDGET
---------------------------------------------------------------


FOUR SEASONS BILTMORE SANTA BARBARA                   REPORT ON CAPITAL EXPENDITURES & SPECIAL R&M
AS AT                            31-Dec-96                                                   YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
                                             BUDGET     BUDGET      PAID       PAID     UNPAID      PLANNED    TOTAL
ITEM # PROJECT                              CAPITAL     S R&M      CAPITAL     S R&M   COMMITTED  UNCOMMITTED           VARIANCE
-----------------------------------------------------------------------------------------------------------------------------------
CFW-1  TURNDOWN CARTS                         2,100                  4,323                                       4,323     2,223
CFW 2  CASINO BANQUET CHAIRS                 28,000                 22,807                                      22,807    (5,193)
                                                  0                                                                  0         0
                                                  0                                                                  0         0
-----------------------------------------------------------------------------------------------------------------------------------
       CARRYFORWARD 1995                     30,100           0     27,130          0          0           0    27,130   (2,970)
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------
                                           PROJECT   CANCEL
ITEM # PROJECT                             COMPLETE RESUBMIT
------------------------------------------------------------
CFW-1  TURNDOWN CARTS                      Complete
CFW 2  CASINO BANQUET CHAIRS               Complete


------------------------------------------------------------
       CARRYFORWARD 1995
------------------------------------------------------------


FOUR SEASONS BILTMORE SANTA BARBARA REPORT ON CAPITAL EXPENDITURES & SPECIAL R&M
AS AT                            31-Dec-96                                                   YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
                                             BUDGET     BUDGET      PAID       PAID     UNPAID      PLANNED    TOTAL
ITEM # PROJECT                              CAPITAL     SPECIAL     CAPITAL     S R&M   COMMITTED  UNCOMMITTED           VARIANCE
-----------------------------------------------------------------------------------------------------------------------------------
SA-l   CORAL CASINO POOL TUNNEL                         270,000               167,601                          167,601 (102,399)
SA-2   SPRINKLER 700'S                                   47,180                26,111                           26,111  (21,069)
SA-3   HEAT PUMP CONDENSER CASINO                        15,000                 5,349                            5,349   (9,651)
SA-4   WINDOW SHUTTER REPAIRS                            10,000                 8,504                            8,504   (1,496)
SA-5   COTTAGE FUMIGATION                                 4,000                 4,000                            4,000        0
SA 6   TERMITE MITIGATION                                38,820                26,063                           26,063  (12,757)
SA 7   ASBESTOS ABATEMENT                                     0               107,021                          107,021  107,021
                                                                                                                     0        0
                                                                                                                     0        0
                                                                                                                     0        0
-----------------------------------------------------------------------------------------------------------------------------------
       SALE ADJUSTMENTS                           0     385,000          0    344,649          0           0   344,649  (40,351)
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------
                                             PROJECT   CANCEL
ITEM # PROJECT                               COMPLETE RESUBMIT
--------------------------------------------------------------
SA-l   CORAL CASINO POOL TUNNEL              Complete
SA-2   SPRINKLER 700'S                       Complete
SA-3   HEAT PUMP CONDENSER CASINO            Complete
SA-4   WINDOW SHUTTER REPAIRS                Complete
SA-5   COTTAGE FUMIGATION                    Complete
SA 6   TERMITE MITIGATION                    Complete
SA 7   ASBESTOS ABATEMENT                    Complete see SA-1



--------------------------------------------------------------
       SALE ADJUSTMENTS
--------------------------------------------------------------


FOUR SEASONS BILTMORE SANTA BARBARA REPORT ON CAPITAL EXPENDITURES & SPECIAL R&M
AS AT                            31-Aug-97                                                   YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
                                             BUDGET     BUDGET      PAID       PAID     UNPAID      PLANNED    TOTAL
ITEM # PROJECT                              CAPITAL     S R&M      CAPITAL     S R&M   COMMITTED  UNCOMMITTED           VARIANCE
-----------------------------------------------------------------------------------------------------------------------------------
R      ROOMS                                950,343           0    102,557          0     11,912     836,691   951,159       816

FB     FOOD & BEVERAGE                      112,716           0     62,376          0      3,300      44,586   110,262    (2,454)

RM     R&M                                   71,825           0     69,083          0          0           0    69,083    (2,742)

A&G    ADMIN & GENERAL                      584,366           0    745,877          0        460       5,168   751,505   167,138

91     CONTINGENCY 97                        50,000           0     24,744          0     14,837      10,419    50,000        (0)
       ----------------------------------------------------------------------------------------------------------------------------
       TOTAL                              1,769,251           0  1,004,636          0     30,509     896,864 1,932,009   162,758
       ----------------------------------------------------------------------------------------------------------------------------
96     CARRYOVER 1996 APPROVED CAPITAL       64,782           0     41,012          0      6,741           0    47,753   (17,029)

SC     OWNER APPROVED SUPPLEMENTAL
         CAPITAL                             53,810           0     40.910          0     10,729       5,794    57,433     3,623

-----------------------------------------------------------------------------------------------------------------------------------
       GRAND TOTAL                        1,887,842          0   1,086,559          0     47,978    902,658  2,037,195   149,353
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                                            PROJECT   CANCEL
ITEM # PROJECT                              COMPLETE RESUBMIT
-------------------------------------------------------------
R      ROOMS

FB     FOOD & BEVERAGE

RM     R&M

A&G    ADMIN. & GENERAL

91     CONTINGENCY 97
       ------------------------------------
       TOTAL
       ------------------------------------
96     CARRYOVER 1996 APPROVED CAPITAL

SC     OWNER APPROVED SUPPLEMENTAL
         CAPITAL

-------------------------------------------------------------
       GRAND TOTAL
-------------------------------------------------------------


FOUR SEASONS BILTMORE SANTA BARBARA                   REPORT ON CAPITAL EXPENDITURES & SPECIAL R&M
AS AT                            31-Aug-97                                                   YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
                                             BUDGET     BUDGET      PAID       PAID     UNPAID      PLANNED    TOTAL
ITEM # PROJECT                              CAPITAL     S R&M      CAPITAL     S R&M   COMMITTED  UNCOMMITTED           VARIANCE
-----------------------------------------------------------------------------------------------------------------------------------
R-1    GUEST ROOMS 300/400 (69 rooms)       574,072                 13,226                11,912     548,934   574,072       (0)
R-2    GUEST ROOMS 700 (21 rooms)           103,271                                                  103,271   103,271         0
R-3    GUEST ROOMS 800 (5 rooms)             42,658                                                   42,658    42,658         0
R-4    ANACAPA SUITE                         35,000                                                   35,000    35,000         0
R-5    O'DELL COTTAGE                        45,000                                                   45,000    45,000         0
R-6    DESIGN FEES                           53,750                 42,593                            11,157    53,750         0
R-7    MATTRESSES (139)                      17,341                                                   26,733    26,733     9,392
R-8    GUESTROOM CARPET                      20,605                 19,967                                      19,967      (638)
R 9    TENNIS COURT RESURFACING               7,500                  6,850                                       6,850      (650)
R-10   OUTDOOR FURNITURE CUSHIONS HOTEL      17,954                                                   17,954    17,954         0
R-11   OUTDOOR FURNITURE CUSHIONS CASINO      5,985                                                    5,985     5,985         0
R-12   CHAISE LOUNGES CASINO                 27,208                 19,921                                 0    19,921    (7,288)
-----------------------------------------------------------------------------------------------------------------------------------
       TOTAL ROOMS                          950,343           0    102,557          0     11,912     836,691   951,159       816
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                                              PROJECT   CANCEL
ITEM # PROJECT                                COMPLETE RESUBMIT
---------------------------------------------------------------
R-1    GUEST ROOMS 300/400 (69 rooms)
R-2    GUEST ROOMS 700 (21 rooms)
R-3    GUEST ROOMS 800 (5 rooms)
R-4    ANACAPA SUITE
R-5    O'DELL COTTAGE
R-6    DESIGN FEES
R-7    MATTRESSES (139)
R-8    GUESTROOM CARPET                       Complete
R 9    TENNIS COURT RESURFACING               Complete
R-10   OUTDOOR FURNITURE CUSHIONS HOTEL
R-11   OUTDOOR FURNITURE CUSHIONS CASINO
R-12   CHAISE LOUNGES CASINO                  Complete
---------------------------------------------------------------
       TOTAL ROOMS
---------------------------------------------------------------


FOUR SEASONS BILTMORE SANTA BARBARA REPORT ON CAPITAL EXPENDITURES & SPECIAL R&M
AS AT                            31-Aug-97                                                   YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
                                             BUDGET     BUDGET      PAID       PAID     UNPAID      PLANNED    TOTAL
ITEM # PROJECT                              CAPITAL     S R&M      CAPITAL     S R&M   COMMITTED  UNCOMMITTED           VARIANCE
-----------------------------------------------------------------------------------------------------------------------------------
FB-1   EL RINCON WOOD FLOOR REPLACEMENT       6,465                                                                  0   (6,465)
FB-2   LA BELLA VISTA WALLPAPER              10,763                                                    6,763     6,763   (4,000)
FB-3   UMBRELLAS 8 fl BANQUETS (15)           1,374                  1,374                                 0     1,374       (0)
FB-4   MUSHROOM HEATERS (19)                 10,667                  7,710                                       7,710   (2,957)
FB-5   BANQUET TABLES (45)                    8,435                  8,399                                       8,399      (36)
FB-6   BRASS EASELS (12)                      3,680                  3,822                                       3,822      142
FB-7   PODIUM(1)                              2,593                  2,362                                 0     2,362     (231)
FB-8   PORTABLE BARS (6)                      4,736                  2,742                             1,993     4,735       (0)
FB-9   MOTOROLA RADIOS (4)                    3,487                  7,306                                       7,306    3,819
FB-10  UMBRELLAS 8 ft PATIO (4)               3,233                                                    3,233     3,233        0
FB-1l  RENOVATE RAFT                         10,000                 19,088                                      19,088    9,088
FB-12  LASALA FURNITURE                      30,986                                                   30,986    30,986        0
FB-13  PLATE DOLLIES (8)                      5,412                  6,286                                           0      874
FB-14  S/S DISHWASHING STATION                2,430                    819                             1,612     2,431        1
FB-15  ROLLING HOT BOXES (2)                  5,638                                        3,300                 3,300   (2,338)
FB-16  HEAT LAMPS BRASS (3)                   2,819                  2,467                                 0     2,467     (351)
-----------------------------------------------------------------------------------------------------------------------------------
       TOTAL FOOD & BEVERAGE                112,716           0     62,376          0      3,300      44,586   110,262   (2,454)
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                                              PROJECT   CANCEL
ITEM # PROJECT                                COMPLETE RESUBMIT
---------------------------------------------------------------
FB-1   EL RINCON WOOD FLOOR REPLACEMENT       Cxl re FB-11
FB-2   LA BELLA VISTA WALLPAPER               see A&G-6
FB-3   UMBRELLAS 8 fl BANQUETS (15)           Complete
FB-4   MUSHROOM HEATERS (19)                  see CO-1
FB-5   BANQUET TABLES (45)                    Complete
FB-6   BRASS EASELS (12)                      Complete
FB-7   PODIUM(1)                              Complete
FB-8   PORTABLE BARS (6)
FB-9   MOTOROLA RADIOS (4)                    see FB-15
FB-10  UMBRELLAS 8 ft PATIO (4)
FB-1l  RENOVATE RAFT                          See FB-1
FB-12  LASALA FURNITURE                       On hold
FB-13  PLATE DOLLIES (8)                      874 Complete
FB-14  S/S DISHWASHING STATION
FB-15  ROLLING HOT BOXES (2)                  see FB-9
FB-16  HEAT LAMPS BRASS (3)                   Complete
---------------------------------------------------------------
       TOTAL FOOD & BEVERAGE
---------------------------------------------------------------


FOUR SEASONS BILTMORE SANTA BARBARA                   REPORT ON CAPITAL EXPENDITURES & SPECIAL R&M
AS AT                            31-Aug-97                                                   YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
                                             BUDGET     BUDGET      PAID       PAID     UNPAID      PLANNED    TOTAL
ITEM # PROJECT                              CAPITAL     S R&M      CAPITAL     S R&M   COMMITTED  UNCOMMITTED           VARIANCE
-----------------------------------------------------------------------------------------------------------------------------------
R&M-1  MODINE HEATERS (15)                   16,913                 18,188                                      18,188    1,276
R&M-2  ELECTRIC CARTS (2)                    16,913                 13,758                                      13,758   (3,155)
R&M-3  BOILER REPLACEMENT                    38,000                 37,137                                      37,137     (863)
-----------------------------------------------------------------------------------------------------------------------------------
       TOTAL REPAIRS & MAINTENANCE           71,825           0     69,083          0          0           0    69,083   (2,742)
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                                              PROJECT   CANCEL
ITEM # PROJECT                                COMPLETE RESUBMIT
---------------------------------------------------------------
R&M-1  MODINE HEATERS (IS)                    Complete
R&M-2  ELECTRIC CARTS (2)                     Complete
R&M-3  BOILER REPLACEMENT                     Complete
---------------------------------------------------------------
       TOTAL REPAIRS & MAINTENANCE
---------------------------------------------------------------


FOUR SEASONS BILTMORE SANTA BARBARA                   REPORT ON CAPITAL EXPENDITURES & SPECIAL R&M
AS AT                            31-Aug-97                                                   YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
                                             BUDGET     BUDGET      PAID       PAID     UNPAID      PLANNED    TOTAL
ITEM # PROJECT                              CAPITAL     S R&M      CAPITAL     S R&M   COMMITTED  UNCOMMITTED           VARIANCE
-----------------------------------------------------------------------------------------------------------------------------------
A&G-1  PBX RENOVATION                         5,000                  3,958                                       3,958    (1,042)
A&G-2  PHONE SWITCH & CABLING               470,000                637,738                                     637,738   167,738
A&G-3  PC UPGRADES ACCOUNTING (2)             5,388                  4,118                             1,270     5,387        (0)
A&G-4  LOTUS NOTES & FILE SERVER             14,546                 10,188                   460       3,898    14,546         0
A&G-5  SPECTRUM NE tWORK VERSION              5,388                  2,009                                       2,009    (3,379)
A&G 6  REMANCO FRONT OF HOUSE                84,045                 87,867                                      87,867     3,822
                                                                                                                     0         0
-----------------------------------------------------------------------------------------------------------------------------------
       TOTAL ADMIN & GENERAL                584,366           0    745,877          0        460       5,168   751,505   167,138
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                                              PROJECT   CANCEL
ITEM # PROJECT                                COMPLETE RESUBMIT
---------------------------------------------------------------
A&G-1  PBX RENOVATION                         Complete
A&G-2  PHONE SWITCH & CABLING                 Complete
A&G-3  PC UPGRADES ACCOUNTING (2)
A&G-4  LOTUS NOTES & FILE SERVER
A&G-5  SPECTRUM NETWORK VERSION               Cancel Balance
A&G 6  REMANCO FRONT OF HOUSE                 See FB-2

---------------------------------------------------------------
       TOTAL ADMIN & GENERAL
---------------------------------------------------------------


FOUR SEASONS BILTMORE SANTA BARBARA                   REPORT ON CAPITAL EXPENDITURES & SPECIAL R&M
AS AT                            31-Aug-97                                                   YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
                                             BUDGET     BUDGET      PAID       PAID     UNPAID      PLANNED    TOTAL
ITEM # PROJECT                              CAPITAL     S R&M      CAPITAL     S R&M   COMMITTED  UNCOMMITTED           VARIANCE
-----------------------------------------------------------------------------------------------------------------------------------
                                             50,000                                                      419       419   (49,581)
CO-1   PATIO PAGING SYSTEM                        0                  2,872                                       2,872     2,872
CO-2   SEWER EJECTOR (BACKORDERED 9/96)           0                  3,341                                       3,341     3,341
CO-3   LOBBY VITRINE FOR RENTAL                   0                  2,337                 7,029                 9,366     9,366
CO-4   PASTRY AIR CONDITIONING                    0                  5,748                 7,808                13,558    13,556
CO-5   EXECUTIVE OFFICE FAX                       0                  1,826                                       1,826     1,826
CO-6   ESSPRESSO MACHINES                         0                  8,620                                       8,620     8,620
CO-7   CARPET 10 ROOMS                            0                                                   10,000    10,000    10,000
CO-8                                              0                                                                  0         0
CO-9                                              0                                                                  0         0
CO-10                                             0                                                                  0         0
-----------------------------------------------------------------------------------------------------------------------------------
       CONTINGENCY 1997 -                    50,000           0     24,744          0     14,837     10,419     50,000       (0)
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                                              PROJECT   CANCEL
ITEM # PROJECT                                COMPLETE RESUBMIT
---------------------------------------------------------------

CO-1   PATIO PAGING SYSTEM                    See FB-4
CO-2   SEWER EJECTOR (BACKORDERED 9/96)       Complete
CO-3   LOBBY VITRINE FOR RENTAL
CO-4   PASTRY AIR CONDITIONING
CO-5   EXECUTIVE OFFICE FAX                   Complete
CO-6   ESSPRESSO MACHINES
CO-7   CARPET 10 ROOMS
CO-8
CO-9
CO-10
---------------------------------------------------------------
       CONTINGENCY 1997 -
---------------------------------------------------------------


FOUR SEASONS BILTMORE SANTA BARBARA                   REPORT ON CAPITAL EXPENDITURES & SPECIAL R&M
AS AT                            31-Aug-97                                                   YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
                                             BUDGET     BUDGET      PAID       PAID     UNPAID      PLANNED    TOTAL
ITEM # PROJECT                              CAPITAL     S R&M      CAPITAL     S R&M   COMMITTED  UNCOMMITTED           VARIANCE
-----------------------------------------------------------------------------------------------------------------------------------
CFW-1  DUVETS                                 3,242                  4,822                                       4,822    1,580
CFW-2  ORTEGA FREEMONT COTTAGES              16,063                  2,448                                       2,448  (13,615)
CFW-3  LACONCHA CARPET                       12,276                 13,390                                      13,390    1,114
CFW-4  LASALA ARMCHAIR FABRIC/UPIIOL STRY     7,800                  6,302                                       6,302   (1,498)
CFW-5  LEATHER BAR STOOLS                     4,140                    544                 3,634                 4,178       38
CFW-6  LA SALA SERVICE STN SCREEN             1,424                  1,629                                       1,629      205
CFW-7  WINDOW SHADES LASALA                   4,383                  4,363                                       4,363      (20)
CFW-8  CORAL CASINO UMBRELLAS                 3,107                                        3,107                 3,107        0
CFW-9  TELEPHONE CONSULTANT                   6,000                                                                  0   (6,000)
CFW-10 RENOVATION 700'S                       5,000                  6,168                                       6,168    1,168
CFW-11 CORAL CASINO PANINI MACHINE            1,347                  1,347                                       1,347        0
-----------------------------------------------------------------------------------------------------------------------------------
       CARRYFORWARD 1996                     64,782           0     41,012          0      6,741           0    47,753  (17,029)
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                                              PROJECT   CANCEL
ITEM # PROJECT                                COMPLETE RESUBMIT
---------------------------------------------------------------
CFW-1  DUVETS                                 Complete
CFW-2  ORTEGA FREEMONT COTTAGES               Cxl
CFW-3  LACONCHA CARPET                        Complete
CFW-4  LASALA ARMCHAIR FABRIC/UPIIOL STRY
CFW-5  LEATHER BAR STOOLS
CFW-6  LA SALA SERVICE STN SCREEN             Complete
CFW-7  WINDOW SHADES LASALA                   Complete
CFW-8  CORAL CASINO UMBRELLAS
CFW-9  TELEPHONE CONSULTANT                   Complete
CFW-10 RENOVATION 700'S                       Complete
CFW-11 CORAL CASINO PANINI MACHINE            Complete
---------------------------------------------------------------
       CARRYFORWARD 1996
---------------------------------------------------------------


FOUR SEASONS BILTMORE SANTA BARBARA                   REPORT ON CAPITAL EXPENDITURES & SPECIAL R&M
AS AT                            31-Aug-97                                                   YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
                                             BUDGET     BUDGET      PAID       PAID     UNPAID      PLANNED    TOTAL
ITEM # PROJECT                              CAPITAL     S R&M      CAPITAL     S R&M   COMMITTED  UNCOMMITTED           VARIANCE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0
SC-1   POOL SEATING                          26,410                 20,853                             5,235    26,088      (323)
SC-2   PROJECT ARCHITECTURAL DESIGN           8,400                 12,346                                      12,346     3,946
SC-3   PATIO TERRACE FURNITURE               19,000                  7,712                10,729         559    19,000        (0)
SC-4                                              0                                                                  0         0
SC-S                                              0                                                                  0         0
SC-6                                              0                                                                  0         0
SC-7                                              0                                                                  0         0
SC-8                                              0                                                                  0         0
SC-9                                              0                                                                  0         0
SC-10                                             0                                                                  0         0
-----------------------------------------------------------------------------------------------------------------------------------
       OWNER APPROVED SUPPLEMENTAL
         CAPITAL                             53,810           0     40,910          0     10,729       5,794    57,433     3,623
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                                              PROJECT   CANCEL
ITEM # PROJECT                                COMPLETE RESUBMIT
---------------------------------------------------------------

SC-1   POOL SEATING
SC-2   PROJECT ARCHITECTURAL DESIGN
SC-3   PATIO TERRACE FURNITURE
SC-4
SC-S
SC-6
SC-7
SC-8
SC-9
SC-10
---------------------------------------------------------------
       OWNER APPROVED SUPPLEMENTAL
         CAPITAL
---------------------------------------------------------------

                                   ADDENDUM H

                MERRILL LYNCH MORTGAGE CAPITAL ENGAGEMENT LETTER

                                                        [LOGO OF PKF CONSULTING]

Sent via Federal Express

September 26, 1997

Mr. Timothy S. Koltermann
Assistant Vice President
Merrill Lynch Mortgage Capital, Inc.
World Financial Center
North Tower
New York, NY 10281-1326

Re: Hotel Appraisals

Dear Mr. Koltermann:

Pursuant to your request, we are pleased to submit this proposal to perform an appraisal of the market value of the fee simple estate in the following hotels:

      o     Four Seasons Biltmore - Santa Barbara, California
      o     Four Seasons Hotel - Austin, Texas
      o     Ritz-Carlton Hotel - St. Louis, Missouri

SCOPE OF THE ASSIGNMENT

As we understand it, you are evaluating the refinancing of the above referenced hotels. Accordingly, this appraisal will be used for loan underwriting and asset evaluation purposes.

The scope of our work program will include an analysis of each property, the nature of the markets in which the properties operate, an analysis of the market position of the hotels, and an estimate of the market value of the fee simple estate in each facility. The property is to be appraised "as is"; however, we will alert you if we uncover areas in which we believe a change may be indicated in the operation of the facilities. Unless otherwise instructed, the date of our valuation will be the date on which we last inspect the property.

                   ------------------------------------------
                   Member, Pannell Kerr Forster International

Mr. Timothy S. Koltermann             -2-                     September 26, 1997
================================================================================


PKF CONSULTING

As a point of background, we would like to provide you with a brief overview of our firm. PKF Consulting is a real estate consulting and appraisal firm with offices in nine major U.S. cities as well as Hong Kong. As a member of the Pannell Kerr Forster International Association, we have an additional 250 offices in 75 countries.

The professional staff of PKF Consulting consists of approximately 100 consultants and appraisers, including designated Members of the Appraisal Institute (MAI), the American Society of Real Estate Counselors (CRE), and the International Society of Hospitality Consultants (ISHC). In addition, many of our professional staff are certified general real estate appraisers in the states in which we actively perform work.

Since its inception, PKF Consulting has placed a special emphasis on serving the hospitality and real estate industries. This work includes market analyses and feasibility studies in virtually every major domestic market, providing the firm with an unsurpassed body of knowledge regarding past and present market performance. Since 1983, we have also provided market value appraisals for all types of commercial real estate, with a primary focus on hotels, motels, resorts, and golf courses. Additionally, we own a data base on U.S. hotel operating results that extends back to 1935.

Presently, real estate appraisal services represent a significant portion of the professional services we perform. Our primary clients are financial institutions, the majority of which require that their appraisals comply with the requirements of FIRREA.

PKF Consulting serves our United States and international clients from a base of offices in nine core cities: Boston, New York, Philadelphia, Washington, D.C., Atlanta, Los Angeles, Houston, Hong Kong, and San Francisco, our headquarters.

In addition to our long standing expertise in the hotel industry, we would bring to you in this engagement substantial familiarity with the "North Coast" hotel market. Within the past twelve months, we have evaluated several hotels within Sonoma, Humbolt, and Mendocino Counties.

In order to give you an understanding of the depth of our experience, attached for your review is a partial listing of hotels, resorts and other types of properties our offices has appraised during the past several years. We have also attached the qualifications of key individuals who will likely be involved in the appraisals.

Given the historical role of PKF Consulting in the hospitality industry and our experience in the local market, we are of the opinion that there is no other firm that can provide the services available through us.

Mr. Timothy S. Koltermann             -3-                     September 26, 1997
================================================================================


FORMAT OF THE APPRAISAL

Our appraisal report for each property will be prepared in accordance with and subject to the Code of Ethics and Standards of Professional Practice of the Appraisal Institute, the Uniform Standards of Professional Appraisal Practice (USPAP) as established by the Appraisal Foundation, FIRREA regulations, and the current regulatory guidelines.

Specifically, this reports will include discussions of the following:

      o     Identification of the real property and property rights appraised
      o     Purpose and use of the appraisal
      o     Assumptions and limiting conditions of the appraisal
      o     Area demographic and economic characteristics
      o     Subject property's physical characteristics and operating history
      o     Local real estate taxes and assessment procedures
      o     Highest and best use of the property
      o     Existing and future supply and demand estimates
      o     Projected market performance of the hotel
      o     Estimated annual operating results for the hotel
      o     Cost Approach, if applicable
      o     Sales Comparison Approach
      o     Income Capitalization Approach
      o     Reconciliation and final estimate of value
      o     Certification of value

To insure that the report meets our quality standards, the report will be reviewed by a Senior Vice President in the firm and our staff MAI. Either the Senior Vice President or the MAI, or both, will inspect the subject and all of the comparable facilities and the hotel sales used in the report.

PROFESSIONAL FEES

Based on our understanding of the scope of this engagement, our professional fee for all three appraisals will be $36,000, plus out-of-pocket expenses, not to exceed $4,500.

Services beyond those described in the scope of the appraisal, such as changes in the requirements of the client, are provided at our hourly billing rates, as described below.

Mr. Timothy S. Koltermann             -4-                     September 26, 1997
================================================================================


                                                     Hourly
               Staff Level                       Billing Rates
               -----------                       -------------
    Senior and Executive Vice Presidents          $250 - $300
    Vice President                                 175 -  225
    Associate                                      125 -  175
    Consultant                                      85 -  125

As is typical in assignments of this nature, we require a retainer of 50 percent of the fees, or $18,000, in order to start the engagement. The remainder of our professional fees plus expenses will be billed to you at the completion of the engagement. This invoice is due and payable upon receipt.

ANTICIPATED DELIVERY DATE

We understand you will require the values to be communicated by October 13th the appraisals completed by October 20th, and we are prepared to meet this time table. We will attempt to have the reports completed by October 17th. Five original copies of each of the final reports will be provided.

LIMITATIONS OF THE APPRAISAL

The report is subject to the attached Statement Assumptions and Limiting Conditions.

REQUIRED DOCUMENTS AND INFORMATION

In order to proceed with this assignment, the following documents and information are required for each hotel.

      1. Architectural, engineering, grading and landscaping plans as pertain to the facility.

      2.    Site plan and/or plat showing building and amenity locations.

      3. Floor area breakdown (square foot allocation) of various components of the improvements.

      4. Name of appropriate on-site contacts (general manager, controller, chief engineer).

      5.    Complete budget for current year with budget notes and details.

      6. Copy of real estate tax bill for previous two years and current year tax bill.

Mr. Timothy S. Koltermann             -5-                     September 26, 1997
================================================================================


      7. Historical operating statements for the past three years, including year-to-date 1997 operating results.

      8. Insurance premium costs. Provide coverage amount/limits and insurance premiums for current operating year.

      9. Loan abstracts (details) of existing mortgages, and/or secondary financing. If new financing is to be secured, please provide details.

      10. Copies of the ground lease, with all amendments, and any other leases (i.e., gift shop, parking garage, equipment, etc.) affecting property operations.

      11.   Copies of any licensing (franchise) and management agreements.

      12.   Copy of existing title policy.

      13.   Copies of any previous appraisal report(s) and market studies.

      14. Information on any pending or past (within three years) transactions associated with the property, as well as details on the pending sale of the property.

      15.   Current marketing plans.

Mr. Timothy S. Koltermann             -6-                     September 26, 1997
================================================================================


APPROVAL AND ACCEPTANCE

If this letter correctly states the nature of the work to be undertaken and the arrangements are satisfactory, please sign the enclosed copy of this letter and return it to us, together with our requested retainer, as our authorization to commence the assignment.

We appreciate the opportunity to submit this proposal and we look forward to working with you on this very interesting assignment.

                                     Sincerely,

                                     PKF Consulting


                                     /s/ A. Corey Limbach
                                     ---------------------------
                                     A. Corey Limbach
                                     Vice President

APPROVED AND ACCEPTED:


By:    /s/ Edward J. [illegible]
       ----------------------------

Title: Director
       ----------------------------

Date:  9/29/97 - Second Original
       ----------------------------